   As filed with the Securities and Exchange Commission on September 29, 1997
                            Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                               -------------------


                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------

                           CAMCO FINANCIAL CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)

             DELAWARE                                     6035                                 51-0110823
------------------------------------        ----------------------------------             --------------------
   (State or other jurisdiction               (Primary Standard Industrial                  (I.R.S. Employer
 of incorporation or organization)             Classification Code Number)                 Identification No.)


                               814 Wheeling Avenue
                              Cambridge, Ohio 43725
                                 (614) 432-5641
               ---------------------------------------------------
               (Address, including ZIP Code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:

          MR. LARRY A. CALDWELL            TERRI R. ABARE, ESQ.
          Camco Financial Corporation      KATHLEEN M. MOLINSKY, ESQ.
          814 Wheeling Avenue              Vorys, Sater, Seymour and Pease
          Cambridge, Ohio  43725           221 E. Fourth Street
                                           Suite 2100, Atrium Two
                                           Cincinnati, Ohio  45202


         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement has become effective and all other conditions to the consummation of the transactions described in the closed Prospectus and Proxy Statement have been satisfied or waived.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

    Title of each
 class of securities     Amount to be          Proposed maximum           Proposed maximum         Amount of
  to be registered        registered      offering price per unit(1)      aggregate price      registration fee
  ----------------        ----------      --------------------------      ---------------      ----------------

Common Stock, $1.00     628,967 shares of           26.66                    $16,768,261          $5,082
par value per share     Common Stock


--------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) on the basis of the market value of the shares of common stock of GF Bancorp, Inc. on September 26, 1997, as determined pursuant to Rule 457(c).


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

                           CAMCO FINANCIAL CORPORATION
                       Registration Statement on Form S-4

           Cross Reference Sheet Pursuant to Reg. Section 229.501(b)
          ----------------------------------------------------------


          Form S-4 Item No. and Caption                       Prospectus and Proxy Statement Caption
          -----------------------------                       --------------------------------------

     A. INFORMATION ABOUT THE
        TRANSACTION
        ------------------------------------------------

     1.  Forepart of Registration Statement and               Facing Page; Outside Front Cover Page; Cross
         Outside Front Cover Page of Prospectus               Reference Sheet

     2.  Inside Front and Outside Back Cover                  AVAILABLE INFORMATION; INCORPORATION OF CERTAIN
         Pages of Prospectus                                  DOCUMENTS BY REFERENCE; TABLE OF CONTENTS

     3.  Risk Factors, Ratio of Earnings to Fixed             SUMMARY; COMPARATIVE STOCK PRICES AND DIVIDENDS;
         Charges and Other Information                        SELECTED CONSOLIDATED FINANCIAL DATA; RIGHTS OF GFBC
                                                              DISSENTING STOCKHOLDERS; REGULATION OF GFBC
                                                              and FINANCIAL STATEMENTS - GF Bancorp, Inc.

     4.  Terms of the Transaction                             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE;
                                                              SUMMARY - Introduction, - Background and Reasons for
                                                              the Merger, - Terms of the Merger; BACKGROUND AND
                                                              REASONS FOR THE MERGER; THE MERGER; DESCRIPTION OF
                                                              CAMCO SHARES and COMPARISON OF RIGHTS OF HOLDERS OF
                                                              CAMCO SHARES AND HOLDERS OF GFBC SHARES.

     5.   Pro Forma Financial Information                     Not Applicable

     6.   Material Contacts with the Company Being            Not Applicable
          Acquired

     7.   Additional Information Required for                 Not Applicable
          Reoffering by Persons and Parties Deemed to Be
          Underwriters

     8.   Interests of Named Experts and Counsel              Not Applicable

     9.   Disclosure of Commission Position on                DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION
          Indemnification for Securities Act Liabilities


     B.   INFORMATION ABOUT THE REGISTRANT
          ------------------------------------------------

     10.  Information with Respect to S-3                     Not Applicable
          Registrants

     11.  Incorporation of Certain Information By             Not Applicable
          Reference

     12.  Information with Respect to S-2 or S-3              SUMMARY - Parties to the Agreement, - Background and
          Registrants                                         Reasons for the Merger; COMPARATIVE STOCK PRICES AND
                                                              DIVIDENDS; SELECTED CONSOLIDATED FINANCIAL DATA and
                                                              BACKGROUND AND REASONS FOR THE MERGER - Camco

     13.  Incorporation of Certain Information By             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          Reference

     14.  Information with Respect to Registrants             Not Applicable
          Other Than S-3 or S-2 Registrants


      C.  INFORMATION ABOUT THE COMPANIES BEING ACQUIRED
          -------------------------------------------------

     15.  Information with Respect to S-3 Companies           Not Applicable

     16.  Information with Respect to S-2 or S-3              Not Applicable
          Companies

     17.  Information with Respect to Companies               SUMMARY - Parties to the Agreement, - Background and
          Other Than S-3 or S-2 Companies                     Reasons for the Merger; COMPARATIVE STOCK PRICES AND
                                                              DIVIDENDS; SELECTED CONSOLIDATED FINANCIAL DATA;
                                                              BACKGROUND AND REASONS FOR THE MERGER - GFBC, Opinion of
                                                              McDonald & Company; GFBC MANAGEMENT'S DISCUSSION AND
                                                              ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                                              OPERATIONS; BUSINESS OF GFBC; BUSINESS OF GERMANTOWN;
                                                              CHANGES IN ACCOUNTANTS; REGULATION OF GFBC and FINANCIAL
                                                              STATEMENTS - GFBC

      D.  VOTING AND MANAGEMENT INFORMATION
          -------------------------------------------------

     18.  Information if Proxies, Consents or                 SUMMARY; BACKGROUND AND REASONS FOR THE MERGER -
          Authorizations are to be Solicited                  Recommendation of the Board of Directors of GFBC; THE
                                                              MERGER - Interests of Certain Persons; RIGHTS OF GFBC
                                                              DISSENTING STOCKHOLDERS; SPECIAL MEETING OF GFBC
                                                              STOCKHOLDERS and SECURITY OWNERSHIP OF GFBC

     19.  Information if Proxies, Consents or                 Not Applicable
          Authorizations are not to be Solicited
          or in an Exchange Offer

         CAMCO FINANCIAL CORPORATION                              GF BANCORP, INC.

                 PROSPECTUS                                       PROXY STATEMENT
                    for                                                  for
   Up to 628,967 Shares of Common Stock,              The Special Meeting of Stockholders of
        Par Value $1.00 Per Share,                                 GF Bancorp, Inc.
To be Issued in Connection with the Merger of             to be held on December __, 1997,
             GF Bancorp, Inc.                           at the offices of GF Bancorp, Inc.
 with and into Camco Financial Corporation          One North Plum Street, Germantown, OH 45327
                                                            (the "GFBC Special Meeting")

         This Prospectus and Proxy Statement constitutes both a Prospectus of Camco Financial Corporation, a Delaware corporation ("Camco"), with respect to 628,967 shares of common stock of Camco, par value $1.00 per share (the "Camco Shares"), that may be issued in connection with the proposed merger of GF Bancorp, Inc., a Delaware corporation ("GFBC"), with and into Camco (the "Merger") and the Proxy Statement of GFBC for use in connection with the solicitation of proxies by the Board of Directors of GFBC to be used at the GFBC Special Meeting. Stockholders will be asked at the GFBC Special Meeting to consider and act upon a proposal to adopt the Agreement of Merger and Plan of Reorganization dated July 28, 1997 (the "Agreement"), by and among Camco, GFBC, First Federal Savings Bank of Washington Court House, a federal savings bank and wholly-owned subsidiary of Camco ("First Federal"), and Germantown Federal Savings Bank, a federal savings bank and wholly-owned subsidiary of GFBC ("Germantown Federal"). After the Merger is effective, pursuant to the Agreement, Germantown Federal will be merged with and into First Federal (the "Bank Merger").

         In accordance with the terms and subject to the conditions of the Agreement, each of the outstanding shares of common stock of GFBC, $0.01 par value per share (the "GFBC Shares"), will be canceled and extinguished at the time the Merger becomes effective, as specified in the Certificate of Merger filed with the Secretary of State of Delaware (the "Effective Time"), in consideration and exchange for 1.616 shares of common stock of Camco, subject to certain adjustments based on changes in the market value of the issued and outstanding Camco Shares before the Effective Time (the "Exchange Ratio"). See "THE MERGER - Exchange of GFBC Shares."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS AND PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE CAMCO SHARES THAT ARE BEING OFFERED PURSUANT TO THIS PROSPECTUS AND PROXY STATEMENT AND THAT WILL BE ISSUED UPON THE CONSUMMATION OF THE MERGER ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER STATE OR FEDERAL AGENCY.

         A SIGNED AND RETURNED PROXY IN THE FORM OF THE ENCLOSED PROXY (A "PROXY") THAT DOES NOT CONTAIN VOTING INSTRUCTIONS WILL BE VOTED FOR THE ADOPTION OF THE AGREEMENT. ANY GFBC STOCKHOLDER WHO WISHES TO EXERCISE DISSENTERS' RIGHTS ("GFBC DISSENTING STOCKHOLDERS") MUST EITHER (1) NOT RETURN A SIGNED PROXY, OR (2) SIGN AND RETURN THE PROXY, VOTING AGAINST, OR ABSTAINING FROM VOTING ON, THE ADOPTION OF THE AGREEMENT AND THE APPROVAL OF THE MERGER. SEE "RIGHTS OF GFBC DISSENTING STOCKHOLDERS."

         The date of this Prospectus and Proxy Statement is _____, 1997.

                              AVAILABLE INFORMATION

         Camco is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Camco has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Camco common stock to be issued to GFBC stockholders in the Merger. As permitted by the rules and regulations of the Commission, this Prospectus and Proxy Statement omits certain information, exhibits and undertakings contained in the Registration Statement. Reference is made to the Registration Statement and to the exhibits thereto for further information. Statements contained herein concerning such documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

         The Registration Statement and the exhibits thereto, as well as the reports, proxy statements and other information filed with the Commission by Camco under the Exchange Act, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Camco is an electronic filer, and the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the following Web address: (http://www.sec.gov).


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by Camco with the Commission under the Exchange Act, or, where indicated, certain portions thereof, are incorporated herein by reference:

         1. Camco's Annual Report on Form 10-KSB for the year ended December 31, 1996 (the "Camco Form 10-KSB");

         2. Camco's Amendment No. 1 to the Annual Report on Form 10-KSB for the year ended December 31, 1996 (the "Camco 10-KSB Amendment");

         3. Camco's Quarterly Reports on Forms 10-Q for the periods ended March 31, 1997, and June 30, 1997 (the "Camco Forms 10-Q");

         4. Camco's Current Report on Form 8-K dated July 28, 1997 (the "Camco Form 8-K"); and

         5. The information contained in Camco's Annual Report to Shareholders for the 1996 fiscal year (the "1996 Annual Report") on pages 10 through 46 under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Report of Independent Certified Public Accountants" and "Audited Consolidated Financial Statements."

         6. The information contained in Camco's Proxy Statement for its Annual Meeting of Shareholders held on May 27, 1997 (the "1997 Proxy Statement"), on pages 2 through 9 under the captions "VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT"; "BOARD OF DIRECTORS"; "OTHER EXECUTIVE OFFICERS"; AND "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS."

         All documents filed by Camco pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and Proxy Statement and prior to the GFBC Special Meeting should be deemed to be incorporated by reference into this Prospectus and Proxy Statement and to be part hereof from the date of filing of such documents. See "AVAILABLE INFORMATION."

         Any statement contained in a document incorporated or deemed to be incorporated by reference should be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

         THIS PROSPECTUS AND PROXY STATEMENT IS ACCOMPANIED BY CAMCO'S 1996 ANNUAL REPORT, ITS 1997 PROXY STATEMENT AND ITS FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1997. EXCEPT FOR THE INFORMATION PROVIDED IN CAMCO'S 1996 ANNUAL REPORT AND 1997 PROXY STATEMENT UNDER THE CAPTIONS SPECIFICALLY IDENTIFIED ABOVE, NO INFORMATION CONTAINED ELSEWHERE IN EITHER THE 1996 ANNUAL REPORT OR THE 1997 PROXY STATEMENT IS INCORPORATED BY REFERENCE IN, AND SUCH INFORMATION SHALL NOT CONSTITUTE A PART OF, THIS PROSPECTUS AND PROXY STATEMENT.

         The information relating to Camco contained in this Prospectus and Proxy Statement should be read together with the information in the documents incorporated by reference.

         The Agreement, which is included in Appendix A, is hereby incorporated by reference into this Prospectus and Proxy Statement.

         THIS PROSPECTUS AND PROXY STATEMENT INCORPORATES BY REFERENCE CERTAIN DOCUMENTS OF CAMCO WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (WITHOUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND PROXY STATEMENT) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM A COPY OF THIS PROSPECTUS AND PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO ANTHONY J. POPP, SENIOR VICE PRESIDENT, CAMCO FINANCIAL CORPORATION, C/O MARIETTA SAVINGS BANK, 226 THIRD STREET, P.O. BOX 837, MARIETTA, OHIO 45750-0837. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN ________, 1997.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CAMCO OR GFBC. NEITHER THIS PROSPECTUS AND PROXY STATEMENT, NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED PURSUANT TO THIS PROSPECTUS AND PROXY STATEMENT, CONSTITUTES AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS AND PROXY STATEMENT OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION. THE DELIVERY OF THIS PROSPECTUS AND PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF CAMCO OR GFBC SINCE THE DATE OF THIS PROSPECTUS AND PROXY STATEMENT.


                                TABLE OF CONTENTS
                                -----------------

                                                                                                                  PAGE
                                                                                                                  ----
SUMMARY...................................................................................................................1
      Introduction........................................................................................................1
      Parties to the Agreement............................................................................................1
      Special Meeting of GFBC Stockholders................................................................................3
      Background and Reasons for the Merger...............................................................................3
      Opinion of McDonald & Company.......................................................................................4
      Terms of the Merger.................................................................................................4
      Recommendation of the Board of Directors of GFBC....................................................................5
      Comparison of Rights of Holders of Camco Shares and GFBC Shares.....................................................5
      Exchange of Certificates Evidencing GFBC Shares.....................................................................5
      Resale of Camco Shares by Affiliates of Camco and GFBC..............................................................6
      GFBC Dissenters' Rights.............................................................................................6
COMPARATIVE STOCK PRICES AND DIVIDENDS....................................................................................6
SELECTED CONSOLIDATED FINANCIAL DATA......................................................................................8
      Comparative Per Share Data.........................................................................................10
INTRODUCTION.............................................................................................................11
BACKGROUND AND REASONS FOR THE MERGER....................................................................................11
      Camco..............................................................................................................11
      GFBC...............................................................................................................12
      Opinion of McDonald & Company......................................................................................13
      Recommendation of the Board of Directors of GFBC...................................................................16
THE MERGER...............................................................................................................16
      Exchange of GFBC Shares............................................................................................16
      Fractional Shares..................................................................................................17
      Exchange of Certificates Evidencing GFBC Shares....................................................................17
      Representations, Warranties and Covenants..........................................................................18
      Conditions.........................................................................................................18
      Effective Time of Merger...........................................................................................19
      Effective Time of Bank Merger......................................................................................19
      Termination and Amendment..........................................................................................19
      Interests of Certain Persons.......................................................................................19
      Management and Operations of Camco Following the Consummation of the Merger........................................19
      Resale of Camco Shares by Affiliates of Camco and GFBC.............................................................20
      Income Tax Consequences............................................................................................20
      Accounting Treatment...............................................................................................21
RIGHTS OF GFBC DISSENTING STOCKHOLDERS...................................................................................21
SPECIAL MEETING OF GFBC STOCKHOLDERS.....................................................................................22
      Date, Time and Place...............................................................................................22
      Purpose of Meeting.................................................................................................22
      Shares Outstanding and Entitled to Vote and Record Date............................................................22
      Vote Required......................................................................................................23
      Voting and Solicitation and Revocation of Proxies..................................................................23

GFBC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............................24
      General............................................................................................................24
      Financial Condition at June 30, 1997...............................................................................24
      Comparison of Results of Operations for the Three Months Ended June 30, 1997 and June 30, 1996.....................24
      Financial Condition at March 31, 1997..............................................................................25
      Comparison of Results of Operations for the Years Ended March 31, 1997 and March 31, 1996..........................26
      Asset and Liability Management.....................................................................................27
      Liquidity..........................................................................................................31
      Capital Resources..................................................................................................31
      Impact of Inflation and Changing Prices............................................................................31
      Impact of Recent Accounting Pronouncements.........................................................................32
BUSINESS OF GFBC.........................................................................................................32
BUSINESS OF GERMANTOWN FEDERAL...........................................................................................33
      Lending Activities.................................................................................................33
      Originations and Purchases of Loans and Mortgage Backed Securities.................................................36
      Mortgage-Backed Securities and Investment Activities...............................................................40
      Sources of Funds...................................................................................................41
      Competition........................................................................................................43
      Subsidiary Activities..............................................................................................43
      Personnel..........................................................................................................43
CHANGE IN ACCOUNTANTS....................................................................................................43
SECURITY OWNERSHIP OF GFBC...............................................................................................44
REGULATION OF GFBC.......................................................................................................45
      General............................................................................................................45
      OTS Regulation.....................................................................................................45
      Federal Deposit Insurance Corporation..............................................................................47
      Transactions with Affiliates and Insiders..........................................................................48
      Change in Control..................................................................................................48
      Holding Company Regulation.........................................................................................48
      Federal Reserve Requirements.......................................................................................49
      Federal Home Loan Bank System......................................................................................49
      Federal Taxation...................................................................................................49
      Ohio Taxation......................................................................................................51
      Delaware Taxation..................................................................................................51
DESCRIPTION OF CAMCO SHARES..............................................................................................52
      Authorized Stock...................................................................................................52
      Special Meetings...................................................................................................52
      Preemptive Rights..................................................................................................52
      Voting Rights......................................................................................................52
      Board of Directors.................................................................................................52
      Antitakeover Provisions in the Certificate and By-laws.............................................................52
COMPARISON OF RIGHTS OF HOLDERS OF CAMCO SHARES AND HOLDERS OF GFBC SHARES...............................................53
      Authorized Stock...................................................................................................53
      Director Nominations...............................................................................................53
      Antitakeover Provisions............................................................................................54
ANTITAKEOVER STATUTES APPLICABLE TO CAMCO AND GFBC.......................................................................54
DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION.......................................................................55
LEGAL MATTERS............................................................................................................56
EXPERTS..................................................................................................................56
OTHER MATTERS............................................................................................................56
GF BANCORP, INC. CONSOLIDATED FINANCIAL STATEMENTS......................................................................F-1

APPENDICES:

         Appendix A          Agreement of Merger and Plan of Reorganization
         ----------          dated July 28, 1997, by and among Camco Financial
                             Corporation, GF Bancorp, Inc., First Federal
                             Savings Bank of Washington Court House and
                             Germantown Federal Savings Bank

         Appendix B          Opinion of McDonald & Company Securities, Inc.
         ----------

         Appendix C          Delaware General Corporation Law Section 262
         ----------

                                     SUMMARY

         The following is a summary of some of the matters to be considered in connection with the GFBC Special Meeting and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Prospectus and Proxy Statement, the Appendices attached hereto and the other documents referred to herein.

INTRODUCTION

         On July 28, 1997, Camco, GFBC, First Federal and Germantown Federal entered into the Agreement. If the Agreement is adopted by the affirmative vote of the holders of a majority of the issued and outstanding GFBC Shares and if all other conditions to the consummation of the Merger are satisfied, GFBC will merge with and into Camco. At the Effective Time, each of the outstanding GFBC Shares will be canceled and extinguished in consideration and exchange for the number of Camco Shares indicated by the Exchange Ratio, subject to certain adjustments based on changes in the market value of Camco Shares before the Effective Time. See "THE MERGER - Exchange of GFBC Shares."

         The Exchange Ratio was determined as a result of arms-length negotiations between the Boards of Directors of Camco and GFBC. Such negotiations commenced when Camco responded to GFBC's invitation to submit an acquisition offer and Camco made an offer to GFBC based upon the consideration by Camco of a number of factors, including the book value and earnings per share of GFBC, the asset quality of GFBC and the exchange ratios involved in similar transactions. Following such negotiations and a due diligence review of each party by the other, Camco and GFBC agreed that GFBC stockholders would receive, in exchange for each GFBC Share outstanding at the Effective Time, the Exchange Ratio, subject to certain adjustments based on changes in the market value of the issued and outstanding Camco Shares.

         As of the date of this Prospectus and Proxy Statement, there were 311,459 GFBC Shares issued and outstanding, which would result in the issuance of 503,317 Camco Shares at the Effective Time, assuming no adjustments to the Exchange Ratio.

         As of July 25, 1997, the last trading date before the announcement of the execution of the Agreement, the price paid for the most recent trade of Camco Shares on the Nasdaq National Market ("Nasdaq") equaled $18.75 per share. If that is the value of a Camco Share at the Effective Time, the value of the
1.616 Camco Shares to be issued in exchange for each GFBC Share would equal $30.30 per share. GFBC Shares are neither listed on any exchange nor quoted on The Nasdaq Stock Market. Information about GFBC Shares is reported on the OTC Bulletin Board. As of the date before the announcement of the execution of the Agreement, the price paid for the most recent trade of GFBC Shares known to the management of GFBC was $16.75 per share.

         As of November __, 1997, the date of this Prospectus and Proxy Statement, the average of the $_____ high bid and the $_____ low asked prices of a Camco Share on Nasdaq equaled $_____. If that is the value of a Camco Share at the Effective Time, the value of the 1.616 Camco Shares to be issued in exchange for each GFBC Share will equal $________. The market value of Camco Shares to be received in the Merger, however, is subject to fluctuation. Fluctuations in the market price of Camco Shares would result in an increase or a decrease in the value to be received by GFBC stockholders in the Merger. See "THE MERGER - Exchange of GFBC Shares."

PARTIES TO THE AGREEMENT

         CAMCO. Camco is a multiple savings and loan holding company organized under Delaware law in 1970. Its wholly-owned financial institution subsidiaries, First Federal, Cambridge Savings Bank ("Cambridge Savings"), Marietta Savings Bank ("Marietta Savings") and First Federal Bank for Savings ("First Savings"), conduct business in Ohio and Kentucky. East Ohio Land Title Agency, Inc. ("East Ohio Title"), another wholly-owned subsidiary of Camco, is engaged in the title insurance agency business. Cambridge Savings and Marietta Savings each own 50% of the outstanding stock of Camco Mortgage Corporation ("CMC"), a service corporation engaged in mortgage lending and related activities. Marietta Savings owns 100% of the outstanding stock of WestMar Mortgage Company ("WestMar"), a service corporation engaged in mortgage lending activities, primarily in Wood County, West Virginia. First Savings owns 100% of the stock of First S&L Corporation, a Kentucky corporation which is currently inactive.

         First Federal was acquired by Camco in 1988. First Federal has its main office in Washington Court House, Ohio, and loan origination offices in Chillicothe, Circleville and Wilmington, Ohio.

         Cambridge Savings, which was acquired by Camco in 1971, was incorporated under Ohio law in 1885. The main office of Cambridge Savings is in Cambridge, Ohio. Cambridge Savings has branch offices in Cambridge, Byesville and Uhrichsville, Ohio. In July 1994, Cambridge Savings converted from an Ohio savings and loan association to an Ohio savings bank.

         Established in 1923 under Ohio law, Marietta Savings was acquired by Camco in 1973. Marietta has its main office in Marietta, Ohio, and a branch in Belpre, Ohio. In July 1994, Marietta Savings converted from an Ohio savings and loan association to an Ohio savings bank.

         First Savings, a federal savings bank, was acquired by Camco in 1996. First Savings has its main office and a full-service branch office in Ashland, Kentucky, and a full-service branch office in Russell, Kentucky.

         First Federal, Cambridge Savings, Marietta Savings and First Savings (collectively, the "Banks") are members of the Federal Home Loan Bank (the "FHLB") of Cincinnati, and the accounts of each are insured up to applicable limits by the Federal Deposit Insurance Corporation (the "FDIC") in the Savings Association Insurance Fund (the "SAIF"). First Federal and First Savings are subject to regulation, examination and supervision by the Office of Thrift Supervision (the "OTS") and the FDIC. Cambridge Savings and Marietta Savings are regulated by the Ohio Division of Financial Institutions (the "Division") and the FDIC. Camco is regulated by the OTS as a savings and loan holding company.

         The principal source of revenue for Camco on an unconsolidated basis is dividends from the Banks. Camco, through the Banks, is principally engaged in the business of making first mortgage loans to finance the purchase, construction or improvement of residential or other real property. Camco also invests in United States Government guaranteed mortgage-backed securities and securities issued by the United States Government and agencies thereof. Funds for loans and investments are obtained primarily from savings deposits, loan principal repayments and borrowings from the FHLB of Cincinnati. At June 30, 1997, Camco had total assets of $489.8 million, total deposits of $371.0 million and stockholders' equity of $46.9 million, or 9.6% of total assets.

         The executive office of Camco is located at 814 Wheeling Avenue, Cambridge, Ohio 43725, and its telephone number is (614) 432-5641.

         GFBC. GFBC is a Delaware corporation organized on June 2, 1993, to acquire all of the capital stock that Germantown Federal issued upon its conversion from the mutual form of ownership to the stock form of ownership, consummated on September 16, 1993 (the "Conversion").

         Germantown Federal is a federally chartered savings bank located in Germantown, Ohio. Germantown Federal was chartered in 1887 as an Ohio building and loan association under the name Germantown Building and Savings Association. In 1938, Germantown Federal adopted a federal charter and changed its name to Germantown Federal Savings and Loan Association. Its present name, Germantown Federal Savings Bank, was adopted in 1983 when it became a federal savings bank. Germantown Federal's deposits are insured by the SAIF and Germantown Federal is a member of the FHLB of Cincinnati.

         Germantown Federal is primarily engaged in the business of accepting deposits from the general public and using those funds to originate mortgage loans for the purchase and refinancing of single-family homes located in Germantown, Ohio, and surrounding communities and for the purchase of mortgage-backed and investment securities. Germantown Federal also makes deposit loans, automobile loans, personal installment loans, construction loans, and second mortgage loans.

         Germantown Federal conducts operations through its main office located at One North Plum Street, Germantown, Ohio, and an additional office located at 675 West Main Street, New Lebanon, Ohio. Germantown Federal's primary market for savings and lending activities is the villages of Germantown and New Lebanon and the surrounding townships of German, Jackson and Perry in southwestern Montgomery County, Ohio. At June 30, 1997, GFBC had total assets of $48.5 million, total deposits of $40.4 million, and stockholders' equity of $6.6 million, or 13.6% of total assets.

         The executive office of GFBC is located at One North Plum Street, Germantown, Ohio 45327, and its telephone number is (937) 855-4125.

SPECIAL MEETING OF GFBC STOCKHOLDERS

         The GFBC Special Meeting will be held at __:00 __.m., local time, on ______, 1997, at the offices of GFBC, One North Plum Street, Germantown, Ohio. At the GFBC Special Meeting, GFBC stockholders will be asked to consider and act upon (i) a proposal to adopt the Agreement, and (ii) such other business as may properly come before the GFBC Special Meeting and any adjournment thereof. Only the holders of record of GFBC Shares outstanding at the close of business on _______, 1997 (the "GFBC Record Date"), will be entitled to notice of and to vote at the GFBC Special Meeting and any adjournment thereof. The affirmative vote of the holders of a majority of the outstanding GFBC Shares, voting in person or by proxy, is required to adopt the Agreement and approve the Merger. As of the GFBC Record Date, 311,459 GFBC Shares were outstanding and entitled to vote and were held of record by 170 stockholders. The affirmative vote, therefor, of the holders of 155,730 GFBC Shares will be necessary to adopt the Agreement and approve the Merger.

         As of the GFBC Record Date, the directors and executive officers of GFBC owned or had voting power, in the aggregate, with respect to 80,313 GFBC Shares (excluding GFBC shares held in a fiduciary capacity), or 25.8% of the outstanding GFBC Shares. The directors and executive officers of GFBC have agreed to vote all such GFBC Shares for the adoption of the Agreement. Assuming the affirmative vote of all of such GFBC Shares, the affirmative vote of the holders of an additional 75,417 GFBC Shares, representing an additional 24.2% of the outstanding GFBC Shares, will be necessary to adopt the Agreement. See "SPECIAL MEETING OF GFBC STOCKHOLDERS - Shares Outstanding and Entitled To Vote and Record Date" and "- Vote Required."

         A majority of the GFBC Shares present, in person or by proxy, at the GFBC Special Meeting will constitute a quorum at the GFBC Special Meeting. Each GFBC stockholder will be entitled to one vote for each GFBC Share held. Under applicable law, shares that are held by a nominee for a beneficial owner and which are represented in person or by proxy at the GFBC Special Meeting, but which are not voted with respect to the adoption of the Agreement ("Non-votes"), will be counted as present for purposes of establishing a quorum. The effect of an abstention or Non-vote will be the same as a vote against the adoption of the Agreement.

         The GFBC Shares represented by each properly executed Proxy received before the GFBC Special Meeting and not revoked prior to use will be voted at the GFBC Special Meeting, or any adjournment thereof, as specified on such Proxy or, in the absence of specific instructions to the contrary, will be voted FOR the adoption of the Agreement. Any GFBC stockholder who has executed and returned a Proxy may revoke such Proxy at any time before it is voted by executing and returning to GFBC a proxy bearing a later date or by giving notice of revocation to GFBC in writing or at the GFBC Special Meeting. The mere presence at the GFBC Special Meeting of a GFBC stockholder who has executed and returned a Proxy will not revoke the Proxy. See "SPECIAL MEETING OF GFBC STOCKHOLDERS - Voting and Solicitation and Revocation of Proxies."

BACKGROUND AND REASONS FOR THE MERGER

         CAMCO. Camco's strategic plan is to deliver a wide array of financial products and services through a network of community-based financial institutions which benefit from the centralized support provided by the holding company structure while operating autonomously in their respective markets under the direction of management personnel who maintain close ties to the communities they serve. In pursuing growth, Camco has paid particular attention to opportunities in geographic areas contiguous to its existing market areas, which currently consist of portions of central and southern Ohio and northeastern Kentucky. The acquisition of GFBC provides Camco the opportunity to expand First Federal's market area into a more densely populated area of Ohio.

         For a more detailed discussion of the factors considered by the Camco Board in reaching its decision to adopt the Agreement and approve the transactions contemplated thereby, see "BACKGROUND AND REASONS FOR THE MERGER - Camco."

         Based upon the foregoing the directors of Camco concluded that the terms of the Merger, as set forth in the Agreement, were fair to, and in the best interests of, Camco and the Camco stockholders, and, on July 28, 1997, adopted a resolution approving the Agreement.

         GFBC. Since the Conversion in 1993, the Board of Directors of GFBC has continually evaluated various strategies for increasing the comparatively low returns on equity and assets of GFBC. In addition, the GFBC Board of Directors has been concerned about the illiquid nature of the market for GFBC Shares. For a more detailed discussion of the factors considered by the GFBC Board in reaching its decision to adopt the Agreement and approve the transactions contemplated thereby, see "BACKGROUND AND REASONS FOR THE MERGER - GFBC."

         Based on the foregoing and the receipt and review of the opinion of McDonald & Company Securities, Inc. ("McDonald & Company"), the directors of GFBC concluded that the terms of the Merger, as set forth in the Agreement, were fair to, and in the best interests of, the GFBC stockholders and, on July 28, 1997, adopted a resolution approving the Agreement. See "BACKGROUND AND REASONS FOR THE MERGER - Opinion of McDonald & Company." The GFBC Board therefor recommends that stockholders vote FOR approval of the Agreement at the Special Meeting.

OPINION OF MCDONALD & COMPANY

         McDonald & Company has delivered written opinions to the Board of Directors of GFBC to the effect that, as of July 28, 1997, and as of _______, 1997, the Exchange Ratio was fair to GFBC stockholders from a financial point of view. A copy of the opinion of McDonald & Company, dated as of ___________, 1997, is attached hereto as Appendix B. The opinion should be read in its entirety for a description of the procedures followed, assumptions and qualifications made and matters considered by McDonald & Company and for a description of the limitations of the opinion. See "BACKGROUND AND REASONS FOR THE MERGER - Opinion of McDonald & Company."

TERMS OF THE MERGER

         EXCHANGE OF GFBC SHARES. At the Effective Time, GFBC will merge with and into Camco and Camco will be the continuing and surviving corporation. As a result of the consummation of the Merger, each of the GFBC Shares will be canceled and extinguished in consideration and exchange for 1.616 Camco Shares.

         As of the date of this Prospectus and Proxy Statement, there were 311,459 GFBC Shares issued and outstanding and 9,246 GFBC Shares subject to outstanding options, the exercise price of each of which was $10.00 (the "GFBC Options").

         Each of the GFBC Options that is not exercised prior to the Effective Time will be assumed by Camco and become an option to purchase a number of Camco Shares equal to the product of the number of shares subject to the GFBC Option multiplied by the Exchange Ratio, and the exercise price of each such option shall be an amount equal to the quotient of $10.00 divided by the Exchange Ratio. See "THE MERGER - Exchange of GFBC Shares."

         FRACTIONAL SHARES. No fractional shares of Camco will be issued in the Merger. In lieu of any such fractional shares, Camco will pay to each holder of GFBC Shares who otherwise would be entitled to receive a fraction of a Camco Share an amount in cash based on the Market Value (hereinafter defined) of a Camco Share. The Market Value of a Camco Share is the mean of the average of the daily closing bid and asked prices of Camco Shares as reported by Nasdaq for the 20 most recent trading days ending at the close of trading on the date three days prior to the date of the closing of the Merger (the "Closing Date") as adjusted for any stock split, stock dividend, recapitalization, combination, readjustment or other reclassification.

         REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of Camco, GFBC, First Federal and Germantown Federal has made certain representations and warranties in the Agreement in respect of various matters, including, but not limited to, the corporate organization and financial condition of each. In addition, GFBC and Germantown Federal have made certain covenants in respect of various matters, including, but not limited to, the conduct of their businesses between the date of the Agreement and the Effective Time. See "THE MERGER - Representations, Warranties and Covenants."

         CONDITIONS AND EFFECTIVE TIME. The consummation of the Merger is subject to the satisfaction or waiver of a number of conditions, including, but not limited to, the adoption of the Agreement by the affirmative vote of the holders of a majority of the issued and outstanding GFBC Shares, the receipt of all necessary regulatory approvals, the exercise of dissenters' rights by the holders of no more than 7.5% of the outstanding GFBC Shares, the absence of any material adverse change in the business, operations, properties, assets or financial condition of Camco, GFBC, First Federal or Germantown Federal since July 28, 1997, and GFBC having stockholders' equity immediately prior to the Effective Time of at least $6.4 million, exclusive of certain expenses of the Merger and accounting and other adjustments described in the Agreement. Following the satisfaction or waiver of all such conditions, a Certificate of Merger will be filed as soon as practicable with the Secretary of State of Delaware (the "Secretary of State"), after which the Merger will be effective. See "THE MERGER - Conditions; and - Effective Time of Merger."

         On ____________, 1997, the OTS approved Camco's acquisition of Germantown Federal as a result of the Merger. Such approval is conditioned upon the satisfaction of several standard requirements. It is currently anticipated that the Merger will be consummated in January 1998.

         TERMINATION. The Agreement may be terminated and the Merger abandoned upon the occurrence of certain events, including, but not limited to, the mutual agreement of the parties, the failure to satisfy or waive all conditions or the failure to consummate the Merger on or before June 30, 1998. See "The MERGER - Termination and Amendment."

         TAX AND ACCOUNTING TREATMENT. The following is a summary discussion of the material federal income tax consequences of the Merger. This summary does not purport to discuss all aspects of federal income taxation that may be applicable to particular stockholders, some of whom may be subject to special rules, nor does it address any aspects of state, local or foreign tax laws. This summary is based upon current federal law, which is subject to change. GFBC stockholders are advised to consult their own tax advisors.

         The consummation of the Merger is conditioned upon the receipt of an opinion of Camco's counsel to the effect that the Merger will constitute a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). Camco has received the opinion of Vorys, Sater, Seymour and Pease that the Merger will constitute a reorganization for federal income tax purposes and that no gain or loss will be recognized by the stockholders of GFBC upon the issuance of Camco Shares in exchange for their GFBC Shares. A gain or loss may be recognized, however, on cash received pursuant to the exercise of dissenters' rights by GFBC stockholders. Neither the opinion of counsel nor the discussion of federal income tax consequences in this Prospectus and Proxy Statement is binding upon either the Internal Revenue Service (the "IRS") or the courts. See "THE MERGER - Income Tax Consequences" and "RIGHTS OF GFBC DISSENTING STOCKHOLDERS."

         The Merger will be treated as a pooling of interests for accounting purposes. Accordingly, under generally accepted accounting principles, on a consolidated basis, the assets and liabilities of GFBC will be combined with those of Camco and carried forward at historical cost. In addition, the statements of income of GFBC will be retroactively combined with the statements of operations of Camco on a consolidated basis. The obligations of Camco under the Agreement are conditioned upon its receipt of an opinion from its independent auditors that Camco may treat the Merger as a pooling of interests for accounting purposes.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF GFBC

         The Board of Directors of GFBC believes that the consummation of the Merger is in the best interests of GFBC and its stockholders. Accordingly, the Board of Directors of GFBC unanimously recommends that the stockholders of GFBC vote FOR the adoption of the Agreement.

COMPARISON OF RIGHTS OF HOLDERS OF CAMCO SHARES AND GFBC SHARES

         The rights of the holders of GFBC Shares are currently governed by Delaware law and by GFBC's Certificate of Incorporation and Bylaws. Upon the consummation of the Merger, GFBC's stockholders, except holders who exercise and perfect dissenters' rights, will become stockholders of Camco and their rights will be governed thereafter by Delaware law and by the Third Restated Certificate of Incorporation, as amended, of Camco (the "Camco Certificate") and the By-laws of Camco.

         The rights of holders of GFBC Shares and those of holders of Camco Shares differ in some respects, but are similar in most material respects. The differences are attributable to variations between the Camco Certificate and Bylaws and GFBC's Certificate of Incorporation and Bylaws. See "DESCRIPTION OF CAMCO SHARES" and "COMPARISON OF RIGHTS OF HOLDERS OF CAMCO SHARES AND HOLDERS OF GFBC SHARES."

EXCHANGE OF CERTIFICATES EVIDENCING GFBC SHARES

         As soon as practicable after the consummation of the Merger, each GFBC stockholder will be advised of such consummation by a letter accompanied by instructions for use in surrendering the certificate or certificates evidencing GFBC Shares to Registrar and Transfer Company, the exchange agent for the Merger (the "Exchange Agent"). CERTIFICATES FOR GFBC SHARES SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL AFTER RECEIPT OF

THE LETTER OF TRANSMITTAL AND SHOULD NOT BE RETURNED TO GFBC WITH THE ENCLOSED PROXY. See "THE MERGER - Exchange of Certificates Evidencing GFBC Shares."

RESALE OF CAMCO SHARES BY AFFILIATES OF CAMCO AND GFBC

         The Camco Shares to be issued upon the consummation of the Merger have been registered with the Commission under the Securities Act and will be freely transferable, except for Camco Shares received by persons who may be deemed to be affiliates of GFBC or Camco. The term "affiliate" is defined in Rule 145 of the Commission under the Securities Act and generally includes executive officers, directors and controlling stockholders. Persons who are affiliates of GFBC prior to the Effective Time or who are affiliates of Camco after the Effective Time may not sell their Camco Shares, except pursuant to an effective registration statement under the Securities Act covering the Camco Shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. See "THE MERGER - Resale of Camco Shares by Affiliates of Camco and GFBC."

GFBC DISSENTERS' RIGHTS

         Any stockholder of GFBC who does not vote in favor of the adoption of the Agreement and who delivers a written demand for an appraisal by the Delaware Court of Chancery (the "Chancery Court") of the fair value of such stockholder's shares prior to the GFBC Special Meeting and in the manner provided by Delaware General Corporation Law ("DGCL") Section 262, a copy of which is attached hereto as Appendix D, shall be entitled, if and when the Merger is consummated, and upon strict compliance with certain procedures set forth in DGCL Section 262, to receive the fair value of the holders' GFBC Shares, if such dissenter is a stockholder of GFBC at the Effective Time. A GFBC stockholder who wishes to submit a written demand for an appraisal of the fair cash value of GFBC Shares should deliver such notice to GF Bancorp, Inc., One North Plum Street, Germantown, Ohio 45327, Attention: John T. Baker, President. See "RIGHTS OF
GFBC DISSENTING STOCKHOLDERS."


                     COMPARATIVE STOCK PRICES AND DIVIDENDS

         Camco Shares are quoted on Nasdaq under the symbol "CAFI." At _________________, there were _________ holders of record of Camco Shares.

         The following table sets forth the high and low bid prices for Camco Shares on Nasdaq for the periods indicated and the cash dividends per Camco Share declared during such periods:

                                                                                                       Cash Dividend
Quarter Ended (1)                            High                            Low                          Declared
-----------------                            ----                            ---                          --------

March 31, 1995                               $13.29                         $11.58                        $0.0814
June 30, 1995                                 12.86                          12.44                         0.0858
September 30, 1995                            16.70                          12.86                         0.0903
December 31, 1995                             16.70                          15.11                         0.0948

March 31, 1996                               $17.15                         $15.11                        $0.0993
June 30, 1996                                 18.28                          15.91                         0.1038
September 30, 1996                            18.41                          16.63                         0.1093
December 31, 1996                             17.81                          14.73                         0.1140

March 31, 1997                               $16.53                          14.71                         0.1188
June 30, 1997                                 17.53                          16.93                         0.1235
---------------------------

(1) Amounts have been restated to give effect to a 5% stock dividend paid in each of 1995, 1996 and 1997.


         The GFBC Shares are neither listed on any exchange nor quoted on The Nasdaq Stock Market. Information about GFBC Shares is reported on the OTC Bulletin Board. The last sale of GFBC Common Shares known to the management of GFBC occurred on ________, 1997, and the price per share in such sale was $_________.

         GFBC has declared the following cash dividends per GFBC Share for the periods indicated:

Quarter Ended                                       Cash Dividend Declared
-------------                                       ----------------------

June 30, 1995                                               $0.07

September 30, 1995                                           0.07
December 31, 1995                                            0.07
March 31, 1996                                               0.07
June 30, 1996                                                0.07

September 30, 1996                                           0.08
December 31, 1996                                            0.08
March 31, 1997                                               0.10
June 30, 1997                                                0.12


         The Agreement permits GFBC to pay a regular quarterly cash dividend of not more than $0.12 per share in each calendar quarter between July 28, 1997, and the Effective Time.

         The following table sets forth the last reported sales prices per Camco Share and GFBC Share and the equivalent per share price for a GFBC Share giving effect to the Merger on (i) July 25, 1997, the last trading day preceding public announcement of the signing of the Agreement; and (ii) ___________, 1997, the last practicable date prior to the mailing of the Prospectus and Proxy Statement.

                                       Price per                     Price per              Equivalent price per
                                      Camco Share                   GFBC Share                 GFBC Share (1)
                                      -----------                   ----------                 --------------

July 25, 1997                            $18.75                       $16.75                         $30.30
_______, 1997

----------------------------

(1) The equivalent price per GFBC Share at each specified date represents the closing market price of a Camco Share on that date multiplied by the Exchange Ratio. See "THE MERGER - Exchange of GFBC Shares."

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following table sets forth certain information regarding the financial condition and earnings of Camco and GFBC at the dates and for the periods indicated. The data for the period ended June 30, 1997, is derived from unaudited consolidated financial statements. However, in the opinion of the respective managements of Camco and GFBC, all adjustments necessary for a fair presentation of consolidated financial condition and results of operations have been made. The following tables should be read in conjunction with the consolidated financial statements and other financial information of Camco and GFBC, respectively, included elsewhere herein.

CAMCO                                      At June 30,                             At December 31,
BALANCE SHEET DATA:                  ---------------------     -----------------------------------------------------
                                       1997         1996         1996        1995       1994       1993       1992
                                     --------     --------     --------    --------   --------    -------    -------
                                          (Unaudited)                               (In thousands)

   Assets                            $489,833     $352,576     $469,450    $346,469   $324,627   $277,098   $269,997
   Investment securities - at cost     23,800       18,987       21,844      19,283     27,333     29,104     26,158
   Investment securities available
     for sale - at market               4,689        3,136        5,174       3,131      2,978          -          -
   Mortgage-backed securities - at
     cost                               9,870        4,449       10,700       5,002      5,452      9,315     12,121
   Mortgage-backed securities
     available for sale - at market       504          802          742         985      1,464          -          -
   Loans receivable - net             409,958      295,544      387,992     291,233    260,991    198,608    184,821
   Deposits                           371,032      291,288      358,009     286,574    266,861    252,219    249,776
   FHLB advances                       65,399       27,960       57,354      26,078     26,511      1,500        114
   Stockholders' equity, restricted    46,858       29,337       45,013      27,693     24,741     19,826     16,965

                                    Six months ended June 30,                 Year ended December 31,
                                    -------------------------  -----------------------------------------------------
                                       1997         1996         1996        1995       1994       1993       1992
                                     --------     --------     --------    --------   --------    -------    -------
INCOME STATEMENT DATA:                    (Unaudited)                             (In thousands)

   Total interest income             $ 18,047     $ 13,327     $ 29,260    $ 25,440   $ 19,759    $18,900    $21,937
   Total interest expense              10,033        7,187       16,046      14,257     10,233      9,752     12,566
                                     --------     --------     --------    --------   --------    -------    -------
   Net interest income                  8,014        6,140       13,214      11,183      9,526      9,238      9,371
   Provision for loan losses              108           42          111         143         97        310        352
   Other income                         1,704        1,762        3,596       3,293      2,578      3,106      1,999
   General, administrative and other
     expense                            5,673        4,698       12,910(1)    8,775      8,154      6,963      6,752
   Federal income taxes                 1,303        1,075        1,496       1,910      1,311      1,747      1,444
                                     --------     --------     --------    --------   --------    -------    -------
   Net earnings                      $  2,634     $  2,087     $  3,013    $  3,648   $  2,542    $ 3,324    $ 2,531
                                     ========     ========     ========    ========   ========    =======    =======
   Earnings per share (2)            $    .82     $    .96     $   1.24(3) $   1.67   $   1.33    $  1.75    $  1.34
                                     ========     ========     ========    ========   ========    =======    =======

                                       At and for the six
                                      months ended June 30,           At or for the year ended December 31,
                                     ---------------------     -----------------------------------------------------
SELECTED FINANCIAL RATIOS:             1997         1996         1996        1995       1994       1993       1992
                                     --------     --------     --------    --------   --------    -------    -------

   Return on average assets (4)         1.10%         1.19%        0.74%(5)    1.09%     0.84%      1.22%      0.93%
   Return on average equity (4)        11.47         14.64         8.29(5)    13.91     11.41      18.07      15.96
   Average equity to average            9.56          8.16         8.71        7.81      7.41       6.72       5.85
   assets (4)
   Dividend payout ratio (6)           29.55         21.17        34.52       21.07     22.63      17.53      15.42
--------------------------

(1) Includes a one-time assessment of $1.8 million to recapitalize the SAIF.

(2) Based on 3,214,194 and 2,171,912 weighted average shares outstanding for the six months ended June 30, 1997 and 1996, respectively and 2,428,902, 2,172,309, 1,904,938, 1,900,864 and 1,895,324 weighted average shares outstanding for the years ended December 31, 1996, 1995, 1994, 1993 and 1992, respectively.

(3) Excluding the effect of a one-time assessment to recapitalize the SAIF and assuming a 34% marginal tax rate, the earnings per share would have been $1.52.

(4) Ratios are based upon the mathematical average of the balances at the beginning and the end of the period.

(5) Excluding the effect of a one-time assessment to recapitalize the SAIF, the return on average assets and the return on average equity would have been 1.54% and 16.10%, respectively.

(6)      Represents dividends per share divided by earnings per share.

GFBC                                         At June 30,                          At March 31,
BALANCE SHEET DATA:                     -------------------   -----------------------------------------------------
                                          1997       1996       1997        1996        1995      1994       1993
                                        --------   --------   --------    --------    --------   -------    -------
                                            (Unaudited)                  (In thousands)
   Assets                                $48,502    $48,461    $48,122     $48,982     $46,541   $49,209   $47,095
   Securities held to maturity - at
     cost                                      -          -          -           -       7,501     7,011     6,021
   Securities available for sale -
     at market                             1,500      3,993      2,000       4,493           -         -         -
   Mortgage-backed securities held
     to maturity - at cost                     -          -          -           -      12,030    11,226     9,574
   Mortgage-backed securities
     available for sale - at market        8,765      9,920      8,848      10,265           -
   Loans receivable - net                 33,658     30,067     32,524      29,411      22,206    21,641    22,365
   Deposits                               40,384     40,598     40,369      41,090      39,866    42,850    43,573
   FHLB advances                           1,000      1,000      1,000       1,000           -         -         -
   Stockholders' equity                    6,577      6,352      6,399       6,316       6,223     5,973     3,051

                                            Three months
                                            ended June 30,                 Year ended March 31,
                                         -------------------   ---------------------------------------------------
                                           1997       1996       1997       1996         1995       1994     1993
                                         --------   --------   --------   --------     --------   --------  ------
                                             (Unaudited)                 (In thousands)
INCOME STATEMENT DATA:

  Total interest income                    $ 906       $877     $3,560      $3,465      $3,194    $3,146    $3,434
  Total interest expense                     441        440      1,760       1,757       1,764     1,811     2,205
                                            ----      -----    -------     -------      ------    ------     -----
  Net interest income                        465        437      1,800       1,708       1,431     1,335     1,229
  Provision for loan losses                    -          -         33           -           -         2        (1)
  Noninterest income                          27         30        122         119         117       107       442
  General, administrative and other
     expense                                 314        327      1,598(1)    1,279       1,224     1,080     1,075
  Income tax provision                        59         48         93         177          99       122       214
  Cumulative effect of accounting
     change(2)                                 -          -          -           -           -         -       (72)
                                            ----      -----    -------     -------      ------    ------     -----
  Net earnings                              $119      $  92    $   198     $   371      $  225    $  238     $ 311
                                            ====      =====    =======     =======      ======    ======     =====
  Earnings per share(3)                     $.41      $ .32    $   .67(4)  $  1.24      $  .73    $  .39     $ N/A
                                            ====      =====    =======     =======      ======    ======     =====

                                          At or for the three
SELECTED FINANCIAL RATIOS:               months ended June 30,           At or for the year ended March 31,
                                         ---------------------  ---------------------------------------------------
                                           1997       1996        1997         1996         1995       1994      1993
                                         --------   --------    --------     --------     --------   --------  ------
                                             (Unaudited)
  Return on average assets(5)               0.99%      0.76%      0.41%(6)    0.78%       0.47%     0.49%     0.65%
  Return on average equity(5)               7.28       5.74       3.07 (6)    5.85        3.67      5.06     10.21
  Average equity to average assets(5)      13.57      13.21      13.30       13.27       12.72      9.71      6.40
  Dividend payout ratio(7)                 29.27      21.88      49.25       22.58           -         -       N/A
------------------------------------

(1)      Includes a one-time assessment of $269,558 to recapitalize the SAIF.

(2) The cumulative effect of accounting change reflects the adoption of Statement of Financial Accounting Standard ("SFAS") No. 109 for fiscal year 1993.

(3) Based on 292,958 weighted average shares outstanding for each of the three months ended June 30, 1997 and 1996, respectively, and 292,958, 299,867, 308,376 and 308,376 weighted average shares outstanding for the years ended March 31, 1997, 1996, 1995 and 1994. 1994 earnings per share is based on net income subsequent to the Conversion on September 16, 1993.

(4) Excluding the effect of a one-time assessment to recapitalize the SAIF and assuming a 34% marginal tax rate, the earnings per share would have been $1.24.

(5)      Ratios are based upon the daily average balances for the period.

(6) Excluding the effect of a one-time assessment to recapitalize the SAIF, the return on average assets and the return on average equity would have been 0.77% and 5.82%, respectively.

(7)      Represents dividends per share divided by earnings per share.

COMPARATIVE PER SHARE DATA

         The following table sets forth the book value per common share, cash dividends paid and earnings per common share of (a) Camco on a historical basis;
(b) GFBC on a historical basis; and (c) Camco on a pro forma basis adjusted to give effect to the Merger as if the Merger had been consummated as of the dates and at the beginning of the periods presented. The following information should be read in conjunction with the historical consolidated audited financial statements and consolidated unaudited financial information of Camco and GFBC included herein or incorporated by reference in this Prospectus and Proxy Statement. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The information presented below is not necessarily indicative of the results which actually would have been obtained if the Merger had been consummated in the past or which may be obtained in the future.

                                                  Six months                           Year ended
                                              ended June 30, 1997                     December 31,
                                              --------------------         ----------------------------------
                                                                             1996          1995          1994
                                                                           --------      --------      ------
CAMCO HISTORICAL DATA (1)
-------------------------
Earnings per common share                            $  0.82               $  1.24       $  1.68       $  1.33
Cash dividends paid per common share                    0.25                  0.43          0.36          0.30
Book value per common share (2)                        14.58                 14.00         13.38         11.69

                                                   Six months                          Year ended
                                              ended June 30, 1997                       March 31,
                                              --------------------         ----------------------------------
                                                                             1997          1996          1995
                                                                           --------      --------      ------
GFBC HISTORICAL DATA (3)
------------------------
Earnings per common share                             $ 0.80               $  0.67       $  1.24       $  0.73
Cash dividends paid per common share                    0.22                  0.33          0.28              -
Book value per common share (2)                        22.45                 21.84         21.56         20.18

                                                   Six months                         Twelve months
                                              ended June 30, 1997                       June 30,
                                              --------------------         ----------------------------------
                                                                             1996          1995         1994
                                                                           --------      --------      ------
PRO FORMA COMBINED (4)
----------------------
Earnings per common share                             $ 0.77                 $1.10         $1.52         $1.16
Cash dividends per common share (5)                    0.404                 0.695         0.582         0.485
Book value per common share (2)                        14.49                 13.94         13.37         11.95

------------------------------

(1) Earnings, dividends and book value per common share have been restated to give effect to a 5% stock dividend paid in each of 1995, 1996 and 1997. Earnings per common share and cash dividends paid per common share are based on weighted average common shares outstanding totaling 3,214,194 for the six months ended June 30, 1997, and 2,428,902, 2,172,309 and 1,904,938 for each of the years ended December 31, 1996, 1995 and 1994, respectively.

(2)      At period end.

(3) Based on 292,958 weighted average shares outstanding for each of the three months ended June 30, 1997 and 1996, respectively, and 292,958, 299,867 and 308,376 weighted average shares outstanding for the years ended March 31, 1997, 1996 and 1995.

(4) Pro forma combined earnings, dividends, and book value per common share is based on Camco's historic earnings, dividends and book value per common share in addition to GFBC's historical fiscal operating results and assumes the issuance of 503,317 Camco Shares as set forth in the Exchange Ratio.

(5)      Camco's historical dividends multiplied by the Exchange Ratio.

                                  INTRODUCTION

         This Prospectus and Proxy Statement constitutes both a Prospectus of Camco with respect to the issuance of up to 628,967 Camco Shares in connection with the Merger and the Proxy Statement of GFBC for use in connection with the solicitation of proxies by the Board of Directors of GFBC to be used at the GFBC Special Meeting. This Prospectus and Proxy Statement is being mailed to stockholders of GFBC commencing on or about November __, 1997.

         All information contained in this Prospectus and Proxy Statement relating to Camco has been furnished by Camco. All information relating to GFBC and Germantown Federal has been furnished by GFBC. The party furnishing any such information is responsible for the accuracy thereof.


                      BACKGROUND AND REASONS FOR THE MERGER

CAMCO

         Camco's strategic plan is to deliver a wide array of financial products and services through a network of community-based financial institutions which benefit from the centralized support provided by the holding company structure while operating autonomously in their respective markets under the direction of management personnel who maintain close ties to the communities they serve. Since adopting the holding company structure in 1970 with a single thrift charter, the Camco group has expanded over the years to include four geographically distinct financial institution charters and several subsidiaries engaged in mortgage-related activities.

         Camco identified GFBC as a desirable acquisition for a variety of reasons, including the competitive features of the market area and the opportunities for profitable market expansion. Germantown Federal is based in Montgomery County, Ohio, in the southwestern part of the Dayton metropolitan area. From its offices in Germantown and New Lebanon, Germantown Federal is positioned to serve the population centers in southern Montgomery County, situated on the Interstate 75 corridor between Dayton and Cincinnati, and the south Dayton suburban communities, such as Kettering and Beavercreek. These areas have grown in recent years, connecting the Greater Cincinnati and Greater Dayton areas.

         The Germantown Federal offices will become branches of First Federal, which is headquartered in Washington Court House, the county seat of Fayette County in south-central Ohio. In 1992, First Federal opened a loan origination office in Clinton County, Ohio, west of Fayette County. Montgomery County is adjacent to Clinton County, continuing First Federal's westward expansion into more densely populated areas.

         Camco believes that market conditions in the southern Montgomery County area are conducive to increased mortgage lending and deposit growth and that Germantown Federal, as part of First Federal, will be able to compete more effectively than it could independently. First Federal has an experienced management team which will provide the support necessary to expand the range of products and services. As part of First Federal's branch network, the Germantown Federal offices will benefit from the infrastructure of a larger bank and the support it derives from Camco's holding company structure, enhancing the products and services available at the Germantown Federal offices. In addition, the ability to eliminate duplicative functions, such as data processing systems, regulatory reporting, compliance and accounting functions, will produce cost savings.

         Germantown Federal has historically been a portfolio lender, whereas First Federal, in recent years, has been very active in the secondary market. Camco believes that its consolidated mortgage banking revenue can be enhanced through the expansion of First Federal's mortgage banking operation into Montgomery County. Introduction of Camco's "AdvantageBanking" program, which emphasizes exceptional quality and a broad array of services at a fair price, offers an additional opportunity to expand lending and deposit relationships with its existing Germantown Federal customer base and to attract new customers.

         Another potential impact of the Merger is increased liquidity of Camco Shares due to the issuance of additional Camco Shares. As a result of the Merger, the number of Camco stockholders will increase by approximately 170 and the number of outstanding Camco Shares will increase by up to 628,967 shares, or 19.6%.

         Based upon all of the foregoing, the directors of Camco concluded that the terms of the Merger, as set forth in the Agreement, were fair to, and in the best interests of, the Camco stockholders and, on July 28, 1997, adopted a resolution approving the Agreement.

GFBC

         Since the consummation of the Conversion in 1993, the Board of Directors of GFBC has continually evaluated various possible strategies for increasing the comparatively low returns on equity and assets of GFBC. For the years ended March 31, 1996, 1995 and 1994, for example, the returns on equity of GFBC equaled 5.85%, 3.67% and 5.06%, respectively. For the same years, the returns on assets of GFBC equaled .49%, .47% and .78%, respectively. The Board of Directors was not satisfied with such returns.

         Some specific strategies to increase such returns were identified and pursued. Germantown Federal's mortgage loan operations were reorganized in 1994 in an attempt to increase loan volume. Although some increase was experienced, it did not reach the Board of Directors' expectations. In fiscal years 1996 and 1997, automated teller machines ("ATMs") were installed at both offices in an attempt to retain existing customers and attract new customers. The investment in the ATMs and the expense of operating them has negatively affected operating results, and account growth has been below expectations. Both of these strategies have had limited success, and further improvement is uncertain.

         GFBC also attempted to increase returns to stockholders by repurchasing GFBC Shares. GFBC was able to repurchase only 15,418 shares at a price considered by the Board of Directors of GFBC to be advantageous for the stockholders of GFBC. The GFBC Shares are currently held by approximately 170 stockholders of record, and there is very little trading in GFBC Shares, which the directors recognized as another disadvantage for GFBC stockholders.

         The Board of Directors considered, therefor, whether a continued attempt to implement a long-term strategy to improve earnings would be in the best interests of stockholders in view of the additional expense associated therewith, the uncertainty of ultimate success and the continued lack of liquidity for GFBC Shares for an unforeseeable period of time even if earnings continued to increase. As part of such consideration, the directors noted the consolidation of the thrift and bank industries and the ways in which the larger thrifts and banks were able to compete more effectively for deposits and loans through the offering of additional products and services that small, community thrifts are unable to provide. The directors also considered legislation being considered that might permit banks to provide additional services and would eliminate the federal thrift charter.

         As the Board of Directors considered the foregoing matters, it decided to consult McDonald & Company with respect to alternatives for increasing stockholder value through a strategic merger with another financial institution or the sale of GFBC. Upon a comparison of the returns to stockholders over time that might be achieved if GFBC continued to operate independently, if GFBC merged with an institution of similar size and, in the current merger and economic environment, if GFBC entered into a strategic combination with a larger institution, the Board of Directors determined in March 1997 to engage McDonald & Company to investigate possible strategic merger alternatives.

         With the assistance of McDonald & Company, the directors identified certain thrift and bank holding companies that might be desirable merger partners. McDonald & Company contacted 21 thrift and bank holding companies, of which 16 indicated an interest in receiving preliminary financial and other data regarding GFBC, after signing confidentiality agreements. After reviewing the preliminary information, ten of those companies, including Camco, chose to submit a preliminary nonbinding indication of interest outlining the general terms and conditions, including a proposed price or range of proposed prices, for a merger. With the assistance of McDonald & Company, the Board of Directors thoroughly reviewed such indications of interest. The Board of Directors then decided to invite the four companies offering the most attractive opportunities for the GFBC stockholders, based upon the price proposed and the prospects for stockholders of the combined entity after the merger, to conduct a due diligence review of GFBC.

         After completion of such due diligence, all four companies submitted final proposals. All four companies proposed a merger of GFBC into the acquiring holding company and a merger of Germantown Federal into a thrift or bank subsidiary. Three of the companies offered alternative forms of consideration to the stockholders of GFBC, permitting the Board of Directors of GFBC to choose, in two proposals, all cash or a mix of cash and stock, or, in another proposal, either all stock or a mix of cash and stock. The fourth proposal, Camco's, permitted only stock of Camco as the consideration, although it offered the alternative of either a fixed exchange ratio of Camco Shares for GFBC Shares or a fixed dollar value of Camco Shares for each GFBC Share.

         The Board of Directors determined to continue consideration only of strategic merger proposals in which the GFBC stockholders would receive stock of the resulting entity, which would enable the GFBC stockholders to maintain an ownership interest in the ongoing entity and perhaps obtain a change of control premium upon a later sale of such entity, and which would enable the GFBC stockholders to defer the taxable gain on their GFBC Shares.

         With extensive information provided by McDonald & Company, the directors analyzed the value of the consideration to be received under the various proposals. The Board of Directors reviewed historical and prospective earnings of the companies, the pro forma financial impact and earnings per share dilution, if any, of a merger with GFBC, the pro forma impact on the stockholders of GFBC with respect to earnings, book value and dividends per share, the ability of the combined entity to realize cost savings through economies of scale and consolidation of operations, the record of successfully consolidating institutions in prior acquisitions, the additional products and services not offered by GFBC which could be offered by the combined entity, the liquidity of the other companies' stock, the price at which each of the other companies' stock was trading compared to that of other financial institutions using various valuation measures, the possibility that each of such companies might be acquired in the foreseeable future at a favorable price and other relevant factors. The GFBC Board of Directors also carefully considered the advantages and disadvantages of establishing a fixed exchange ratio at the time the Agreement was executed, it being understood that once a fixed exchange ratio was agreed upon, the ultimate value to be received by GFBC stockholders could fluctuate in the period between signing of the Agreement and the consummation of the Merger.

         Under Camco's fixed exchange ratio proposal and based upon the closing sale price of Camco Shares at the time of the GFBC Board of Directors' deliberation, each GFBC stockholder would receive Camco Shares worth $29.50 in exchange for each GFBC Share. Only one other institution offered stock with a value at that time in excess of Camco's proposal; that proposal would have provided to GFBC's stockholders $31.00 of the other institution's shares for each share of GFBC. However, the information regarding Camco and the other institution indicated that, relative to the other institution, Camco was a substantially larger and more profitable banking organization, with superior resources, operating results and business prospects, and Camco Shares were a more attractive form of consideration than the common stock of the other institution, based on relative peer group valuation information.

         The Board of Directors also reviewed information with respect to other recently announced mergers and recently completed mergers within the thrift industry and revisited the prospects for GFBC remaining as an independent entity. Camco's proposal represented a multiple of 23.0 times GFBC's fully-diluted earnings per share (adjusted for the one-time SAIF assessment) for the fiscal year ended March 31, 1997, and 135.1% of GFBC's fully-diluted book value per share at March 31, 1997. The most recent price known by the Board of Directors to have been paid for GFBC Shares at the time was $16.75 per share.

         After extended discussions of the foregoing considerations, the Board of Directors concluded that the proposal by Camco of a fixed ratio of 1.616 Camco Shares for each GFBC Share, with certain provisions for fixing the dollar value of the consideration and for permitting termination of the Agreement upon specified changes in the market price of Camco stock before closing, would be in the best interests of GFBC stockholders. Camco agreed to structure the transaction accordingly.

         Once the basic structure of the transaction had been agreed upon, representatives and management of GFBC and Camco negotiated the terms and conditions of the Agreement. The Board of Directors then held a special meeting on July 28, 1997, to review, discuss and approve the Agreement. The Board of Directors, together with its financial and legal advisors, reviewed in detail the terms of the Agreement. At that meeting, McDonald & Company delivered its oral opinion to GFBC's Board of Directors, later confirmed in writing, that, as of such date, the Exchange Ratio was fair to the holders of GFBC Shares from a financial point of view. The Board of Directors then unanimously approved the Agreement and the transactions contemplated thereby. The Agreement was then executed and announced on July 28, 1997.

OPINION OF MCDONALD & COMPANY

         GFBC has retained McDonald & Company to render its opinion with respect to the fairness, from a financial point of view, of the Exchange Ratio to the holders of GFBC Shares. McDonald & Company rendered its oral opinion to the GFBC Board of Directors on July 28, 1997, which it subsequently confirmed in writing, that, as of the date of such opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of GFBC Shares.

         THE FULL TEXT OF THE OPINION OF MCDONALD & COMPANY, UPDATED AS OF THE DATE OF THIS PROSPECTUS AND PROXY STATEMENT, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEWS UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROSPECTUS AND PROXY STATEMENT, AND SHOULD BE READ IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF MCDONALD & COMPANY SET FORTH IN THIS PROSPECTUS AND PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. MCDONALD & COMPANY'S OPINION IS DIRECTED TO THE GFBC BOARD OF DIRECTORS AND ADDRESSES ONLY THE EXCHANGE RATIO.

         In arriving at its opinion, McDonald & Company reviewed, among other things, the Agreement, together with exhibits and schedules thereto, certain publicly available information relating to the business, financial condition and operations of GFBC and Camco as well as certain other non-public information, primarily financial in nature, furnished to it by GFBC and Camco relating to the respective businesses, earnings, assets and prospects of GFBC and Camco. McDonald & Company also held discussions with members of senior management of GFBC and Camco concerning their respective businesses, assets, financial forecasts and prospects. McDonald & Company also reviewed certain publicly available information concerning the trading of, and the trading market for, GFBC Shares and Camco Shares and certain publicly available information concerning comparable companies and transactions, all as set forth in McDonald & Company's opinion.

         McDonald & Company was not engaged to and did not conduct a physical inspection of any of the assets, properties, or facilities of either GFBC or Camco and was not engaged to and has not made, obtained or been furnished with any independent evaluation or appraisal of any of such assets, properties, or facilities or any of the liabilities of GFBC or Camco. McDonald & Company has assumed and relied, without independent investigation, upon the accuracy and completeness of the financial and other information provided to it or publicly available, has relied upon the representations and warranties of GFBC and Camco contained in the Agreement and has not independently attempted to verify such information. McDonald & Company has also assumed that all of the conditions to the Merger set forth in the Agreement, including the tax-free nature of the reorganization for federal income tax purposes, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement. No limitations were imposed by GFBC upon McDonald & Company with respect to the scope of McDonald & Company's investigation, nor were any specific instructions given to McDonald & Company in connection with its fairness opinion.

         In connection with rendering its opinion dated July 28, 1997, and as updated to the date of this Prospectus and Proxy Statement, McDonald & Company considered a variety of financial analyses, which are summarized below. McDonald & Company believes that its analyses must be considered as a whole and that selecting portions of such analyses and of the factors considered by McDonald & Company without considering all such analyses and factors may create an incomplete view of the analytical process underlying McDonald & Company's opinion. In its analyses, McDonald & Company made numerous assumptions with respect to industry performance, business and economic conditions and other matters. Any estimates contained in McDonald & Company's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

         The following is a summary of selected analyses considered by McDonald & Company and discussed with the GFBC Board of Directors in connection with McDonald & Company's opinion dated July 28, 1997:

         COMPARISON WITH SELECTED COMPANIES. McDonald & Company compared the financial performance and stock market valuation of Camco with corresponding data for the following selected companies: Chester Valley Bancorp, Inc., Emerald Financial Corporation, First Federal Bancorp, Inc., First Keystone Financial, Fidelity Bancorp, Inc., Harleysville Savings Bank, TF Financial Corporation and Winton Financial Corporation. In addition, McDonald & Company compared the same data of GFBC with corresponding data for the following selected companies:
AmTrust Capital Corporation, First Federal Bancorporation, Classic Bancshares, Inc., Eagle BancGroup, Inc., First Independence Corporation, Home Building Bancorp, Hardin Bancorp, Inc., Harvest Home Financial Corporation, Horizon Financial Services Corporation, Indiana Community Bank SB, Milton Federal Financial Corporation, North Bancshares, Inc., River Valley Bancorp and Three Rivers Financial Corporation. At the time, none of the companies listed above had announced a merger transaction or disclosed an interest in pursuing a possible merger transaction which would have significantly affected its stock market valuation.

         CONTRIBUTION ANALYSIS. McDonald & Company analyzed the contribution of each of GFBC and Camco to, among other things, the stockholders' equity and after-tax net income of the pro forma combined company. The analysis showed that, among other factors, GFBC would have contributed 12.7% of the stockholders' equity of the pro forma combined company as of March 31, 1997, and 6.1% of the pro forma net income for the combined company for the 12 months ended March 31, 1997, compared to a proposed ownership of 13.1% of the combined company to be held by holders of GFBC Shares.

         PRO FORMA MERGER ANALYSIS. McDonald & Company analyzed certain pro forma effects resulting from the Merger on the pro forma combined company over a five-year period from 1998 through 2002. This analysis, based upon the financial forecasts of management of GFBC and Camco and including estimates of cost savings provided by the management of GFBC and Camco, showed approximately 3.4% dilution for Camco in pro forma earnings per share in 1998 and approximately 3.7% dilution in pro forma earnings per share in 1999. McDonald & Company also analyzed the changes in the per share amount of earnings, book value and indicated dividend represented by one GFBC Share after the Merger. The analysis was performed on the basis of financial information for both companies as of and for the years ended December 31, 1994, 1995 and 1996 and the year ended March 31, 1997. The analysis indicated that, among other things, exchanging one GFBC Share at the Exchange Ratio for Camco Shares on a pro forma basis would have resulted in a 157.4% increase in earnings per share for each GFBC Share for the 12 months ended March 31, 1997, a 2.7% decrease in fully diluted book value per share for each GFBC Share as of March 31, 1997, and a dividend increase of 75.1% per GFBC Share based on GFBC's indicated annual dividend rate as of July 28, 1997.

         ANALYSIS OF SELECTED MERGER TRANSACTIONS. McDonald & Company reviewed five groups of selected pending thrift acquisition transactions involving (i) selling thrifts headquartered in Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, Pennsylvania, South Dakota, West Virginia and Wisconsin, (ii) selling thrifts with total assets less than $100 million, (iii) selling thrifts with an equity to assets ratio of between 10% and 20%, (iv) selling thrifts with a return on average assets ratio of between 0.25% and 1.00%, and (v) selling thrifts with a ratio of nonperforming assets to total assets of less than 0.50%. McDonald & Company reviewed the ratios of the offer value to stated book value and tangible book value, the multiple of the last 12 months' earnings of the acquired company (adjusted for the one-time SAIF assessment), and the ratio of offer value to assets in each such transaction, and computed the mean and median ratios and multiples for each group. The calculations yielded ranges of median ratios of price to stated book value and tangible book value of 138% to 167%. Median multiples of earnings among the five groups ranged from 18.4 times earnings to
19.7 times earnings; and median ratios of offer value to assets ranged from 16.3% to 18.9%. This analysis showed an imputed reference range of $24.00 to $29.50 per GFBC Share.

         NO COMPANY OR TRANSACTION USED IN THE ABOVE ANALYSIS AS A COMPARISON IS IDENTICAL TO GFBC, CAMCO OR THE MERGER. ACCORDINGLY, AN ANALYSIS OF THE RESULTS OF THE FOREGOING NECESSARILY INVOLVES COMPLEX CONSIDERATIONS AND JUDGMENTS CONCERNING THE DIFFERENCES IN FINANCIAL AND OPERATING CHARACTERISTICS OF THE COMPANIES TO WHICH THEY ARE BEING COMPARED. MATHEMATICAL ANALYSIS (SUCH AS DETERMINING THE MEAN OR MEDIAN) IS NOT, IN ITSELF, A MEANINGFUL METHOD OF USING COMPARABLE COMPANY OR COMPARABLE TRANSACTION DATA.

         DISCOUNTED CASH FLOW ANALYSIS. Using discounted cash flow analysis, McDonald & Company estimated the present value of the future streams of after-tax cash flows that GFBC could produce over a five-year period from 1998 through 2002, under various assumptions, based upon GFBC's management forecasts. McDonald & Company then estimated the terminal value of GFBC after the five-year period by applying an estimated perpetual growth rate to the sixth year's projected after-tax cash flow and then applied to this value multiples ranging from 10.1 to 12.1. The five-year cash flow streams and terminal values were then discounted to present values using different discount rates chosen to reflect different assumptions regarding the estimated required rates of return of prospective buyers of GFBC. On the basis of such varying assumptions, this discounted cash flow analysis indicated a reference range of $25.68 to $31.57 per GFBC Share. This analysis was based upon GFBC's and Camco's management forecasts including variations and assumptions made by McDonald & Company, which included adjustments to reflect the anticipated effects of potential merger-related cost savings estimated by GFBC and Camco. Managements' forecasts are based upon many factors and assumptions, many of which are beyond the control of GFBC or Camco. As indicated above, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present time or at any time in the future.

         OTHER ANALYSIS. In addition to performing the analyses summarized above, McDonald & Company also considered its analysis of the general market for bank and thrift mergers, GFBC's relative share of the deposit market that it serves and the general economic conditions and prospects of those markets.

         In performing its analyses, McDonald & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. The analyses performed by McDonald &

Company are not necessarily indicative of actual values, which may be significantly more or less favorable than the values suggested by such analyses. Such analyses were prepared solely as part of McDonald & Company's opinion.

         The term "fair from a financial point of view" is a standard phrase contained in investment banking fairness opinions and refers to the fact that McDonald & Company's opinion as to the fairness of the Exchange Ratio is addressed solely to the financial attributes of the Exchange Ratio. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In addition, as described above, McDonald & Company's opinion and related presentation to the GFBC Board of Directors were one of many factors taken into consideration by the GFBC Board of Directors in making its determination to approve the Agreement. Consequently, the McDonald & Company analyses described above should not be viewed as determinative of the GFBC Board's conclusions with respect to the value of GFBC or of the decision of the GFBC Board of Directors to agree to the Merger.

         McDonald & Company's opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date of the opinion. In addition, the opinion does not address the underlying business decision to effect the Merger or any other terms of the Merger. McDonald & Company's opinion does not represent its opinion as to what the value of GFBC Shares or Camco Shares may be at the Closing Date.

         In connection with its opinion dated as of the date of this Prospectus and Proxy Statement, McDonald & Company performed procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered herewith.

         McDonald & Company, as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. McDonald & Company has extensive experience with the valuation of financial institutions. GFBC's Board of Directors selected McDonald & Company as its financial advisor because of McDonald & Company's industry expertise with respect to financial institutions and because of its substantial experience in transactions similar to the Merger.

         McDonald & Company is not affiliated with either GFBC or Camco. In the ordinary course of business, McDonald & Company makes a market in Camco Shares and GFBC Shares and may actively trade securities of Camco or GFBC for its own account and for the accounts of customers. At any time and from time to time, McDonald & Company may hold a short or long position in such securities.

         For McDonald & Company's services as financial advisor, GFBC has agreed to pay McDonald & Company two percent of the aggregate fair market value of the consideration to be paid to the GFBC stockholders in exchange for their GFBC Shares. Of such amount, GFBC has paid McDonald & Company a retainer of $15,000 and a fee of $25,000 upon rendering of the oral opinion. Assuming the consummation of the Merger and based upon the value of the Merger assuming a Market Value of Camco Shares of $___________, additional fees equal to approximately $__________ would be payable to McDonald & Company upon consummation of the Merger. GFBC has also agreed to reimburse McDonald & Company for its reasonable out-of-pocket expenses and to indemnify McDonald & Company against certain liabilities, including certain liabilities under federal securities laws.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF GFBC

         The Board of Directors of GFBC unanimously recommends that the stockholders of GFBC vote FOR the adoption of the Agreement. The Board of Directors of GFBC believes that the terms of the Merger are fair to, and in the best interests of, GFBC's stockholders.


                                   THE MERGER

EXCHANGE OF GFBC SHARES

         If the Agreement is adopted by the affirmative vote of the holders of a majority of the issued and outstanding GFBC Shares, if all necessary regulatory approvals are received and if certain other conditions to the consummation of the Merger are satisfied or waived, GFBC will merge with and into Camco and Camco will be the continuing and surviving corporation in the Merger. At the Effective Time, each GFBC Share will be canceled and extinguished in consideration and exchange for the number of Camco Shares indicated by the Exchange Ratio.

         The Exchange Ratio will be 1.616 Camco Shares for each GFBC Share outstanding at the Effective Time, subject to possible adjustment. If the Market Value of Camco Shares is less than $15.51 per share or more than $20.99 per share, the Exchange Ratio will be changed (the "Market Average Adjustment") as follows: (i) if the Market Value is less than $15.51 but more than $12.78, then the Exchange Ratio shall be the product of multiplying 1.616 by a fraction, the numerator of which is $15.51 and the denominator of which is the Market Value,
(ii) if the Market Value is more than $20.99, but less than $23.73, then the Exchange Ratio shall be the product of multiplying 1.616 by a fraction, the numerator of which is $20.99 and the denominator of which is the Market Value,
(iii) if the Market Value is less than $12.78, the Agreement shall be terminated, and (iv) if the Market Value is more than $23.73, GFBC may terminate the Agreement and the Merger.

                   As used in this Prospectus and Proxy Statement, the term "Exchange Ratio" shall include the foregoing adjustment, to the extent applicable at the Effective Time in accordance with the Agreement.

         On November ___, 1997, the last day of trading before the date of this Prospectus and Proxy Statement, the Market Average Adjustment would not have affected the Exchange Ratio. No assurance can be given, however, that the adjustment will not be required at the Effective Time.

         As of the date of this Prospectus and Proxy Statement, there were 311,459 GFBC Shares issued and outstanding and 9,246 GFBC Shares subject to outstanding GFBC Options, the exercise price of each of which was $10.00. Each GFBC Option not exercised prior to the Effective Time will be assumed by Camco and become an option to purchase a number of Camco Shares equal to the product of the number of the GFBC Shares subject to the option multiplied by the Exchange Ratio. The exercise price for such options will equal the quotient of the $10.00 exercise price of the GFBC Options divided by the Exchange Ratio which, based on the Exchange Ratio on November __, 1997, the last trading date prior to the date of this Prospectus and Proxy Statement, would be $________.

         Assuming that all of the GFBC Options are exercised before the Effective Time, there will be 320,705 GFBC Shares issued and outstanding at the Effective Time. Assuming no adjustment to the Exchange Ratio is required, the aggregate Exchange Ratio to GFBC stockholders would consist of 518,259 Camco Shares. Such issuance would increase total outstanding Camco Shares, assuming no outstanding Camco options are exercised prior to the Effective Time, to 3,732,452, of which 13.9% would be held by former GFBC stockholders.

FRACTIONAL SHARES

         No fractional shares of Camco will be issued in the Merger. In lieu of any such fractional shares, Camco will pay to each holder of GFBC Shares who otherwise would be entitled to receive a fraction of a Camco Share an amount in cash based on the Market Value of Camco Shares at the Closing Date. No dividend or distribution with respect to Camco Shares will be payable on or with respect to any fractional share, and such fractional share interests will not entitle the owner thereof to vote or to exercise any other rights of a stockholder of Camco.

EXCHANGE OF CERTIFICATES EVIDENCING GFBC SHARES

         As soon as practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates which immediately before such consummation evidenced outstanding GFBC Shares (the "Certificates") a form letter of transmittal. The letter of transmittal will contain instructions for effecting the surrender of the Certificates in exchange for certificates evidencing Camco Shares. Upon surrender of a Certificate, together with such letter of transmittal, duly executed, to the Exchange Agent for exchange and cancellation, the holder of such Certificate will be entitled to receive a certificate evidencing the number of Camco Shares to which such Certificate holder will have become entitled pursuant to the provisions of the Agreement and cash in lieu of any fractional Camco Share and in payment of any dividend effective with respect to such Camco Shares after the Effective Time. Unless and until Certificates are surrendered for exchange, no dividend or other distribution declared or payable to holders of record of Camco Shares as of any time subsequent to the consummation of the Merger will be paid to the holder of any such unsurrendered Certificate, and such holder's other rights as a stockholder of Camco will be suspended.

         Any stockholder of GFBC who has lost or misplaced a Certificate should immediately contact John T. Baker, President, GF Bancorp, Inc., in writing at One North Plum Street, Germantown, Ohio 45327, or by telephone at (937)
855-

4125. A written statement detailing the procedures for replacing the lost Certificate will be mailed to the stockholder following such contact.

REPRESENTATIONS, WARRANTIES AND COVENANTS

         Each of Camco, GFBC, First Federal and Germantown Federal has made certain representations and warranties in the Agreement with respect to various matters. Such matters include, as to each of Camco, GFBC, First Federal and Germantown Federal, representations and warranties regarding corporate organization and authority, capital, financial condition, past conduct of business, legal proceedings and business condition. In addition, GFBC and Germantown Federal have each made certain other representations and warranties regarding investments, properties, taxes, contracts, employee benefit plans and other matters.

         Camco, GFBC, First Federal and Germantown Federal have also each made certain covenants in the Agreement. GFBC and Germantown Federal have agreed to conduct their business during the period between July 28, 1997, and the Effective Time only in the ordinary course consistent with past practice, except to the extent authorized in writing by Camco. In addition, GFBC and Germantown Federal must not solicit or initiate any proposals or offers from any person, or discuss or negotiate with any such person or entity, in respect of any acquisition or purchase of all or a material amount of the assets of, any equity security of, or any merger, consolidation or business combination with, GFBC or Germantown Federal (collectively, an "Acquisition Transaction"), subject to the good faith exercise of the fiduciary duties of the Board of Directors of GFBC. In the event that GFBC accepts in any manner an Acquisition Transaction before the earlier of June 30, 1998, or the termination of the Agreement other than due to a breach of the Agreement by GFBC or Germantown Federal, GFBC must pay to Camco $250,000 in immediately available federal funds upon the execution before July 28, 1998 of any agreement in respect of such Acquisition Transaction.

         GFBC and Germantown Federal have also agreed to establish and take, at the request of Camco and to the extent permitted by law and consistent with generally accepted accounting principles and the fiduciary duties of the directors of GFBC, such reserves and accruals to conform Germantown Federal's loan, accrual and reserve policies to First Federal's policies; to implement such policies with respect to excess facilities and equipment capacity, severance costs and litigation matters; and to recognize for financial accounting purposes such expenses of the Merger and the Bank Merger and restructuring charges related to or to be incurred in connection with the Merger and the Bank Merger. GFBC and Germantown Federal do not have to establish and take such reserves and accruals, however, unless certain conditions to closing have been satisfied.

         In addition, Camco has agreed to indemnify the officers and directors of GFBC from and against certain liabilities for a three-year period beginning at the Effective Time upon a determination that the appropriate standard of conduct under the Camco Certificate, By-laws and applicable law has been met and that indemnification is permissible under applicable law.

CONDITIONS

         The obligation of each of Camco and GFBC to consummate the Merger is subject to a number of conditions, including, but not limited to, the adoption of the Agreement by the affirmative vote of the holders of a majority of the issued and outstanding GFBC Shares and the receipt of all necessary regulatory approvals.

         The obligations of Camco and First Federal to consummate the Merger and the Bank Merger are also subject to a number of conditions, including, but not limited to, the truth, in all material respects, of all of GFBC's and Germantown Federal's representations and warranties in the Agreement; the performance and compliance by GFBC and Germantown Federal with all agreements, covenants and conditions in the Agreement; the absence of a material adverse change in the financial condition, assets, liabilities, obligations, properties or prospects of GFBC after the date of the Agreement; the exercise of dissenters' rights by the holders of not more than 7.5% of the GFBC Shares; and the balance of GFBC stockholders' equity at the Effective Time, as calculated in accordance with generally accepted accounting principles, being an amount not less than $6.4 million, exclusive of expenses related to the Merger, certain material adverse changes defined in the Agreement and reserves, accruals and charges taken or established by GFBC at the request of Camco.

         The obligations of GFBC and Germantown Federal to consummate the Merger and the Bank Merger are also subject to a number of conditions, including, but not limited to, the truth, in all material respects, of all of Camco's and First Federal's representations and warranties in the Agreement; the material performance and compliance of Camco and First

Federal with all agreements, covenants and conditions in the Agreement; the absence of a material adverse change in the financial condition, assets, liabilities, obligations, properties, business or prospects of Camco after the date of the Agreement; and a Market Average of Camco Shares prior to the Closing Date between $12.78 and $23.73.

         Any of the foregoing conditions may be waived by the party which is entitled to the benefits thereof.

         On ____________, 1997, the OTS approved the Merger and the Bank Merger. Such approval is conditioned upon the satisfaction of several standard requirements.

EFFECTIVE TIME OF MERGER

         Following the satisfaction or waiver of all conditions set forth in the Agreement, and the filing of a Certificate of Merger in respect of the Merger with the Secretary of State of Delaware, the Merger will be consummated. It is currently anticipated that the Merger will be consummated in January 1998.

EFFECTIVE TIME OF BANK MERGER

         Following the consummation of the Merger, Articles of Combination regarding the Bank Merger shall be filed with the OTS. The Bank Merger shall become effective on the date and at the time the Articles of Combination are declared effective by the OTS. It is currently anticipated that the Bank Merger will be consummated in January 1998.

TERMINATION AND AMENDMENT

         The Agreement may be terminated and the Merger abandoned by either Camco or GFBC upon the occurrence of certain events, including the mutual agreement of Camco and GFBC and the failure to consummate the Merger on or before June 30, 1998. In addition, either Camco or GFBC may terminate the Agreement if any event occurs which, in the reasonable opinion of either Camco or GFBC, precludes compliance with any one of the conditions to the obligation to consummate the Merger.

         If the Agreement is terminated because (1) the Board of Directors of GFBC is authorized pursuant to the Agreement to recommend an Acquisition Transaction to the GFBC stockholders and GFBC executes a definitive agreement or letter of intent in respect of an Acquisition Transaction within one year of the Agreement; (2) the Board of Directors of GFBC fails to recommend to the shareholders of GFBC approval of the Agreement and the GFBC stockholders do not adopt the Agreement; or (3) the GFBC Special Meeting of stockholders is not held on or before June 30, 1998, other than for reasons beyond the control of GFBC, then, in any of such events, GFBC shall pay to Camco, within two business days, $250,000.

         The Agreement may be amended by Camco, GFBC, First Federal and Germantown Federal by action of their respective Boards of Directors and in an instrument in writing signed by Camco, GFBC, First Federal and Germantown Federal. The Agreement may be amended at any time before or after the GFBC Special Meeting. An amendment of the Agreement which materially and adversely affects the rights of the stockholders of GFBC and which takes place after the GFBC Special Meeting, however, will not be made without further approval of the affected stockholders. If necessary, such approval would be sought at a subsequent meeting of the affected stockholders.

INTERESTS OF CERTAIN PERSONS

         For a period of three years from the Effective Time, Camco has agreed to indemnify each officer and director of GFBC against losses, claims and liabilities arising out of acts or omissions occurring prior to the Effective Time to the extent Camco is permitted under the Certificate, the By-laws and Delaware law to indemnify such person.

         The security ownership of directors and affairs of GFBC is set forth under "Security Ownership of GFBC."

MANAGEMENT AND OPERATIONS OF CAMCO FOLLOWING THE CONSUMMATION OF THE MERGER

         After the Effective Time, the Board of Directors and executive officers of Camco will consist of the same persons who presently serve on the Board of Directors and as executive officers of Camco.

RESALE OF CAMCO SHARES BY AFFILIATES OF CAMCO AND GFBC

         The Camco Shares to be issued upon the consummation of the Merger have been registered with the Commission under the Securities Act and will be freely transferable, except for Camco Shares received by persons who may be deemed to be affiliates of GFBC or Camco. The term "affiliate" is defined in Rule 145 promulgated under the Securities Act and generally includes executive officers and directors. Persons who are affiliates of GFBC prior to the Effective Time or who are affiliates of Camco after the Effective Time may not sell their Camco Shares, except pursuant to an effective registration statement under the Securities Act covering such Camco Shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act.

INCOME TAX CONSEQUENCES

         THE FEDERAL INCOME DISCUSSION SET FORTH IS INCLUDED FOR GENERAL INFORMATION ONLY. GFBC STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS. NEITHER CAMCO NOR GFBC HAS REQUESTED OR OBTAINED A RULING FROM THE INTERNAL REVENUE SERVICE.


         Camco and GFBC have received an opinion of Vorys, Sater, Seymour and Pease that the Merger will produce the following material federal income tax consequences:

                  1. The Merger will constitute a reorganization under Section 368(a)(1)(A) of the Code. Camco and GFBC will each be a party to the reorganization.

                  2. No gain or loss will be recognized to GFBC upon the transfer of its assets to Camco in exchange for Camco Shares and the assumption by Camco of liabilities of GFBC.

                  3. No gain or loss will be recognized to Camco on the receipt of the assets of GFBC in exchange for Camco Shares.

                  4. The basis of the assets of GFBC in the hands of Camco will be the same as the basis of such assets in the hands of GFBC immediately prior to the Merger.

                  5. The holding period of the assets of GFBC to be received by Camco will include the period during which the assets were held by GFBC.

                  6. No gain or loss will be recognized by GFBC stockholders who exchange their GFBC Shares for Camco Shares (including fractional share interests) pursuant to the Merger.

                  7. The basis of the Camco Shares (including fractional share interests) to be received by a GFBC stockholder will be the same as the basis of the GFBC Shares surrendered in exchange therefor, and the holding period of Camco Shares (including fractional share interests) to be received by such GFBC stockholder will be the same as the holding period of the GFBC Shares surrendered in exchange therefor.

                  8. Where a cash payment is received by a GFBC stockholder in lieu of fractional Camco Shares, the cash payment will be treated as received by such GFBC stockholder as a distribution in redemption of the fractional share interest, subject to the provisions and limitations of Section 302 of the Code. These cash payments will be treated as having been received as distributions in full payment in exchange for the fractional shares redeemed as provided in Section 302(a) of the Code.

                  9. If a GFBC stockholder dissents to the Merger and receives solely cash in exchange for such stockholder's GFBC Shares, such cash will be treated as having been received by such stockholder as a distribution in redemption of such stockholder's GFBC Shares, subject to the provisions and limitations of Section 302 of the Code. See "RIGHTS OF GFBC DISSENTING STOCKHOLDERS." Such stockholder will recognize gain or loss measured by the difference between the amount of cash received and the proportional tax basis of the GFBC Shares so redeemed. Any such loss will be treated as a loss from the sale of stock and will be taxed as a capital loss if the

         GFBC Shares were held by such stockholder as a capital asset at the time of the Merger. As discussed below, depending upon the particular circumstances of each GFBC stockholder, any such gain from the sale of stock will be taxable as capital gain or as a dividend taxable as ordinary income. If, after the receipt of the cash, a dissenting GFBC stockholder has completely terminated such stockholder's actual and constructive ownership interest in GFBC or Camco within the meaning of
         Section 302(b)(3) of the Code, then any gain recognized on the receipt of cash will be treated as capital gain if GFBC Shares were held by such stockholder as a capital asset at the Effective Time. If a dissenting GFBC stockholder receiving a cash payment for such stockholder's GFBC Shares does not thereby completely terminate such stockholder's ownership interest in GFBC or Camco within the meaning of
         Section 302(b)(3) of the Code, any gain recognized on the receipt of cash may be treated as a dividend and taxed at ordinary income rates unless the cash payment received by such stockholder qualifies for treatment as capital gain under the substantially disproportionate redemption exemption of Section 302(b)(2) of the Code, or under one of the other exceptions to dividend treatment contained in Section 302. In order to determine whether there has been a complete termination of actual and constructive interests in Camco, it is necessary to consider Camco Shares owned by persons from whom ownership is attributed to such dissenting stockholder under the rules of Section 318 of the Code.

         With respect to the Bank Merger, Camco and GFBC have received an opinion of Vorys, Sater, Seymour and Pease that the Bank Merger will produce the following material federal income tax consequences:

                  1. The Bank Merger will constitute a reorganization under
         Section 368(a)(1)(A) of the Code. First Federal and Germantown Federal will each be a party to the reorganization.

                  2. No gain or loss will be recognized to Germantown Federal upon the transfer of its assets to First Federal in constructive exchange for First Federal's shares and the assumption by First Federal of liabilities of Germantown Federal.

                  3. No gain or loss will be recognized to First Federal on the receipt of the assets of Germantown Federal in constructive exchange for shares of First Federal.

                  4. The basis of the assets of Germantown Federal in the hands of First Federal will be the same as the basis of such assets in the hands of Germantown Federal immediately prior to the Bank Merger.

                  5. The holding period of the assets of Germantown Federal to be received by First Federal will include the period during which the assets were held by Germantown Federal.

                  6. No gain or loss will be recognized by Camco, the sole stockholder of Germantown Federal, which constructively exchanges its Germantown Federal shares for First Federal shares pursuant to the Bank Merger.

                  7. The basis of the First Federal shares held by Camco will be increased by the same as the basis of the Germantown Federal shares constructively surrendered in exchange for First Federal shares.

ACCOUNTING TREATMENT

         The Merger will be treated as a pooling of interests for accounting purposes. Accordingly, under generally accepted accounting principles, on a consolidated basis, the assets and liabilities of GFBC will be combined with those of Camco and carried forward at historical cost. In addition, the statements of income of GFBC will be retroactively combined with the statements of operations of Camco on a consolidated basis. The obligations of Camco under the Agreement are conditioned upon its receipt of an opinion from its independent auditors that Camco may treat the transactions contemplated thereby as a pooling of interests for accounting purposes.


                     RIGHTS OF GFBC DISSENTING STOCKHOLDERS

         Holders of GFBC Shares who so desire may obtain an appraisal by the Court of Chancery of the fair value of their GFBC Shares under DGCL sec. 262. A stockholder of GFBC will be entitled to such appraisal, however, only if the stockholder complies strictly with all of the procedural and other requirements of DGCL sec. 262. The following summary does not purport to be a complete statement of the method of compliance with DGCL sec. 262 and is qualified in its entirety by reference to the copy of DGCL sec. 262 attached hereto as Appendix C. For a discussion of the tax consequences to a stockholder who exercises dissenters' rights, see "THE MERGER - Income Tax Consequences."

         A GFBC stockholder who wishes to perfect his rights as a dissenting stockholder in the event the Agreement is adopted:

                  (a) must have been a record holder of the GFBC Shares as to which he seeks an appraisal on the GFBC Record Date and at the Effective Time;

                  (b) must not have voted his GFBC Shares in favor of adoption of the Agreement; and

                  (c) must deliver to GFBC, prior to the GFBC Special Meeting, a written demand for an appraisal from the Chancery Court of the fair cash value of his GFBC Shares. Such written demand must state the name of the stockholder, his address and the number of shares as to which he seeks relief.

         A vote against the adoption of the Agreement will not satisfy the requirements of a written demand for appraisal. Any written demand for appraisal by a GFBC Dissenting Stockholder must be mailed or delivered to GF Bancorp, Inc., One North Plum Street, Germantown Federal, Ohio 45327, Attention: John T. Baker, President. Because the written demand must be delivered prior to the GFBC Special Meeting, it is recommended, although not required, that a stockholder using the mail should use certified or registered mail, return receipt requested, to confirm that he has made a timely delivery.

         Unless the GFBC Dissenting Stockholder and GFBC agree on the fair cash value per share of the GFBC Shares, either party may, within 120 days after the service of the written demand by the stockholder, file a petition in the Chancery Court for an appraisal of the fair cash value of the GFBC Shares. As part of such proceeding, the Chancery Court shall appraise the dissenting shares, determining their fair value exclusive of any element of value arising from expectation of the Merger, with a fair interest rate on such amount, based on all relevant factors. The costs of the proceeding may be assessed upon the GFBC Dissenting Stockholders or Camco, as determined equitable by the Chancery Court.

         GFBC Dissenting Stockholders will have no voting rights with respect to their dissenting GFBC Shares nor will they receive any dividends or distributions on those shares from GFBC or Camco.

         The rights of any GFBC Dissenting Stockholder will terminate if the dissenting stockholder has not complied with DGCL sec.262. In addition, a dissenting stockholder may withdraw the demand for appraisal within 60 days of the Effective Time and receive the same consideration received by other GFBC stockholders.

         Because a Proxy that does not contain voting instructions will be voted for the adoption of the Agreement, a GFBC stockholder who wishes to exercise dissenters' rights must either (i) not return a signed Proxy, or (ii) if the stockholder signs and submits a Proxy, vote against or abstain from voting on the adoption of the Agreement.


                      SPECIAL MEETING OF GFBC STOCKHOLDERS

DATE, TIME AND PLACE

         The GFBC Special Meeting will be held on __________, 1997, commencing at _:00 a.m., local time, at the offices of GFBC, One North Plum Street, Germantown, Ohio 45327.

PURPOSE OF MEETING

         The purpose of the GFBC Special Meeting is to consider and act upon (i) a proposal to adopt the Agreement and (ii) such other business as may properly come before the GFBC Special Meeting and any adjournment thereof.

SHARES OUTSTANDING AND ENTITLED TO VOTE AND RECORD DATE

         The close of business on ______________, 1997, has been fixed by the Board of Directors of GFBC as the GFBC Record Date for the determination of holders of GFBC Shares entitled to notice of and to vote at the GFBC Special Meeting and any adjournment thereof. At the close of business on the GFBC Record Date, there were 311,459 GFBC Shares outstanding and entitled to vote and held of record by 170 stockholders. Each GFBC Share entitles the holder thereof to one vote on each matter to be submitted to GFBC stockholders at the GFBC Special Meeting.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding GFBC Shares, voting in person or by proxy, will be necessary to adopt the Agreement. The affirmative vote, therefor, of the holders of 155,730 GFBC Shares will be necessary to adopt the Agreement. As of the GFBC Record Date, the directors and executive officers of GFBC owned or had voting power, in the aggregate, with respect to 80,313 GFBC Shares then outstanding (excluding GFBC Shares held in a fiduciary capacity), or 25.8% of the outstanding GFBC Shares. The directors and executive officers of GFBC have agreed to vote all such GFBC Shares for the adoption of the Agreement. Assuming the affirmative vote of all of such GFBC Shares, the affirmative vote of the holders of an additional 75,417 GFBC Shares, representing an additional 24.2% of the outstanding GFBC Shares, will be necessary to adopt the Agreement.

         The Certificate of Incorporation of GFBC provides that in no event shall any record owner of any outstanding GFBC Shares that are beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding GFBC Shares (the "Limit") be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership includes shares beneficially owned by such person or any of his or her affiliates (as defined in the Certificate of Incorporation), shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates have or share investment or voting power, but shall not include shares beneficially owned by any employee stock ownership or similar plan of the issuer or any subsidiary.

         The presence in person or by proxy of at least a majority of the outstanding GFBC Shares entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the GFBC Special Meeting. In the event there are not sufficient votes for a quorum at the time of the GFBC Special Meeting, the GFBC Special Meeting may be adjourned in order to permit the further solicitation of proxies.

         Under applicable law, Non-votes will be counted as being present for purposes of establishing a quorum. The effect of an abstention or Non-vote will be the same as a vote against the adoption of the Agreement. If a Proxy is signed and dated by a stockholder, but no vote is specified thereon, the shares represented by such Proxy will be voted FOR the adoption of the Agreement.

VOTING AND SOLICITATION AND REVOCATION OF PROXIES

         A Proxy for use at the GFBC Special Meeting accompanies this Prospectus and Proxy Statement and is solicited by the Board of Directors of GFBC. Whether or not a GFBC Stockholder plans to attend the GFBC Special Meeting, the Board of Directors of GFBC urges each stockholder to use the enclosed Proxy. Without affecting any vote previously taken, any stockholder of GFBC who has executed a Proxy may revoke the executed Proxy at any time before the vote by filing with GFBC, at the address of GFBC set forth on the Notice of Special Meeting, written notice of such revocation; by executing a later-dated proxy which is received by GFBC prior to the GFBC Special Meeting; or by attending the GFBC Special Meeting and voting in person. ATTENDANCE AT THE GFBC SPECIAL MEETING WILL NOT, IN AND OF ITSELF, REVOKE A PROXY. The GFBC Shares represented by each properly executed Proxy received prior to the GFBC Special Meeting and not revoked will be voted at the GFBC Special Meeting, or any adjournment thereof, as specified on such Proxy or, in the absence of specific instructions to the contrary, will be voted FOR the Agreement.

         As of the date of this Prospectus and Proxy Statement, the Board of Directors of GFBC did not know of any business to be brought before the GFBC Special Meeting, other than as set forth in this Prospectus and Proxy Statement. If, however, any matters other than those referred to in this Prospectus and Proxy Statement should properly come before such GFBC Special Meeting, or any adjournment thereof, the persons named as proxies in the enclosed Proxy intend to vote the GFBC Shares represented by such Proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

         GFBC will pay its expenses incurred in connection with preparing and mailing this Prospectus and Proxy Statement, the accompanying proxy and any other related materials to the stockholders of GFBC and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors of GFBC. Camco will pay the costs and expenses incurred by Camco in connection with preparing and printing this Prospectus and Proxy Statement. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of GFBC by further mailing, by telephone or by personal contact. GFBC will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of GFBC Shares not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of GFBC Shares entitled to vote at the GFBC Special Meeting.


                  GFBC MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         The following is management's analysis of the financial condition and the results of operations of GFBC during recent periods. This discussion is designed to provide a more comprehensive review of the operating results and financial position than could be obtained from an examination of the financial statements alone. This analysis should be read in conjunction with the financial statements and related footnotes and the selected financial data included elsewhere in this Prospectus and Proxy Statement. Management is not aware of any current recommendations by the regulatory authorities which if they were to be implemented, will have, or that are reasonably likely to have, a material effect on the liquidity, capital resources or operations of GFBC.

         GFBC, a Delaware Corporation, is a unitary holding company which holds all of the capital stock of Germantown Federal. Germantown Federal is a federally chartered stock savings bank whose main office in Germantown and one branch office in New Lebanon are located in southwestern Montgomery County, Ohio. Germantown Federal is primarily engaged in the business of providing loan and deposit products to consumers in Germantown and New Lebanon, Ohio, as well as the surrounding communities. Germantown Federal has a wholly owned service corporation subsidiary, GFS Financial Services, Inc., which was formed to hold shares of Germantown Federal's data processor.

FINANCIAL CONDITION AT JUNE 30, 1997

         GFBC's assets at June 30, 1997, totaled $48.5 million, representing an increase of $380,000, or 0.8%, from the March 31, 1997, amount.

         Net loans receivable at June 30, 1997, totaled $33.7 million, representing a $1.1 million, or 3.5%, increase from March 31, 1997. The loan growth was funded primarily by decreases in interest-bearing deposits with other financial institutions, securities available for sale and mortgage-backed securities available for sale, which combined to decrease $804,000 for the three-month period. Virtually all other asset and liability categories remained stable over the three-month period.

         Asset quality, as measured by the level of nonperforming assets to total assets, has remained relatively constant since March 31, 1997. Nonperforming assets, which were entirely made up of nonperforming loans, totaled $197,000 and $167,000 at June 30, 1997, and March 31, 1997,
respectively. Such amounts represent 0.4% and 0.3% of total assets at each of the respective dates. Germantown Federal maintains an allowance for loan losses based upon management's periodic evaluation of known and inherent risks in the loan portfolio, Germantown Federal's past loan loss experience, adverse situations that may affect the borrowers' ability to repay loans, including changes in interest rates, real estate values and the economy, the estimated value of the underlying collateral and current market conditions. At each of June 30, 1997, and March 31, 1997, Germantown Federal's allowance for loan losses, totaling $127,000, exceeded 60% of total nonperforming loans. Because nonperforming loans consist primarily of residential mortgage loans and because of the adequacy of the estimated value of their underlying collateral, management believes Germantown Federal's allowance was adequate at June 30, 1997. There can be no assurance, however, that losses on loans will not exceed estimated amounts. Adjustments to the allowance may be necessary due to changes in any of the factors mentioned above that Germantown Federal's management considers in evaluating the adequacy of the allowance.

COMPARISON OF RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996

         NET INTEREST INCOME. Total interest income for the three months ended June 30, 1997, increased by $29,000 from the comparable 1996 period. The increase in interest income represents the effects of an increase in loans receivable. Interest on loans, including fees, increased $85,000 from $604,000 for the quarter ended June 30, 1996, to $688,000 for the

1997 three-month period. The increase was partially offset by the decrease of $56,000 in interest income on interest-bearing deposits, securities and mortgage-backed securities. The decline in interest income on those assets is reflective of the decline in the balances of those assets.

         Interest expense remained relatively constant between the 1996 and 1997 three-month periods, with an increase of $1,000, or 0.2%.

         As a result of the foregoing, net interest income increased by $28,000, or 6.4%, from the three months ended June 30, 1996, to the three months ended June 30, 1997.

         PROVISION FOR LOAN LOSSES. No provision was charged to operations for either three-month period.

         NONINTEREST INCOME. Noninterest income totaled $27,000 for the three months ended June 30, 1997, reflecting a $3,000 decrease from the comparable 1996 three-month period.

         NONINTEREST EXPENSES. Noninterest expenses decreased by $13,000, or 3.9%, from the three months ended June 30, 1996, to the three months ended June 30, 1997. The decrease was due primarily to a $17,000 reduction in FDIC deposit insurance.

         FEDERAL INCOME TAXES. GFBC's provision for federal income taxes increased by $11,000, or 22.6%, during the three months ended June 30, 1997. The increase was primarily attributable to a $37,000 increase in earnings before taxes. The effective tax rate was 32.8% for the three months ended June 30, 1997, and 34.3% for the three months ended June 30, 1996.

FINANCIAL CONDITION AT MARCH 31, 1997

         Total assets decreased $860,000 to $48.1 million at March 31, 1997, from $49.0 million at March 31, 1996. The 1.8% decrease was primarily attributable to the outflow of funds from deposits.

         At March 31, 1997, the market value of securities available for sale was $2.0 million, which included net unrealized gains of $1,000. Securities available for sale, which are comprised entirely of U.S. Treasury obligations, decreased from $4.5 million at March 31, 1996, to $2.0 million at March 31, 1997, a decrease of 55.5%. During fiscal 1997, security maturities of $2.5 million were used to fund mortgage and consumer loan originations. The securities in the portfolio had varying maturities of one year or lesec. Germantown Federal did not purchase or sell any securities during the year ended March 31, 1997.

         At March 31, 1997, the market value of mortgage-backed securities was $8.8 million, which included net unrealized losses of $84,000. The mortgage-backed securities portfolio decreased $1.5 million from $10.3 million at March 31, 1996. The decrease was a result of prepayments and repayments of principal on existing securities. Germantown Federal did not purchase or sell any mortgage-backed securities during fiscal 1997.

         Net loans receivable increased $3.1 million, to $32.5 million at March 31, 1997, from $29.4 million at March 31, 1996. The 10.6% increase was the result of new loan originations. Germantown Federal originated $9.7 million in loans during fiscal 1997. Of the loans originated, 72.7% were mortgage loans secured by single-family residential real estate and the remaining 27.3% were consumer loans. All loans originated were retained for Germantown Federal's portfolio.

         The allowance for loan losses was $127,000 at March 31, 1997, and $98,000 at March 31, 1996, which represented 0.39% and 0.33% respectively, of net loans. The allowance for loan losses was increased during 1997 by $33,000, because of the increase in portfolio balances of both mortgage and consumer loans over the past two years and the increase in nonperforming loans. The allowance as a percentage of nonperforming loans was 76.0% at March 31, 1997, and 90.7% at March 31, 1996.

         Nonperforming assets consisted entirely of nonperforming loans at March 31, 1997, and March 31, 1996. Nonperforming loans increased to $167,000 at March 31, 1997, from $108,000 at March 31, 1996. Nonperforming loans were comprised primarily of delinquent residential mortgage loans, an area of minimal loan loss experience for Germantown Federal. A significant portion of the allowance has been established to cover losses from consumer loans. Consumer loan balances increased approximately $856,000 during fiscal 1997, while nonperforming consumer loans were $5,000 at both

March 31, 1997 and March 31, 1996. Management is aware that consumer loans tend to carry a higher level of credit risk than residential mortgage loans. However, the increase in consumer loans was primarily from second mortgages and equity lines of credit secured by real estate. Therefor, management believes that the allowance for loan losses was adequate at March 31, 1997. See "Financial Condition at June 30, 1997."

         Loans are reviewed on a regular basis and are generally placed on non-accrual status when the loan becomes 90 days delinquent and, in the opinion of management, the collection of additional interest is doubtful. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against income. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan. There were no loans past-due 90 days or more and still accruing interest at March 31, 1997, or at March 31, 1996.

         Total deposits decreased $721,000 to $40.4 million at March 31, 1997, compared to $41.1 million at March 31, 1996. The 1.8% decrease was primarily the result of pricing strategies intended to maintain a lower cost of funds.

COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED MARCH 31, 1997 AND MARCH 31, 1996

         NET INCOME. Net income for the years ended March 31, 1997 and 1996 was $198,000 and $371,000, respectively. The decrease in net income for fiscal 1997, compared to 1996, was primarily due to the one-time charge of $270,000 ($178,000 after tax, or $0.61 per share) to provide for an assessment to recapitalize the SAIF. The one-time assessment to recapitalize the SAIF was the result of federal legislation enacted in 1996, and had been anticipated for over a year. The one-time assessment resulted in a reduction in the deposit insurance premium of Germantown Federal from 23 basis points to a current rate of 6.4 basis points for each $100 in deposits. GFBC's return on average assets was 0.41% in fiscal 1997 and 0.78% in fiscal 1996. Excluding the SAIF assessment, the return on average assets was 0.77% in 1997.

         Return on average equity was 3.07% in 1997 and 5.85% in 1996. The return on average equity decreased in 1997 primarily because of the SAIF assessment. Excluding the SAIF assessment, the return on average equity was 5.82% for fiscal 1997.

         The calculation of earnings per share for fiscal 1997 and 1996 was based on net income of $198,000 and $371,000, respectively. Based on weighted average shares outstanding of 292,958 in 1997, and 299,867 in 1996, the earnings per share were $0.67 and $1.24, respectively. Excluding the SAIF assessment, the 1997 earnings per share were $1.28.

         NET INTEREST INCOME. Net interest income, the difference between total interest income and total interest expense, is GFBC's principal source of earnings. The amount of net interest income is determined by the volume of interest-earning assets and the level of interest rates earned on those interest-earning assets, compared to the volume of interest-bearing liabilities and the level of interest rates paid on those interest-bearing liabilities. GFBC's net interest income is affected by a variety of regulatory, economic and competitive factors that influence interest rates, loan demand and deposit flows.

         Net interest income increased $92,000, or 5.4%, in 1997 compared to 1996. The increase in net interest income is the result of the interest rate spread increasing to 3.36% for the year ended March 31, 1997, from 3.19% for the year ended March 31, 1996. The increase due to the interest rate spread was partially offset by a decrease in the ratio of average interest-earning assets to average interest-bearing liabilities from 113.2% for the year ended March 31, 1996, to 113.0% for the year ended March 31, 1997.

         RATE/VOLUME ANALYSIS. The table below sets forth certain information regarding changes in interest income and interest expense of Germantown Federal for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to
(i) changes in volume (changes in average volume multiplied by the previous year's rate) and (ii) changes in rates (changes in rate multiplied by previous year's volume). The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

                                                         Year Ended March 31,
                                      ------------------------------------------------------------
                                              1997 vs. 1996                   1996 vs. 1995
                                      ---------------------------      ---------------------------
                                           Increase                       Increase
                                       (decrease) due to              (decrease) due to
                                       -----------------              -----------------
                                      Volume       Rate       Net       Volume     Rate       Net
                                      ------       ----       ---       ------     ----       ---
                                                              (In thousands)
Interest income:
   Loans receivable                    $ 393      $ (70)     $ 323      $ 406      $  48     $ 454
   Mortgage-backed securities           (112)         8       (104)       (17)        18         1
   Securities                           (165)        28       (137)       (56)         6       (50)
   Other interest-earning assets          33        (20)        13       (216)        81      (135)
                                       -----      -----      -----      -----      -----     -----
     Total interest-earning assets     $ 149      $ (54)     $  95      $ 117      $ 153     $ 270
                                       =====      =====      =====      =====      =====     =====

Interest expense:
   Deposits                            $   8      $ (29)     $ (21)     $ (54)     $  13     $ (41)
   Federal Home Loan Bank advances
                                          24          -         24         34          -        34
                                       -----      -----      -----      -----      -----     -----
     Total interest-bearing
       liabilities                     $  32      $ (29)     $   3      $ (20)     $  13     $  (7)
                                       =====      =====      =====      =====      =====     =====

Net change in interest income          $ 117      $ (25)     $  92      $ 137      $ 140     $ 277
                                       =====      =====      =====      =====      =====     =====


         PROVISION FOR LOAN LOSSES. The provision for loan losses was $33,000 for fiscal 1997. There was no provision for loan losses in fiscal 1996. Germantown Federal continues to experience a low rate of loan charge-offs. For 1997 and 1996, charge-offs totaled $7,000 and $2,000, respectively. Germantown Federal continues to record recoveries of loans charged-off in prior periods. GFBC's decision to increase the allowance for loan losses was based on the increase in mortgage and consumer loan balances over the past year.

         NONINTEREST INCOME. Noninterest income is comprised primarily of service charges and fees collected by Germantown Federal. Total noninterest income increased by $3,000 in 1997, compared to 1996. The increase was primarily from gains on the sale of assets during 1997. Income from service charges and fees decreased by $3,000 in 1997, compared to 1996, which was primarily the result of the introduction of a no-fee checking account program designed to attract new customers. As anticipated, some current customers have switched to the no-fee checking account, resulting in a decrease in fees collected from NOW accounts.

         NONINTEREST EXPENSE. Noninterest expense increased by $319,000 in 1997, compared to 1996. The 24.9% increase was primarily due to the $270,000 SAIF assessment. Salaries and employee benefits increased by $29,000, or 4.4%, between years as a result of annual adjustments and the addition of a second mortgage originator. Equipment and outside services expense increased in 1997 with the addition of an ATM at the New Lebanon branch.

         INCOME TAX PROVISION. The provision for income taxes totaled $93,000 in fiscal 1997, and $177,000 in fiscal 1996, resulting in an effective tax rate of 31.9% and 32.3%, respectively. The volatility in the provision for income taxes is primarily attributable to the change in net income before taxes for each year.

ASSET AND LIABILITY MANAGEMENT

         A key component of asset and liability management is the monitoring and management of interest rate risk. Germantown Federal's exposure to interest rate risk results from the difference in maturities on interest-bearing liabilities and interest-earning assets and the volatility of interest rates. In an effort to reduce interest rate risk and protect it from the negative effect of increases in interest rates, Germantown Federal has instituted certain asset and liability management measures. The primary elements of this strategy include: (i) maintaining liquid assets that can be readily reinvested in higher yielding investments should interest rates rise; (ii) emphasizing the solicitation and retention of core deposits; (iii) investing in intermediate-term and adjustable-rate mortgage-backed securities; and (iv) attempting to maintain an even match between interest sensitive assets and liabilities. These measures, while significant, may only partially offset Germantown Federal's interest rate risk.

         As a part of its effort to monitor its interest rate risk, Germantown Federal reviews the reports of the OTS which set forth the application of the "net portfolio value" ("NPV") methodology adopted by the OTS as part of its capital regulations to the assets and liabilities of Germantown Federal. Although Germantown Federal is not currently subject to the NPV regulation because implementation of the NPV regulation has been delayed and such regulation does not apply to institutions with less than $300 million in assets and risk-based capital in excess of 12%, the application of the NPV methodology may illustrate Germantown Federal's interest rate risk.

         Generally, NPV is the discounted present value of the difference between incoming cash flows on interest-earning and other assets and outgoing cash flows on interest-bearing liabilities. The application of the methodology attempts to quantify interest rate risk as the change in the NPV which would result from a theoretical 200 basis point (1 basis point equals .01%) change in market interest rates. Both a 200 basis point increase in market interest rates and a 200 basis point decrease in market interest rates are considered. If the NPV of an institution subject to NPV regulation would decrease more than 2% of the present value of the institution's assets with either an increase or a decrease in market rates, the institution must deduct 50% of the amount of the decrease in excess of such 2% in the calculation of the institution's risk-based capital.

         At June 30, 1997, the most recent date for which NPV information is available to Germantown Federal, 2% of the present value of Germantown Federal's assets was approximately $1,001,000. Because the interest rate risk of a 200 basis point increase in market interest rates (which was greater than the interest rate risk of a 200 basis point decrease) was $1,766,000 at June 30, 1997, Germantown Federal would have been required to deduct $382,500 (50% of the approximate $765,000 difference) from its capital in determining whether Germantown Federal met its risk-based capital requirement. Regardless of such reduction, however, Germantown Federal's risk-based capital at June 30, 1997, would still have exceeded the regulatory requirement by approximately $3.5 million.

         Presented below, as of June 30, 1997, is an analysis of Germantown Federal's interest rate risk as measured by changes in NPV for instantaneous and sustained parallel shifts of 100 basis points in market interest rates.

         As illustrated in the table, Germantown Federal's NPV is more sensitive to rising rates than declining rates. Such difference in sensitivity occurs principally because, as rates rise, borrowers do not prepay fixed-rate loans as quickly as they do when interest rates are declining. Thus, in a rising interest rate environment, the amount of interest Germantown Federal would receive on its loans could increase relatively slowly as loans are slowly prepaid and new loans at higher rates are made. Moreover, the interest Germantown Federal would pay on its deposits would increase rapidly because Germantown Federal's deposits generally have shorter periods to repricing. Assumptions used in calculating the amounts in this table are OTS assumptions.

                                 At June 30, 1997
                                Net Portfolio Value
                           ----------------------------
                              (Dollars in thousands)
          Change                                                Board Limit
         in rates          $ Change             % Change         % change
         --------          --------             --------         --------

          +400 bp           $(3,634)               (48)%           (80)%
          +300 bp            (2,711)               (36)            (60)
          +200 bp            (1,766)               (23)            (40)
          +100 bp              (838)               (11)            (20)
             0 bp                 -                  -               0
          -100 bp               559                  7             (20)
          -200 bp               675                  9             (40)
          -300 bp               709                  9             (60)
          -400 bp               937                 12             (80)

         As with any method of measuring interest rate risk, certain shortcomings are inherent in the NPV approach. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Further, in the event of a change in interest rates, expected rates of prepayment on loans and mortgage-backed securities and early withdrawal levels from certificates of deposit could deviate significantly from those assumed in making the risk calculations.

         AVERAGE BALANCE SHEET. The following table sets forth certain information relating to Germantown Federal's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated and the average yields earned and interests rates paid. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are derived from daily average balances.


                                                                              Year ended March 31,
                                           Three months ended          --------------------------------
                                              June 30, 1997                          1997
                                      -----------------------------    --------------------------------
                                       Average             Average      Average               Average
                                       balance  Interest yield/ cost    balance    Interest  yield/cost
                                      --------- -------- -----------   ---------   --------  ----------
                                                           (Dollars in thousands)
   Interest-earning assets:
      Loans receivable (1)             $33,138    $688        8.31%     $30,867     $ 2,552      8.27%
      Mortgage-backed securities         8,776     155        7.07        9,716         678      7.00
      Securities                         1,742      25        5.74        3,072         163      5.31
      Other interest-earning assets      2,823      38        5.38        3,111         167      5.37
                                       -------    ----                  --------    --------
        Total interest-earning assets   46,479     906        7.80       46,766       3,560      7.61
                                                  ----                              --------

   Non-interest-earning assets           1,671                            1,686
                                       -------                          -------
        Total assets                    48,150                           48,452
                                       -------                          -------

   Interest-bearing liabilities:
   Deposits                             40,083     427        4.26       40,398       1,702      4.21
   Federal Home Loan Bank advances       1,000      14        5.80        1,000          58      5.80
                                       -------    ----                  --------    --------


        Total interest-bearing
          liabilities                   41,083     441        4.29       41,398       1,760      4.25
                                       -------    ----                  --------    --------

   Non-interest bearing liabilities        532                             609
                                       -------                          -------
        Total liabilities               41,615                           42,007
                                       -------                          -------
   Stockholders' equity                  6,535                            6,445
                                       -------                          -------
   Total liabilities and
     stockholders' equity              $48,150                          $48,452
                                       =======                          ========
   Net interest income                            $465                              $ 1,800
                                                  ====                              ========
   Interest rate spread (2)                                   3.51                               3.36
   Net yield on interest-earning                              3.86                               3.85
     assets (3)
   Ratio of average interest-earning
      assets to average
      interest-bearing liabilities                          113.13                             112.97



                                                                Year ended March 31,
                                          -------------------------------------------------------------------
                                                         1996                               1995
                                           -------------------------------  ---------------------------------
                                            Average               Average    Average                Average
                                            balance   Interest  yield/cost   balance    Interest   yield/cost
                                           --------   --------  ----------  ---------   --------   ----------
                                                                 (Dollars in thousands)
   Interest-earning assets:
      Loans receivable (1)                  $26,130    $ 2,229      8.53%     $21,355     $1,775        8.31%
      Mortgage-backed securities             11,324        782      6.91       11,580        781        6.74
      Securities                              6,222        300      4.82        7,387        350        4.74
      Other interest-earning assets           2,530        154      6.09        6,465        289        4.47
                                            --------   --------               -------     ------
        Total interest-earning assets        46,206      3,465      7.50       46,787      3,195        6.83
                                                       --------                          -------

   Non-interest-earning assets                1,605                             1,469
                                            -------                           -------
        Total assets                         47,811                            48,256
                                            -------                           -------

   Interest-bearing liabilities:
   Deposits                                  40,218      1,723      4.28       41,491      1,764        4.25
   Federal Home Loan Bank advances              585                 5.81            -          -           -
                                            --------   --------               -------     ------
                                                            34
                                                       --------               -------     ------
        Total interest-bearing
          liabilities                        40,803      1,757      4.31       41,491      1,764        4.25
                                            --------   --------               -------     ------

   Non-interest bearing liabilities             665                               627
                                            -------                           -------
        Total liabilities                    41,468                            42,118
                                            -------                           -------
   Stockholders' equity                       6,343                             6,138
                                            -------                           -------
   Total liabilities and
     stockholders' equity                   $47,811                           $48,256
                                           ========                           =======
   Net interest income                                 $ 1,708                            $1,431
                                                       ========                           ======
   Interest rate spread (2)                                         3.19                                2.58
   Net yield on interest-earning                                    3.70                                3.06
     assets (3)
   Ratio of average interest-earning
      assets to average                                           113.24                              112.76
      interest-bearing liabilities


  ---------------------------------


(1) Average balances include non-accrual loans, net of allowances for loan losses.

(2) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(3) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

LIQUIDITY

         Germantown Federal is required to maintain minimum levels of liquid assets as defined by the regulations of the OTS. This requirement, which may be varied from time to time depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The required ratio is currently 5%. Germantown Federal has historically maintained a level of liquid assets in excess of regulatory requirements. Germantown Federal's liquidity ratio was 11.1% June 30, 1997, 11.4% at March 31, 1997, and 17.9% at March 31, 1996. The decrease in liquidity at June 30, 1997, and March 31, 1997, compared to March 31, 1996, is the result of increased loan demand in the local market. Loan originations were funded with excess liquidity. Germantown Federal adjusts liquidity as appropriate to meet its asset/liability objectives.

         Germantown Federal's primary sources of funds are deposits, amortization and prepayment of loans, maturities of securities and funds provided from operations. While scheduled loan repayments are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. In addition, Germantown Federal invests excess funds in overnight deposits that provide liquidity to meet lending requirements.

         Germantown Federal has other sources of liquidity if a need for additional funds arises. Additional sources of funds include FHLB of Cincinnati advances and the ability to borrow against mortgage-backed and other securities. At June 30, 1997, and March 31, 1997, Germantown Federal had a short-term fixed-rate advance for $1,000,000 from the FHLB of Cincinnati. The advance was used to help fund Germantown Federal's increased demand for mortgage loan originations. At maturity, the advance will either be repaid or renewed depending on Germantown Federal's cash demands at that time.

CAPITAL RESOURCES

         At June 30, 1997, and March 31, 1997, GFBC had 15,418 shares of treasury stock carried at cost in the amount of $213,543. The treasury stock will be available for general corporate purposes, including the issuance of shares in connection with the exercise of employee stock options.

         OTS capital regulations require savings institutions to meet three capital standards: (1) tangible capital equal to 1.5% of total adjusted assets,
(2) a leverage ratio (core capital) equal to 3.0% of total adjusted assets and
(3) a risk-based capital requirement equal to 8.0% of total risk-weighted assets. Under these capital requirements, at June 30, 1997, Germantown Federal had:

                         Tangible Capital                   Core Capital                  Risk-based Capital
                      ----------------------           ----------------------           ----------------------
                      Amount         Percent           Amount         Percent           Amount         Percent
                      ------         -------           ------         -------           ------         -------
                                                      (Dollars in thousands)
Actual                $5,511           11.4%           $5,511           11.4%           $5,638           25.5%
Required                 727            1.5             1,454            3.0             1,768            8.0
                      ------          -----            ------          -----            ------           ----

Excess                $4,784            9.9%           $4,057            8.4%           $3,870           17.5%
                      ======          =====            ======          =====            ======           ====


         Germantown Federal's tangible capital consists solely of stockholders' equity. Core capital consists of tangible capital plus certain intangible assets, of which Germantown Federal has none. Risk-based capital consists of core capital plus general loan loss allowances.

IMPACT OF INFLATION AND CHANGING PRICES

         The consolidated financial statements of GFBC and notes thereto, presented elsewhere herein, have been prepared in accordance with generally accepted accounting principles, which generally require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of GFBC's operations. Unlike most industrial companies, nearly all the assets and liabilities of GFBC are monetary. As a result, interest rates have a greater impact on GFBC's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

         SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," was issued by the FASB in 1996. It revises the accounting for transfers of financial assets, such as loans and securities, and for distinguishing between sales and secured borrowings. It was originally effective for some transactions in 1997 and others in 1998. SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125," was issued in December 1996. SFAS 127 defers, for one year, the effective date of provisions related to securities lending, repurchase agreements and other similar transactions. The remaining portions of SFAS 125 will continue to be effective January 1, 1997. SFAS 125 did not have a material impact on GFBC's financial statements.

         In March 1997, the FASB issued SFAS No. 128, "Earnings Per Share," which is effective for financial statements for periods ending after December 15, 1997, including interim periods. SFAS 128 simplifies the calculation of earnings per share by replacing primary EPS with basic EPS. It also requires dual presentation of basic EPS and diluted EPS for entities with complex capital structures. Basic EPS includes no dilution and is computed by dividing income available to common shareholders by the weighted-average common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in earnings, such as stock options, warrants or other common stock equivalents. All prior period EPS data will be restated to conform with the new presentation. This statement will not have a material impact on GFBC's financial statements.

         In February 1997, the FASB issued SFAS No. 129, "Disclosures of Information about Capital Structure." SFAS No. 129 consolidated existing accounting guidance relating to disclosure about a company's capital structure. SFAS No. 129 is effective for financial statements for periods ending after December 15, 1997. SFAS No. 129 is not expected to have a material impact on GFBC's financial statements.

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and loses) in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. It does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement.

         SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. SFAS No. 130 is not expected to have a material impact on GFBC's financial statements.

         In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 significantly changes the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about reportable segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 uses a "management approach" to disclose financial and descriptive information about the way that management organizes the segments within the enterprise for making operating decisions and assessing performance. For many enterprises, the management approach will likely result in more segments being reported. In addition, SFAS No. 131 requires significantly more information to be disclosed for each reportable segment than is presently being reported in annual financial statements and also requires that selected information be reported in interim financial statements. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. SFAS No. 131 is not expected to have a material impact on GFBC's financial statements.


                                BUSINESS OF GFBC

         GFBC is a Delaware corporation organized on June 2, 1993, to acquire all of the capital stock that Germantown Federal issued upon its conversion from the mutual form of ownership to the stock form of ownership consummated on September 16, 1993. GFBC has not engaged in any significant business to date except for the acquisition of Germantown Federal.

                         BUSINESS OF GERMANTOWN FEDERAL

         Germantown Federal is a federally chartered savings bank located in Germantown, Ohio. Germantown Federal was chartered in 1887 as an Ohio building and loan association under the name Germantown Building and Savings Association. In 1938, Germantown Federal adopted a federal charter and changed its name to Germantown Federal Savings and Loan Association. Its present name, Germantown Federal Savings Bank, was obtained in 1983 at the time it obtained a charter as a savings bank. Germantown Federal's deposits have been federally insured since 1938 by the SAIF, as administered by the FDIC, and its predecessor, the Federal Savings and Loan Insurance Corporation. Germantown Federal has been a member of the FHLB System since 1940. At June 30, 1997, Germantown Federal had no brokered deposits or goodwill.

         Germantown Federal is primarily engaged in the business of accepting deposits from the general public and using those funds to originate mortgage loans for the purchase and refinancing of single-family homes located in Germantown, Ohio, and surrounding communities and for the purchase of mortgage-backed and investment securities. Germantown Federal also makes deposit loans, automobile loans, personal installment loans, construction loans and second mortgage loans.

         Germantown Federal conducts operations through its main office located at One North Plum Street, Germantown, Ohio, and an additional office located at 675 West Main Street, New Lebanon, Ohio. Germantown Federal considers its primary market for savings and lending activities to be the villages of Germantown and New Lebanon and the surrounding townships of German, Jackson and Perry in southwestern Montgomery County, Ohio, but such activities also extend to other parts of Montgomery County and parts of the neighboring counties of Preble, Butler and Warren. This area has a business environment which primarily includes the agriculture and service sectors. The population of this primary market area is approximately 19,000. The service and retail industries are the largest employers in Germantown Federal's market area. The unemployment rate in Germantown Federal's market area has been constant since 1987 and is currently below the State of Ohio and national averages. Because nearly all of the assets and liabilities of Germantown Federal are monetary in nature, interest rates have a greater effect on the earnings of Germantown Federal than local economic conditions.

LENDING ACTIVITIES

         GENERAL. Currently the principal lending activity of Germantown Federal is the origination of mortgage loans for the purpose of financing or refinancing one- to four-family residential properties and also the origination of consumer loans.

         ANALYSIS OF LOAN AND MORTGAGE-BACKED SECURITIES PORTFOLIO. Set forth below is selected data relating to the composition of Germantown Federal's loan and mortgage-backed securities portfolio by type of loan on the dates indicated.

                                                                                  At March 31,
                                             At June 30,         -------------------------------------------------
                                                1997                      1997                       1996
                                      -----------------------    ----------------------     ----------------------
                                        Amount       Percent       Amount      Percent       Amount       Percent
                                      ---------     ---------    ----------   ---------     ---------     --------
                                                                 (Dollars in thousands)
  Real Estate Loans:
     One- to four-family               $ 30,076       89.36%      $ 29,367       90.29%      $ 27,417       93.22%
     Construction                           345        1.03            457        1.41              -           -
     Participations purchased                 -           -              -           -              5        0.02
                                       --------      ------       --------      ------       --------      ------
                                         30,421       90.39         28,824       91.70         27,422       93.24
  Consumer Loans:
    Second mortgage                       1,445        4.29          1,256        3.86          1,041        3.54
    Savings account                         197        0.59            114        0.35            159        0.54
    Home improvement                        178        0.53            187        0.57            167        0.57
    Equity line of credit                 1,109        3.29            779        2.40            236        0.80
    Automobile                              712        2.12            619        1.90            516        1.75
    Other                                   240        0.71            238        0.73            218        0.74
                                       --------      ------       --------      ------       --------      ------
                                          3,881       11.53          3,193        9.81          2,337        7.94
                                       --------      ------       --------      ------       --------      ------
  Total gross loans                      34,302      101.92         33,017      101.51         29,759      101.18
  Less:
    Loans in process                       (308)      (0.92)          (137)      (0.42)            (7)      (0.02)
    Deferred loan origination fees
      and costs, net                       (116)      (0.34)          (113)      (0.35)          (123)      (0.42)
    Loan participations sold                (93)      (0.28)          (116)      (0.39)          (120)      (0.41)
    Allowance for loan losses              (127)      (0.38)          (127)      (0.39)           (98)      (0.33)
                                       --------      ------       --------      ------       --------      ------
  Total loans, net                     $ 33,658       100.0%      $ 32,524       100.0%      $ 29,411      100.00%
                                       ========      ======       ========      ======       ========      ======

  Mortgage-backed securities, net      $  8,765       100.0%      $  8,848       100.0%      $ 10,265      100.00%


         Under federal regulations, Germantown Federal's loans and extensions of credit to a person outstanding at anytime generally may not exceed 15% of Germantown Federal's total capital under the regulatory capital requirements plus any additional loan reserve not included in total capital ("Lending Limit Capital"). A savings association may lend to one borrower an additional amount not to exceed 10% of Lending Limit Capital if the additional amount is fully secured by certain forms of "readily marketable collateral." Real estate is not considered "readily marketable collateral." An exception to these limits permits loans to one borrower of up to $500,000 "for any purpose."

         Based upon such limits, Germantown Federal was able to lend approximately $832,000 to one borrower at June 30, 1997. The largest amount Germantown Federal had outstanding to one borrower at June 30, 1997, was $231,000.

         The following table sets forth the dollar amount of loans due after June 30, 1998, which have fixed rates and which have adjustable rates:

                                           Fixed         Adjustable
                                           -----         ----------
                                              (In thousands)

One- to four-family real estate           $25,380          $ 4,726
Consumer                                    2,551            1,109
                                          -------          -------
Total loans                               $27,931          $ 5,835
                                          =======          =======

Total mortgage-backed securities          $ 7,384          $ 1,381
                                          =======          =======


         RESIDENTIAL REAL ESTATE LOANS. Germantown Federal's primary lending activity consists of the origination of one- to four-family, owner-occupied, residential mortgage loans secured by property located in Germantown Federal's primary market area. The majority of Germantown Federal's residential mortgage loans consist of loans secured by owner-occupied, single-family residences. At June 30, 1997, Germantown Federal had $30.1 million, or 87.7% of its gross loan portfolio, invested in first mortgage loans secured by one- to four-family residences.

         Germantown Federal generally originates 15- and 30-year fixed-rate mortgage loans for retention in Germantown Federal's loan portfolio. Germantown Federal's fixed-rate mortgage loans are amortized on a monthly basis with principal and interest due each month. Residential real estate loans often remain outstanding for significantly shorter periods than their contractual terms because borrowers may refinance or prepay loans at their option.

         At June 30, 1996, Germantown Federal had no multi-family residential real estate loans in its portfolio.

         Germantown Federal also originates 30-year adjustable-rate mortgage loans ("ARMs") for retention in Germantown Federal's loan portfolio. The interest rate adjustment periods on the ARMs are either one year or three years. ARMs presently originated by Germantown Federal are tied to changes in the weekly average yield on the one-year U.S. Treasury constant maturities index. Rate adjustments are computed by adding a stated margin, typically 2.75%, to the index. The maximum allowable adjustment at each adjustment date is usually 2% with a maximum adjustment of 6% over the term of the loan.

         Germantown Federal's residential first mortgage loans customarily include due-on-sale clauses, which are provisions giving Germantown Federal the right to declare a loan immediately due and payable in the event, among other things, that the borrower sells or otherwise disposes of the real property serving as security for the loan. Due-on-sale clauses are an important means of adjusting the rates on Germantown Federal's fixed-rate mortgage portfolio, and Germantown Federal has generally exercised its rights under these clauses.

         Regulations limit the amount which a savings association may lend in relationship to the appraised value of the real estate securing the loan, as determined by an appraisal at the time of loan origination. Germantown Federal's lending policies generally limit the maximum loan-to-value ratio to 97% of the lesser of the appraised value or the purchase price of the property to serve as security for the residential loan. When Germantown Federal makes a loan in excess of 80% of the appraised value or purchase price, private mortgage insurance is required.

         Germantown Federal's loan policy requires title insurance on all first mortgage loans. Flood hazard insurance (if needed) and fire and casualty insurance are required by Germantown Federal on all properties securing real estate loans.

         Germantown Federal does originate loans to finance the construction of residential property. At June 30, 1997, Germantown Federal had $345,000, or 1.0%, of its gross loan portfolio, in interim construction loans. Germantown Federal makes construction loans to private individuals and to builders who are building pursuant to a contract for sale.

         Germantown Federal did not sell any loans to investors in the secondary market during the three months ended June 30, 1997, or during fiscal 1997 or fiscal 1996.

         COMMERCIAL REAL ESTATE LOANS. Although Germantown Federal will consider offering loans secured by commercial real estate, Germantown Federal did not have any loans secured by commercial properties at June 30, 1997.

         CONSUMER LOANS. Regulations permit federally-chartered savings associations to make secured and unsecured consumer loans up to 35% of the association's assets. In addition, Germantown Federal has lending authority above the 35% limit for certain consumer loans, such as second mortgage loans and loans secured by deposit accounts.

         As of June 30, 1997, consumer loans totaled $3,881,000, or 11.3% of Germantown Federal's total gross loan portfolio, and consisted of loans secured with deposits held at Germantown Federal, home improvement loans, equity line of credit loans, other auto loans, second mortgage loans and personal installment loans.

         LOAN SOLICITATION AND PROCESSING. Loan originations are derived from a number of sources, such as realtors, depositors, borrowers, builders and walk-in customers.

         Upon receipt of a loan application, a credit report is obtained and employers are contacted to verify specific information relating to the loan applicant's employment, income and credit standing. In the case of a real estate loan, an appraisal of the real estate intended to secure the proposed loan is undertaken by an independent appraiser approved by Germantown Federal. Each loan application file is submitted to the Loan Committee consisting of the President, the Vice

President-Treasurer, the Deposit Operations Manager and the New Lebanon Branch Manager. Any two of these committee members may approve a one- to four-family residential real estate loan up to $250,000 and residential real estate loans to the same borrower secured by more than one property (blanket loans) up to $300,000. All loans over these limits must be approved by the Board of Directors.

         In the case of a consumer loan, loan officers are required to follow Germantown Federal's underwriting standards and guidelines and are granted approval authority up to lending limits ranging from $2,000 to $200,000. Individual lending limits are established from time to time by the Board of Directors of Germantown Federal. Consumer loans over $200,000 in amount must be approved by the Board of Directors.

         Loan applicants are promptly notified of the credit decision by telephone or letter. If the loan is approved in writing, the loan commitment specifies the terms and conditions of the proposed loan, including the amount of the loan, interest rate, amortization term, a brief description of the required collateral and required insurance coverage. The borrower must provide proof of fire, flood (if applicable) and casualty insurance on the property serving as collateral, which insurance must be maintained during the full term of the loan. Generally, a title insurance policy issued to Germantown Federal is required on all mortgage loans.

ORIGINATIONS AND PURCHASES OF LOANS AND MORTGAGE-BACKED SECURITIES

         ORIGINATIONS AND PURCHASES. The following tables set forth Germantown Federal's gross loan originations, mortgage-backed securities purchases and principal repayments for the periods indicated.

                                                      Three months                Year Ended March 31,
                                                      ended June 30,          ------------------------------
                                                          1997                  1997                 1996
                                                      --------------           -------              -------
                                                                           (In thousands)

   Total gross loans receivable (net of
     participations sold) at beginning of period          $32,901               $29,639             $22,653
   Loans originated:
     1 - 4 family mortgage                                  1,849                 7,051               9,819
     Consumer loans                                         1,292                 2,646               1,878
                                                          -------               -------             -------
   Total loans originated                                   3,141                 9,697              11,697
   Loan principal repayments                                1,833                 6,435               4,711
                                                          -------               -------             -------
   Net loan activity                                        1,308                 3,262               6,986
                                                          -------               -------             -------
   Total gross loans receivable (net of
     participations sold) at end of period                $34,209               $32,901             $29,639
                                                          =======               =======             =======

                                                      Three months                Year Ended March 31,
                                                      ended June 30,          ------------------------------
                                                          1997                  1997                 1996
                                                      --------------           -------              -------
                                                                           (In thousands)

Total gross mortgage-backed securities at
   beginning of period                                     $8,848               $10,265              $12,030
Mortgaged-backed securities purchased                           -                     -                    -
Mortgage-backed securities principal repayments              (217)               (1,341)               1,763
Unrealized gain (loss) on available-for-sale
   securities                                                 134                   (76)                  (2)
                                                           ------                ------              -------
Total gross mortgage-backed securities at end of
   period                                                  $8,765                $8,848              $10,265
                                                           ======                ======              =======

         LOAN MATURITIES. The following table sets forth certain information at June 30, 1997, regarding the dollar amount of loans in Germantown Federal's portfolio based on the contractual maturity dates.

                                  Due during         Due one through           Due after
                               the year ending       five years after      five years after
                                June 30, 1998         June 30, 1997          June 30, 1997             Total
                              -----------------      -----------------     -----------------          -------
                                                                 (In thousands)

One- to four-family (net
   of participations)                 $222                 $277                 $29,484                 $29,983
Construction                             -                    -                     345                     345
                                      ----                 ----                 -------                 -------
   Total                              $222                 $277                 $29,829                 $30,328
                                      ====                 ====                 =======                 =======


         LOAN COMMITMENTS. Germantown Federal issues standby loan origination commitments to qualified borrowers, primarily for residential real estate loans. Such commitments are made on specified terms and conditions and are made for periods of up to 60 days, during which time the interest rate may be locked-in. At June 30, 1997, Germantown Federal had $444,000 in commitments to originate loans. At June 30, 1997, Germantown Federal also had commitments of $1,443,000 from unused lines of credit related to its home equity and overdraft line of credit programs.

         LOAN FEES AND SERVICE CHARGES. In addition to interest earned on loans, Germantown Federal generally recognizes fees and service charges which consist primarily of loan servicing fees and late charges.

         Loan origination and commitment fees are volatile sources of income. Such fees fluctuate with the volume and type of loans and commitments made and purchased and with competitive conditions in the mortgage markets, which in turn respond to the demand and availability of money.

         DELINQUENCIES AND ASSET CLASSIFICATION. Germantown Federal's collection procedures provide that when a loan is 16 days past due, a late charge is assessed and the borrower is contacted by mail or telephone and payment is requested. If the delinquency continues, subsequent efforts are made to contact the delinquent borrower. Loans delinquent 90 days or more are considered problem loans and are placed on Germantown Federal's loan "watch list." Unless other repayment arrangements are made, additional late charges may be added and Germantown Federal generally initiates foreclosure proceedings. Each delinquent loan is reviewed on a case by case basis.

         Loans are reviewed on a regular basis and are generally placed on a non-accrual status when the loan becomes 90 days delinquent and, in the opinion of management, the collection of additional interest is doubtful. Germantown Federal will continue to accrue interest on loans more than 90 days past due if such loans are believed to be well secured and in the process of collection. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan.

         Real estate acquired by Germantown Federal as a result of foreclosure or by deed in lieu of foreclosure is classified as foreclosed real estate until such time as it is sold. When foreclosed real estate is acquired, it is recorded at the lower of the unpaid principal balance of the related loan or its fair value less its estimated cost of sale. Any additional write-down of foreclosed real estate is charged to the allowance for real estate losses or written down if permanent impairment exists.

         The following table sets forth information regarding Germantown Federal's nonperforming assets, loans which are 90 days or more delinquent but on which Germantown Federal is accruing interest and other real estate at the dates indicated. Germantown Federal, as of and for the three months ended June 30, 1997, and as of and for the years ended March 31, 1997 and 1996, had no loans which were required to be evaluated for impairment on a loan by loan basis within the scope of SFAS No. 114. At June 30, 1997, gross interest income that would have been recorded had non-accruing loans been current in accordance with their original terms amounted to $19,000.

                                                                               At March 31,
                                                           At June 30,   ------------------------
                                                              1997          1997           1996
                                                           -----------   ----------     ---------
                                                                        (In thousands)

Loans accounted for on a non-accrual basis:
   Permanent loans secured by one- to four-family units      $   192       $   162       $   103
   Consumer                                                        5             5             5
                                                             -------       -------       -------
     Total                                                       197           167           108

Accruing loans which are contractually past due 90 days
   or more:                                                        -             -             -
                                                             -------       -------       -------
Permanent loans secured by one- to four-family units
   Total nonperforming loans                                     197           167           108
   Real estate owned                                               -             -             -
                                                             -------       -------       -------
   Total nonperforming assets                                $   197       $   167       $   108
                                                             =======       =======       =======
Total nonperforming loans to net loans                          0.59%         0.51%         0.37%
Total nonperforming loans to total assets                       0.41%         0.35%         0.22%
Total nonperforming assets to total assets                      0.41%         0.35%         0.22%
Net loans                                                    $33,658       $32,524       $29,411
Total assets                                                 $48,502       $48,122       $48,982


         CLASSIFIED ASSETS. OTS regulations provide for a classification system for problem assets of insured institutions. Under this classification system, problem assets are classified as "substandard", "doubtful" or "losec." An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or by the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the insured institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard", with the added characteristic that the weaknesses present make "collection of principal in full," on the basis of currently existing facts, conditions and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets classified "special mention" are assets included on Germantown Federal's internal watch list.

         When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances for loan losses in an amount deemed prudent by management. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as "loss", it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge off such amount. An institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS, which may order the establishment of additional general or specific loss allowances.

         The following table sets forth Germantown Federal's classified assets and allocation of loan loss allowance at June 30, 1997:

                                                        At June 30, 1997
                                                        ----------------
                                                         (In thousands)

                  Special mention assets                      $  -
                  Substandard assets                           203
                  Doubtful assets                                -
                  Loss assets                                    -
                                                              ----
                      Total                                   $203
                                                              ====

                  General loss allowance                      $127
                  Specific loss allowance                        -
                                                              ----
                      Total allowances                        $127
                                                              ====

         The following table sets forth the type and dollar amounts of Germantown Federal's loans more than 60 days delinquent as of June 30, 1997.

                                                        At June 30, 1997
                                                        ----------------
                                                         (In thousands)

                  Residential mortgage loans                  $372
                  Consumer loans                                 5
                                                              ----
                  Total delinquent loans                      $379
                                                              ====


         ALLOWANCE FOR LOAN AND REAL ESTATE LOSSES. It is management's policy to maintain an allowance for losses on loans in its loan portfolio and other nonperforming assets. A provision for loan losses is charged to operations based on management's evaluation of the potential losses that may be incurred in Germantown Federal's loan portfolio. Such evaluation includes a review and measurement of all impaired loans based on the present value of expected future cash flows discounted at the loan's effective interest rate, and considers, among other matters, the estimated net realizable value of the underlying collateral.

         When other real estate is acquired, it is recorded at the lower of the unpaid principal balance of the related loan or its fair value less estimated cost to sell. Valuations are periodically performed by management, and an allowance for losses on other real estate is established by a charge to operations if the carrying value of the property exceeds its estimated fair value.

         Management will continue to review the entire loan portfolio to determine the extent, if any, to which further additional loan loss provisions may be deemed necessary. There can be no assurance that the allowance for loan losses will be adequate to cover losses which may in fact be realized in the future or that additional provisions for loan losses will not be required. See "GFBC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS Financial Condition at June 30, 1997" for circumstances that could cause the allowance to be inadequate.

         The following table sets forth information with respect to Germantown Federal's allowance for loan losses for the periods indicated:

                                           Three months ended June 30,         Year Ended March 31,
                                           ---------------------------         --------------------
                                                      1997                   1997                1996
                                                    --------               --------            --------
                                                                   (Dollars in thousands)

Total loans outstanding (at end of period) (1)      $ 33,785               $ 32,651            $ 29,509
Average loans outstanding (1)                       $ 33,265               $ 30,979            $ 26,226

Allowance balances (at beginning of period)         $    127               $     98                  95
Provision                                                  -                     33                   -
Charge-offs                                                -                     (7)                 (2)
Recoveries                                                 -                      3                   5
                                                    --------               --------            --------
Allowance balance (at end of period)                $    127               $    127            $     98
                                                    ========               ========            ========
Allowance for loan losses as a percentage of
   average loans outstanding                            0.38%                  0.41                0.37%
Net loans charged-off (recovered) as a
   percentage of average loans outstanding                 -                  (0.01)%             (0.01)%
Allowance for loan losses as a percentage of
   nonperforming loans (at end of period)              64.47%                 76.05%              90.74%

------------------------------

(1) Gross loans net of loans in process, net deferred fees and costs and loan participations sold.


         The distribution of Germantown Federal's allowance for loan losses at the dates indicated is summarized as follows:

                                                                                      March 31,
                                                              -----------------------------------------------------------
                                    June 30, 1997                        1997                            1996
                              ---------------------------     --------------------------     ----------------------------
                                         Percent of loans                Percent of loans                Percent of loans
                                         in each category                in each category                in each category
                              Amount      to total loans      Amount      to total loans      Amount      to total loans
                              ------     ----------------     ------     ----------------     ------     ----------------
                                                                (Dollars in thousands)

Residential real estate       $  45            88.7%          $  45            90.3%            $30             92.2%
Consumer                         82            11.3              82             9.7              68              7.8
                               ----           -----            ----           -----             ---            -----
Total                          $127           100.0%           $127           100.0%            $98            100.0%
                               ====           =====            ====           =====             ===            =====


MORTGAGE-BACKED SECURITIES AND INVESTMENT ACTIVITIES

         GENERAL. Germantown Federal's investment policy, which is established by senior management and approved by the Board of Directors, is based upon its asset and liability management goals and is designed primarily to provide a portfolio of high quality, diversified securities while seeking to optimize net interest income within acceptable limits of safety and liquidity.

         Germantown Federal's current investment goal is to invest available funds in instruments that generally do not exceed an average life of five to seven years, or that meet specific requirements of Germantown Federal's asset and liability management goals. The investment activities of Germantown Federal consist primarily of investments in mortgage-backed securities and other securities consisting primarily of securities issued or guaranteed by the United States Government or agencies thereof. At June 30, 1997, Germantown Federal had an investment portfolio with a market value of approximately $10.3 million consisting of mortgage-backed securities and U.S. Government securities.

         At June 30, 1997, the carrying value of Germantown Federal's mortgage-backed securities totaled $8.8 million, or 18.1%, of total assets. Such securities consisted entirely of Federal Home Loan Mortgage Corporation ("FHLMC") pass-through securities, whose principal and interest are guaranteed by FHLMC. All mortgage-backed securities are classified as available-for-sale at June 30, 1997, and are carried at market value.

         At June 30, 1997, the carrying value of Germantown Federal's investment securities available for sale totaled $1.5 million, or 3.1% of total assets. These securities consisted entirely of U.S. Treasury obligations.

         VALUES AND MATURITIES. The following table sets forth the carrying value of Germantown Federal's fixed-rate and adjustable-rate mortgage-backed securities and securities, all of which are available for sale, at the dates indicated.

                                                                                  At March 31,
                                               At June 30,              -------------------------------
                                                     1997                 1997                   1996
                                               -----------              -------                --------
                                                                     (In thousands)
Mortgage-backed securities:
   Fixed                                         $7,384                  $7,463                $  8,772
   Adjustable                                     1,381                   1,385                   1,493
                                                 ------                  ------                --------
   Total mortgage-backed securities              $8,765                  $8,848                 $10,265
                                                 ======                  ======                 =======

Securities:
    Fixed                                        $1,500                  $2,000                $  4,493
    Adjustable                                        -                       -                       -
                                                 ------                  ------                --------
    Total securities                             $1,500                  $2,000                $  4,493
                                                 ======                  ======                ========


         The following table sets forth certain information regarding the carrying values, weighted average yields and maturities of Germantown Federal's mortgage-backed and investment securities portfolio at June 30, 1997.

                     One Year or Less   One to Five Years  Five to Ten Years  More than Ten Years        Total
                   -------------------- -----------------  -----------------  -------------------  -----------------
                   Carrying     Average Carrying  Average   Carrying  Average  Carrying  Average   Carrying   Average
                     Value       Yield    Value    Yield      Value    Yield     Value    Yield      Value     Yield
                     -----       -----    -----    -----      -----    -----     -----    -----      -----     -----

                                                          (Dollars in thousands)

Mortgage-backed
  securities (1)    $     -          -   $1,165     7.97%     $1,452    7.14%    $6,148    6.76%     $8,765    6.98%

U.S. Treasury
  obligations        $1,500       5.58%       -         -          -      -           -       -      $1,500    5.58%
---------------------------------

(1) Mortgage-backed securities represent a participation interest in a pool of mortgages, the principal and interest payments on which are passed from mortgage originators, through intermediaries (generally quasi-governmental agencies) that pool and repackage the participation interests in the form of securities, to investors such as Germantown Federal. These securities are backed by pools of mortgages that have loans with interest rates that are within a range and have varying maturities. As interest rates fluctuate, payments on the underlying mortgages will vary. As a result, no maturity data has been shown.


SOURCES OF FUNDS

         GENERAL. Deposits are the major source of Germantown Federal's funds for lending and other investment purposes. In addition to deposits, Germantown Federal derives funds from amortization and prepayment of loans, maturities of securities and operations. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources or on a longer term basis for general business purposes. Germantown Federal had a $1.0 million advance from the FHLB of Cincinnati at June 30, 1997.

         DEPOSITS. Consumer and commercial deposits are attracted principally from within Germantown Federal's primary market area through the offering of a broad selection of deposit instruments, including demand checking, NOW, passbook savings, money market deposit, term certificate and individual retirement accounts. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. Germantown Federal regularly evaluates the internal cost of funds, surveys rates offered by competing institutions, reviews

Germantown Federal's cash flow requirements for lending and liquidity and executes rate changes when deemed appropriate. Germantown Federal does not obtain funds through brokers, nor does it actively solicit funds outside of the State of Ohio.

         Certificates of deposit with principal amounts of $100,000 or more constituted $1.3 million, or 3.1%, of Germantown Federal's total deposit portfolio at June 30, 1997. See "Certificates of Deposit."

         DEPOSIT PORTFOLIO. Deposits in Germantown Federal were represented by various types of savings programs described below for the periods indicated.

                                                                                Year ended March 31,
                                        Three months ended         ----------------------------------------------
                                              1997                        1997                       1996
                                       --------------------        ---------------------     ---------------------
                                                   Weighted                     Weighted                  Weighted
                                       Average      average        Average       average     Average      average
                                       balance       rate          balance        rate       balance        rate
                                       -------       ----          -------        ----       -------        ----
                                                                 (Dollars in thousands)
Transaction accounts:
   Demand checking                    $    396           -%        $   233            -%     $    94           -%
   NOW accounts                          3,625        1.92           3,441         1.92        3,262        1.91
   Money market accounts                 2,932        2.96           3,079         2.91        3,297        2.91
   Passbook savings                      9,852        2.49           9,995         2.47       10,028        2.48
                                       -------                       -----                   -------

Total transaction accounts              16,805                      16,749                    16,681

Certificates of deposit                 23,279        5.61          23,650         5.46       23,537        5.56
                                        ------                      ------                   -------

Total deposits                         $40,084        4.27%        $40,398         4.21%     $40,218        4.28%
                                       =======                     =======                   =======


         CERTIFICATES OF DEPOSIT. The following table indicates the amount of Germantown Federal's certificates of deposit of $100,000 or more by time remaining until maturity as of June 30, 1997:

                 Maturity Period                    Certificates of Deposit
                 ---------------                    -----------------------
                                                         (In thousands)

                 Three through six months                   $   774
                 Six through twelve months                      490
                                                            -------
                 Total                                       $1,264
                                                             ======


         BORROWINGS. Deposits are the primary source of funds for Germantown Federal's lending and investment activities and for its general business purposes. Germantown Federal may supplement its supply of lendable funds by obtaining advances from the FHLB of Cincinnati or by accessing the Federal Reserve Bank discount window. Advances from the FHLB of Cincinnati would typically be secured by a pledge of Germantown Federal's stock in the FHLB of Cincinnati and a portion of Germantown Federal's first mortgage loans and certain other assets. At June 30, 1997, and March 31, 1997 and 1996, Germantown Federal had a five-year fixed-rate advance of $1.0 million from the FHLB of Cincinnati. Germantown Federal pledged $1.5 million of first mortgage loans as security for the advance. The advance will either be repaid or renewed at maturity depending on Germantown Federal's cash demands at that time.

         The following table sets forth the maximum month-end balance and average balance of FHLB advances and other borrowings for the periods indicated:

                                                                           Year ended March 31,
                                          June 30,             ------------------------------------------------
                                            1997                 1997               1996                 1995
                                         ---------             --------           --------              -------
                                                                               (In thousands)
Maximum balance:
   FHLB advances                           $1,000               $1,000             $1,000                $   -
Average balance:
   FHLB advances                            1,000                1,000                585                    -

COMPETITION

         Germantown Federal encounters strong competition both in the attraction of deposits and in the origination of real estate and other loans. Its most direct competition for deposits has historically come from commercial banks, other savings associations and credit unions in its market area. Germantown Federal competes for savings by offering depositors a high level of personal service and convenient office locations. The competition for real estate and other loans comes principally from commercial banks, credit unions, mortgage banking companies and other savings associations.

         Germantown Federal competes for loans primarily through the interest rates and loan fees it charges and the efficiency and quality of services it provides borrowers, real estate brokers and builders. Factors which affect competition include the general and local economic conditions, current interest rate levels and volatility in the mortgage markets.

SUBSIDIARY ACTIVITIES

         At June 30, 1997, Germantown Federal had one subsidiary, GFS Financial Services, Inc. GFS Financial Services, Inc. is a wholly-owned service corporation of Germantown Federal. The subsidiary was incorporated in 1980. The purpose of the subsidiary is to facilitate regular and continuing on-line data processing services, electronic transfer services and other data processing services to Germantown Federal. At June 30, 1997, Germantown Federal held an equity investment of $20,000 in its subsidiary.

PERSONNEL

         As of June 30, 1997, Germantown Federal had 19 full-time and one part-time employees. None of Germantown Federal's employees are represented by a collective bargaining group. Germantown Federal believes its relationship with its employees is good. Germantown Federal offers health, disability and life insurance benefits.


                              CHANGE IN ACCOUNTANTS

         On September 17, 1996, the Board of Directors of GFBC approved a change of GFBC's independent public auditors from Arthur Andersen LLP ("Arthur Andersen") to Crowe, Chizek and Company LLP ("Crowe Chizek"). Arthur Andersen served as GFBC's independent public auditors from 1984 through the fiscal year ended March 31, 1996. The decision to dismiss Arthur Andersen was part of an effort to reduce professional fee expenses.

         The report of Arthur Andersen on the consolidated financial statements of GFBC for the fiscal years ended March 31, 1996 and 1995, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles nor did they include an explanatory paragraph for material uncertainties. There has not been any disagreement between GFBC and Arthur Andersen on any matter of accounting principles or practices, consolidated financial statement disclosure or audit scope or procedure.

                           SECURITY OWNERSHIP OF GFBC

         The following table sets forth, as of ___________, 1997, certain information as to those persons who were believed by management to be the beneficial owners of more than 5% of the outstanding GFBC Shares.

                                                                                   Percent of shares of
                                                      Amount and nature of             common stock
Name and address of beneficial owner                  beneficial ownership                outstanding
------------------------------------                  --------------------                -----------

Steven F. Goens and Marilyn J. Goens                         21,113                        6.78%
10451 Kley Road
Vandalia, Ohio  45377

Jeffrey S. Halis                                             24,215                        7.77%
500 Park Avenue
Fifth Floor
New York, New York  10022

John T. Baker                                                25,902                        8.32%
One North Plum Street
Germantown, Ohio  45327


         The following table sets forth certain information with respect to the number of GFBC Shares beneficially owned by each director and executive officer of GFBC and by all directors and executive officers of GFBC as a group as of __________, 1997:

                                                       Amount and nature of         Percent of shares of
Name and address of beneficial owner (1)             beneficial ownership (2)     common stock outstanding
----------------------------------------             ------------------------     ------------------------

John T. Baker                                                 25,902 (3)                   8.32%
Jack L. Cobb                                                  11,847 (4)                   3.78
Stephen R. Cox                                                11,847 (5)                   3.78
Bernard W. Falldorf                                            6,657 (6)                   2.13
Thomas L. Fox                                                 14,733 (7)                   4.73
Charles E. Hacker                                             11,157 (8)                   3.56
Daniel R. Hill                                                 8,157 (9)                   2.61
Bernard R. Kokenge                                             7,596 (10)                  2.43
All directors and executive officers
   as a group (8 people)                                      97,018                      30.25

-----------------------------

(1) Each of the individuals in this table may be contacted at the address of GFBC, One North Plum Street, Germantown, OH 45327.

(2) The beneficial owner has sole voting and dispositive power unless otherwise indicated.

(3) Includes 3,300 shares held by Mr. Baker's spouse, with respect to which Mr. Baker shares voting and dispositive power.

(4) Includes 1,541 shares which may be acquired by Mr. Cobb upon the exercise of an option, and 439 shares held by the Germantown Federal Savings Bank Management Stock Bonus Plan (the "MSBP") Trust, with respect to which Mr. Cobb shares voting and dispositive power as a Trustee and a member of the MSBP Committee.

(5) Includes 1,541 shares which may be acquired by Mr. Cox upon the exercise of an option, and 439 shares held by the MSBP Trust, with respect to which Mr. Cox shares voting and dispositive power as a Trustee and a member of the MSBP Committee.


(Footnotes continued on next page)

(6) Includes 3,000 shares held jointly with Mr. Falldorf's spouse; 900 shares held by Mr. Falldorf's spouse, with respect to which Mr. Falldorf shares voting and dispositive power; and 1,541 shares which may be acquired by Mr. Falldorf upon the exercise of an option.

(7) Includes 2,500 shares held by Mr. Fox's spouse, with respect to which Mr. Fox shares voting and dispositive power.

(8) Includes 6,412 shares held jointly with Mr. Hacker's spouse and 1,541 shares which may be acquired by Mr. Hacker upon the exercise of an option.

(9) Includes 3,734 shares held jointly with Mr. Hill's spouse and 1,541 shares which may be acquired by Mr. Hill upon the exercise of an option.

(10) Includes 5,000 shares held jointly with Mr. Kokenge's spouse; 1,541 shares which may be acquired by Mr. Kokenge upon the exercise of an option; and 439 shares held by the MSBP Trust. with respect to which Mr. Kokenge shares voting and dispositive power as a Trustee and a member of the MSBP Committee.

(11) Because the same 439 shares held in the MSBP Trust are included in the numbers held by three directors individually, the total of all shares beneficially owned by the directors and executive officers is less than the sum of their individual numbers of shares owned.


                               REGULATION OF GFBC

GENERAL

         As a savings and loan holding company within the meaning of the Home Owners' Loan Act of 1933, as amended (the "HOLA"), GFBC is subject to regulation, examination and oversight by the OTS. Germantown Federal is also subject to regulation, examination and oversight by the OTS and the FDIC. GFBC and Germantown Federal must file periodic reports with these governmental agencies concerning their activities and financial condition. Germantown Federal is also subject to certain regulations promulgated by the Board of Governors of the Federal Reserve System ("FRB").

OTS REGULATION

         SUPERVISION AND EXAMINATION. The OTS is responsible for the regulation and supervision of all savings associations, including Germantown Federal. Germantown Federal must undergo a full-scope, on-site examination by the OTS at least (a) once every twelve months, if it has total assets of $250 million or more, or (b) once every eighteen months, if it has total assets of less than $250 million and satisfies other specified criteria.

         The OTS issues regulations governing the operations of savings associations, regularly examines such institutions and imposes assessments on savings associations based on their asset size to cover the costs of this supervision and examination. It also promulgates regulations that prescribe permissible activities for federally chartered associations, including the types of lending that such associations may engage in and the investments in real estate, subsidiaries and securities they may make. The OTS also may initiate enforcement actions against savings associations and certain persons affiliated with them for violations of laws or regulations or for engaging in unsafe or unsound practices. If the grounds provided by law exist, the OTS may appoint a conservator or receiver for a savings association.

         Savings associations are subject to regulatory oversight under various consumer protection and fair lending laws. These laws govern, among other things, truth-in-lending disclosure, equal credit opportunity, fair credit reporting and community reinvestment. Failure to abide by federal laws and regulations governing community reinvestment could limit the ability of an institution to open a new branch or engage in a merger transaction.

         LIQUIDITY. OTS regulations require that Germantown Federal maintain an average daily balance of liquid assets (cash, certain time deposits, bankers' acceptances, and specified United States Government, state or federal agency obligations) equal to a monthly average of not less than 5% of its net withdrawable savings deposits plus borrowings payable in one year or lesec. Federal regulations also require each association to maintain an average daily balance of short-term liquid assets of not less than 1% of the total of its net withdrawable savings deposits plus borrowings payable in one year or lesec. Monetary penalties may be imposed upon associations failing to meet liquidity requirements. The average eligible liquidity of Germantown Federal, as computed under current regulations, was approximately $4.7 million or 11.1%, for the month of June 1997, and exceeded the applicable 5% liquidity requirement by approximately $2.6 million.

        QUALIFIED THRIFT LENDER TEST. Savings associations are required to meet the QTL test. Prior to September 30, 1996, the QTL test required savings associations to maintain a specified level of investments in assets that are designated as qualifying thrift investments ("QTI"), which are generally related to domestic residential real estate and manufactured housing and include credit card, student and small business loans, and stock issued by any FHLB, the FHLMC or the Federal National Mortgage Association ("FNMA"). Under this test 65% of an institution's "portfolio assets" (total assets less goodwill and other intangibles, property used to conduct business and 20% of liquid assets) must consist of QTI on a monthly average basis in 9 out of every 12 months. Congress created a second QTL test, effective September 30, 1996, pursuant to which a savings association will qualify as a QTL thrift if at least 60% of the institution's assets (on a tax basis) consist of specified assets (generally loans secured by residential real estate or deposits, educational loans, cash and certain governmental obligations). The OTS may grant exceptions to the QTL test under certain circumstances. If a savings association fails to meet the QTL test, the association and its holding company become subject to certain operating and regulatory restrictions. A savings association that fails to meet the QTL test will not be eligible for new FHLB advances. At June 30, 1997, Germantown Federal met the QTL test.

         LIMITATIONS ON CAPITAL DISTRIBUTIONS. The OTS imposes various restrictions or requirements on the ability of associations, including Germantown Federal, to make capital distributions, including dividend payments. OTS regulations also establish a three-tier system limiting capital distributions according to ratings of associations based on their capital level and supervisory condition.

         Tier 1 consists of associations that, before and after the proposed distribution, meet their fully phased-in capital requirements. Associations in this category may make capital distributions during any calendar year equal to the greater of 100% of net income, current year-to-date, plus 50% of the amount by which the lesser of the association's tangible, core or risk-based capital exceeds its fully phased-in capital requirement for such capital component, as measured at the beginning of the calendar year, or 75% of its net income over the most recent four-quarter period. A Tier 1 association deemed to be in need of more than normal supervision by the OTS may be downgraded to a Tier 2 or Tier 3 association. Germantown Federal meets the requirements for a Tier 1 association and has not been notified of any need for more than normal supervision. Tier 1 associations proposing to make any capital distribution need only submit written notice to the OTS 30 days prior to such distribution. The OTS may object to the distribution during that 30-day period based on safety and soundness concerns.

         Tier 2 associations, which before and after the proposed distribution meet their current minimum, but not fully phased-in, capital requirements, may make capital distributions of up to 75% of net income over the most recent four-quarter period. Tier 3 associations do not meet current minimum capital requirements and must obtain OTS approval of any capital distribution.

         LENDING LIMITS. OTS regulations generally limit the aggregate amount that Germantown Federal can lend to one borrower to an amount equal to 15% of its Lending Limit Capital. A savings association may lend to one borrower an additional amount not to exceed 10% of the association's Lending Limit Capital, if the additional amount is fully secured by certain forms of "readily marketable collateral." Real estate is not considered "readily marketable collateral." Certain types of loans are not subject to these limits. Notwithstanding the specified limits, an association may lend to one borrower up to $500,000 for any purpose. In applying these limits, the regulations require that loans to certain related borrowers be aggregated. At June 30, 1997, Germantown Federal was in compliance with these lending limits, with its largest extension of credit to one borrower being $231,000.

         REGULATORY CAPITAL REQUIREMENTS. Germantown Federal is required by applicable law and regulations to meet certain minimum capital requirements. The capital standards include a leverage limit, or core capital requirement, a tangible capital requirement, and a risk-based capital requirement.

         The leverage limit requires "core capital" of at least 3% of total assets. "Core capital" is comprised of common stockholders' equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, minority interests in consolidated subsidiaries, certain nonwithdrawable accounts and pledged deposits of mutual associations and certain purchased mortgage servicing rights.

         The tangible capital requirement provides that Germantown Federal must maintain "tangible capital" of not less than 1.5% of its adjusted total assets. "Tangible capital" is defined as core capital minus any "intangible assets."

         Pursuant to the risk-based capital requirement, Germantown Federal must maintain total capital, which consists of core or Tier 1 capital and certain general valuation reserves, of 8% of risk-weighted assets. For purposes of computing risk-based capital, assets and certain off-balance sheet items are weighted at percentage levels ranging from 0% to 100%, depending on their relative risk.

         The following tables present certain information regarding compliance by Germantown Federal with applicable regulatory capital requirements at June 30, 1997:

                                                          At June 30, 1997
                          ---------------------------------------------------------------------------------
                               Actual capital             Regulatory requirement          Excess capital
                          ----------------------         ----------------------        --------------------
                          Amount           Ratio          Amount          Ratio        Amount         Ratio
                          ------           -----          ------          -----        ------         -----
                                                            (Dollars in thousands)

Tangible capital          $5,511            11.4%         $  727           1.5%         $4,784         9.9%

Core Capital              $5,511            11.4%         $1,454           3.0%         $4,057         8.4%

Risk-based capital        $5,638            25.5%         $1,768           8.0%         $3,870        17.5%


         The OTS has adopted regulations governing prompt corrective action to resolve the problems of capital deficient and otherwise troubled savings association. At each successively lower defined capital category, an institution is subject to more restrictive and numerous mandatory or discretionary regulatory actions or limits, and the applicable agency has less flexibility in determining how to resolve the problems of the institution. In addition, the OTS generally can downgrade an institution's capital category, notwithstanding its capital level, if, after notice and opportunity for hearing, the institution is deemed to be engaging in an unsafe or unsound practice, because it has not corrected deficiencies that resulted in it receiving a less than satisfactory examination rating on matters other than capital or it is deemed to be in an unsafe or unsound condition.

         An undercapitalized institution must submit a capital restoration plan to the OTS within 45 days after it becomes undercapitalized. Such institution will be subject to increased monitoring and asset growth restrictions and will be required to obtain prior approval for acquisitions, branching and engaging in new lines of businesec. Furthermore, critically undercapitalized institutions must be placed in conservatorship or receivership within 90 days of reaching that capitalization level, except under limited circumstances. Germantown Federal's capital levels at June 30, 1997, met the standards for the highest category, a "well-capitalized" institution.

FEDERAL DEPOSIT INSURANCE CORPORATION

        The FDIC is an independent federal agency that insures the deposits, up to prescribed statutory limits, of federally insured banks and thrifts and safeguards the safety and soundness of the banking and thrift industries. The FDIC administers two separate insurance funds, the BIF for commercial banks and state savings banks and the SAIF for savings associations. Germantown Federal is a member of the SAIF, and its deposit accounts are insured by the FDIC, up to the prescribed limits. The FDIC has examination authority over all insured depository institutions, including Germantown Federal, and has authority to initiate enforcement actions against federally insured savings associations, if the FDIC does not believe the OTS has taken appropriate action to safeguard safety and soundness and the deposit insurance fund.

        The FDIC is required to maintain designated levels of reserves in each fund. The FDIC may increase assessment rates for either fund if necessary to restore the fund's ratio of reserves to insured deposits to its target level within a reasonable time and may decrease such rates if such target level has been met. The FDIC has established a risk-based assessment system for both SAIF and BIF members. Under this system, assessments vary based on the risk the institution poses to its deposit insurance fund. The risk level is determined based on the institution's capital level and the FDIC's level of supervisory concern about the institution.

        Because of the differing reserve levels of the funds, deposit insurance assessments paid by healthy savings associations were reduced significantly below the level paid by healthy savings associations effective in mid-1995. Assessments paid by healthy savings associations exceeded those paid by healthy commercial banks by approximately $.19 per $100 in deposits in late 1995. Such excess equaled approximately $.23 per $100 in deposits beginning in 1996. This premium disparity had a negative competitive impact on Germantown Federal and other institutions in the SAIF.

        Federal legislation, which was effective September 30, 1996, provided for the recapitalization of the SAIF by means of a special assessment of $.657 per $100 of SAIF deposits held at March 31, 1995, in order to increase SAIF reserves to the level required by law. Certain banks holding SAIF-insured deposits were required to pay the same special assessment on 80% of deposits at March 31, 1995. In addition, part of the cost of prior thrift failures, which had previously been paid only by SAIF members, will be paid by BIF members. As a result, BIF assessments for healthy banks in 1997 will be $.013 per $100 in deposits and SAIF assessments for healthy institutions in 1997 will be $.064 per $100 in deposits.

        Germantown Federal had $41.0 million in deposits at March 31, 1995. Germantown Federal paid a special assessment of $270,000 in November 1996, which was accounted for and recorded as of September 30, 1996. This assessment was tax-deductible, but reduced earnings for the year ended March 31, 1997.

TRANSACTIONS WITH AFFILIATES AND INSIDERS

         Loans to executive officers, directors and principal shareholders and their related interests must conform to the lending limit on loans to one borrower, and the total of such loans to executive officers, directors, principal shareholders and their related interests cannot exceed the association's Lending Limit Capital (or 200% of Lending Limit Capital for qualifying institutions with less than $100 million in deposits). Most loans to directors, executive officers and principal shareholders must be approved in advance by a majority of the "disinterested" members of the board of directors of the association with any "interested" director not participating. All loans to directors, executive officers and principal shareholders must be made on terms substantially the same as offered in comparable transactions with the general public or as offered to all employees in a company-wide benefit program, and loans to executive officers are subject to additional limitations. Germantown Federal was in compliance with such restrictions at June 30, 1997.

         All transactions between savings associations and their affiliates must comply with Sections 23A and 23B of the Federal Reserve Act (the "FRA"). An affiliate is any company or entity which controls, is controlled by or is under common control with the financial institution. In a holding company context, the parent holding company of a savings association and any companies that are controlled by such parent holding company are affiliates of the institution. Generally, Sections 23A and 23B of the FRA (i) limit the extent to which a financial institution or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such institution's capital stock and surplus for any one affiliate and 20% of such capital stock and surplus for the aggregate of such transactions with all affiliates, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or the subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and similar types of transactions. In addition to limits in Sections 23A and 23B, Germantown Federal may not make any loan or other extension of credit to an affiliate unless the affiliate is engaged only in activities permissible for a bank holding company and may not purchase or invest in securities of any affiliate, except shares of a subsidiary. Exemptions from Sections 23A or 23B of the FRA may be granted only by the FRB. Germantown Federal was in compliance with these requirements at June 30, 1997.

CHANGE IN CONTROL

         The Federal Deposit Insurance Act (the "FDIA") provides that no person, acting directly or indirectly or in concert with one or more persons, shall acquire control of any insured depository institution or holding company, unless 60-days prior written notice has been given to the primary federal regulator for that institution and such regulator has not issued a notice disapproving the proposed acquisition. Control, for purposes of the FDIA, means the power, directly or indirectly, alone or acting in concert, to direct the management or policies of an insured institution or to vote 25% or more of any class of securities of such institution. Control exists in situations in which the acquiring party has direct or indirect voting control of at least 25% of the institution's voting shares, controls in any manner the election of a majority of the directors of such institution or is determined to exercise a controlling influence over the management or policies of such institution. In addition, control is presumed to exist, under certain circumstances, where the acquiring party (which includes a group "acting in concert") has voting control of at least 10% of the institution's voting stock. These restrictions do not apply to holding company acquisitions. See "Holding Company Regulation".

HOLDING COMPANY REGULATION

         GFBC is a unitary savings and loan holding company subject to the regulatory oversight, examination and enforcement authority of the OTS. GFBC is required to register and file periodic reports with the OTS. If the OTS determines that the continuation of a particular activity by a savings and loan holding company constitutes a serious threat to the financial condition of its subsidiary institutions, the OTS may impose restrictions on the holding company. Such restrictions may include limiting the payment of dividends, transactions with affiliates or any other activities deemed to pose a serious threat to the subsidiary institutions.

         Generally, no savings and loan holding company may (i) acquire or retain control of a savings association or another savings and loan holding company or control the assets thereof or (ii) acquire or retain more than 5% of the voting shares of a savings association or holding company thereof, which is not a subsidiary, without the prior written approval of the Director of the OTS. Additionally, under certain circumstances a savings and loan holding company is permitted to acquire, with the approval of the Director of the OTS, up to 15% of the previously unissued voting shares of an undercapitalized savings association for cash, without such savings association being deemed to be controlled by the holding company. Except with the prior approval of the Director of the OTS, no director or officer of a savings and loan holding company or person owning or controlling by proxy or otherwise more than 25% of such company's stock may also acquire control of any savings institution, other than a subsidiary institution, or any other savings and loan holding company.

         The Director of the OTS may approve acquisitions resulting in the formation of a multiple savings and loan holding company which controls savings associations in more than one state, if the multiple savings and loan holding company involved controls a savings association which operated a home or branch office in the state of the association to be acquired as of March 5, 1987, or if the laws of the state in which the institution to be acquired is located specifically permit institutions to be acquired by state-chartered institutions or savings and loan holding companies located in the state where the acquiring entity is located (or by a holding company that controls such state-chartered savings institutions). As under prior law, the Director of the OTS may approve an acquisition resulting in a multiple savings and loan holding company controlling savings associations in more than one state in the case of certain emergency thrift acquisitions.

         Federal law provides that an insured institution shall be liable for any loss incurred by the FDIC in connection with the default or potential default of, or federal assistance provided to, an insured institution which is controlled by the same holding company. Such loss would be apportioned among all of the insured institutions controlled by the holding company.

FEDERAL RESERVE REQUIREMENTS

         FRB regulations currently require savings associations to maintain reserves of 3% of net transaction accounts (primarily NOW accounts) up to $49.3 million (subject to an exemption of up to $4.4 million), and of 10% of net transaction accounts in excess of $49.3 million. At June 30, 1997, Germantown Federal was in compliance with its reserve requirements.

FEDERAL HOME LOAN BANK SYSTEM

         The FHLBs provide credit to their members in the form of advances. As members of the FHLB of Cincinnati, Germantown Federal is required to maintain an investment in the capital stock of the FHLB of Cincinnati in an amount equal to the greater of 1.0% of the aggregate outstanding principal amount of their residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or 5% of their advances from the FHLB of Cincinnati. GFBC is in compliance with this requirement with an aggregate investment by Germantown Federal in FHLB of Cincinnati stock of $416,000 at June 30, 1997.

         Upon the origination or renewal of a loan or advance, the FHLB of Cincinnati is required to obtain and to maintain a security interest in collateral in one or more of the following categories: fully disbursed, whole first mortgage loans on improved residential property or securities representing a whole interest in such loans; securities issued, insured or guaranteed by the United States Government or an agency thereof; deposits in any FHLB; or other real estate related collateral (up to 30% of the member's capital) acceptable to the applicable FHLB, if such collateral has a readily ascertainable value and the FHLB can perfect its security interest in the collateral.

FEDERAL TAXATION

         GFBC and Germantown Federal are each subject to the federal tax laws and regulations which apply to corporations generally. In addition to the regular income tax, GFBC and Germantown Federal may be subject to a minimum tax. An alternative minimum tax is imposed at a minimum tax rate of 20% on "alternative minimum taxable income" (which is the sum of a corporation's regular taxable income, with certain adjustments, and tax preference items), less any available exemption. Such tax preference items include interest on certain tax-exempt bonds issued after August 7, 1986. In addition,

75% of the amount by which a corporation's "adjusted current earnings" exceeds its alternative minimum taxable income computed without regard to this preference item and prior to reduction by net operating losses, is included in alternative minimum taxable income. Net operating losses can offset no more than 90% of alternative minimum taxable income. The alternative minimum tax is imposed to the extent it exceeds the corporation's regular income tax. Payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. However, the Taxpayer Relief Act of 1997 repealed the alternative minimum tax for certain "small corporations" for tax years beginning after December 31, 1997. A corporation initially qualifies as a small corporation if it had average gross receipts of $5,000,000 or less for the three tax years ending with its first tax year beginning after December 31, 1996. Once a corporation is recognized as a small corporation, it will continue to be exempt from the alternative minimum tax for as long as its average gross receipts for the prior three-year period does not exceed $7,500,000. In determining if a corporation meets this requirement, the first year that it achieved small corporation status is not taken into consideration.

         Germantown Federal's average gross receipts for the three tax years ending on March 31, 1997, is $3,562,000, and as a result, Germantown Federal does qualify as a small corporation exempt from the alternative minimum tax.

         Prior to the enactment of the Small Business Jobs Protection Act (the "Act"), which was signed into law on August 21, 1996, certain thrift institutions, including Germantown Federal, were allowed deductions for bad debts under methods more favorable than those granted to other taxpayers. Qualified thrift institutions could compute deductions for bad debts using either the specific charge off method of Section 166 of the Code, or one of the two reserve methods of Section 593 of the Code. The reserve methods under
Section 593 of the Code permitted a thrift institution annually to elect to deduct bad debts under either (i) the "percentage of taxable income" method applicable only to thrift institutions, or (ii) the "experience" method that also was available to small banks. Under the "percentage of taxable income" method, a thrift institution generally was allowed a deduction for an addition to its bad debt reserve equal to 8% of its taxable income (determined without regard to this deduction and with additional adjustments). Under the experience method, a thrift institution was generally allowed a deduction for an addition to its bad debt reserve equal to the greater of (i) an amount based on its actual average experience for losses in the current and five preceding taxable years, or (ii) an amount necessary to restore the reserve to its balance as of the close of the base year. A thrift institution could elect annually to compute its allowable addition to bad debt reserves for qualifying loans either under the experience method or the percentage of taxable income method. For tax years 1995, 1994 and 1993, GFBC used the percentage of taxable income method because such method provided a higher bad debt deduction than the experience method.

         The Act eliminated the percentage of taxable income reserve method of accounting for bad debts by thrift institutions, effective for taxable years beginning after 1995. Thrift institutions that would be treated as small banks are allowed to utilize the experience method applicable to such institutions, while thrift institutions that are treated as large banks are required to use only the specific charge off method.

         A thrift institution required to change its method of computing reserves for bad debt will treat such change as a change in the method of accounting, initiated by the taxpayer, and having been made with the consent of the Secretary of the Treasury. Section 481(a) of the Code requires certain amounts to be recaptured with respect to such change. Generally, the amounts to be recaptured will be determined solely with respect to the "applicable excess reserves" of the taxpayer. The amount of the applicable excess reserves will be taken into account ratably over a six-taxable year period, beginning with the first taxable year beginning after 1995, subject to the residential loan requirement described below. In the case of a thrift institution that becomes a large bank, the amount of the institution's applicable excess reserves generally is the excess of (i) the balances of its reserve for losses on qualifying real property loans (generally loans secured by improved real estate) and its reserve for losses on nonqualifying loans (all other types of loans) as of the close of its last taxable year beginning before January 1, 1996, over (ii) the balances of such reserves as of the close of its last taxable year beginning before January 1, 1988 (i.e., the "pre-1988 reserves"). In the case of a thrift institution that becomes a small bank, the amount of the institution's applicable excess reserves generally is the excess of (i) the balances of its reserve for losses on qualifying real property loans and its reserve for losses on nonqualifying loans as of the close of its last taxable year beginning before January 1, 1996, over (ii) the greater of the balance of (a) its pre-1988 reserves or (b) what the thrift's reserves would have been at the close of its last year beginning before January 1, 1996, had the thrift always used the experience method.

         For taxable years that begin after December 31, 1995, and before January 1, 1998, if a thrift meets the residential loan requirement for a tax year, the recapture of the applicable excess reserves otherwise required to be taken into account as a Code Section 481(a) adjustment for the year will be suspended. A thrift meets the residential loan requirement if, for the tax year, the principal amount of residential loans made by the thrift during the year is not less then its base amount. The "base amount" generally is the average of the principal amounts of the residential loans made by the thrift during the six most recent tax years beginning before January 1, 1996. A residential loan is a loan as described in Section 7701(a)(19)(C)(v) (generally a loan secured by residential real and church property and certain mobile homes), but only to the extent that the loan is made to the owner of the property.

         The balance of the pre-1988 reserves is subject to the provisions of
Section 593(e) as modified by the Act which require recapture in the case of certain excessive distributions to shareholders. The pre-1988 reserves may not be utilized for payment of cash dividends or other distributions to a shareholder (including distributions in dissolution or liquidation) or for any other purpose (excess to absorb bad debt losses). Distribution of a cash dividend by a thrift institution to a shareholder is treated as made: first, out of the institution's post-1951 accumulated earnings and profits; second, out of the pre-1988 reserves; and third, out of such other accounts as may be proper. To the extent a distribution by Germantown Federal to GFBC is deemed paid out of its pre-1988 reserves under these rules, the pre-1988 reserves would be reduced and Germantown Federal's gross income for tax purposes would be increased by the amount which, when reduced by the income tax, if any, attributable to the inclusion of such amount in its gross income, equals the amount deemed paid out of the pre-1988 reserves. As of June 30, 1997, Germantown Federal's pre-1988 reserves for tax purposes totaled approximately $538,000. GFBC believes Germantown Federal had approximately $3.5 million of accumulated earnings and profits for tax purposes as of June 30, 1997, which would be available for dividend distributions, provided regulatory restrictions applicable to the payment of dividends are met. See "REGULATION - OTS Regulations -- Limitations on Capital Distributions."

         The tax returns of GFBC have been audited or closed without audit through fiscal year 1992. In the opinion of management, any examination of open returns would not result in a deficiency which could have a material adverse effect on the financial condition of GFBC.

OHIO TAXATION

         GFBC is subject to the Ohio corporation franchise tax, which, as applied to GFBC, is a tax measured by both net earnings and net worth. The rate of tax is the greater of (i) 5.1% on the first $50,000 of computed Ohio taxable income and 8.9% of computed Ohio taxable income in excess of $50,000 or (ii) 0.582% times taxable net worth. For tax years beginning after December 31, 1998, the rate of tax is the greater of (i) 5.1% on the first $50,000 of computed Ohio taxable income and 8.5% of computed Ohio taxable income in excess of $50,000 or
(ii) .400% times taxable net worth.

         In computing its tax under the net worth method, GFBC may exclude 100% of its investment in the capital stock of Germantown Federal, as reflected on the balance sheet of GFBC, in computing its taxable net worth as long as it owns at least 25% of the issued and outstanding capital stock of Germantown Federal. The calculation of the exclusion from net worth is based on the ratio of the excludable investment (net of any appreciation or goodwill included in such investment) to total assets multiplied by the net value of the stock. As a holding company, GFBC may be entitled to various other deductions in computing taxable net worth that are not generally available to operating companies.

         A special litter tax is also applicable to all corporations, including GFBC, subject to the Ohio corporation franchise tax other than "financial institutions." If the franchise tax is paid on the net income basis, the litter tax is equal to .11% of the first $50,000 of computed Ohio taxable income and
 .22% of computed Ohio taxable income in excess of $50,000. If the franchise tax is paid on the net worth basis, the litter tax is equal to .014% times taxable net worth.

         Germantown Federal is a "financial institution" for State of Ohio tax purposes. As such, it is subject to the Ohio corporate franchise tax on "financial institutions," which is imposed annually at a rate of 1.5% of the book net worth of Germantown Federal determined in accordance with generally accepted accounting principles. For tax year 1999, however, the franchise tax on financial institutions will be 1.4% of the book net worth and for tax year 2000 and years thereafter the tax will be 1.3% of the book net worth. As a "financial institution," Germantown Federal is not subject to any tax based upon net income or net profits imposed by the State of Ohio.

DELAWARE TAXATION

         As a Delaware corporation, GFBC is subject to an annual franchise tax based on the quantity and par value of its authorized capital stock and its gross assets. As a savings and loan holding company, GFBC is exempt from Delaware corporate income tax.

                           DESCRIPTION OF CAMCO SHARES

         The following summary of the material attributes of Camco Shares is qualified in its entirety by reference to applicable provisions of Delaware law and to the provisions of the Camco Certificate and By-Laws.

AUTHORIZED STOCK

         The Camco Certificate authorizes the issuance of up to 4,900,000 shares of common stock, par value $1.00 per share, and 100,000 shares of preferred stock, par value $1.00 per share.

         The Board of Directors is authorized to issue, without shareholder approval, the preferred shares and to fix the designations, preferences or other special rights of such shares and the qualifications, limitations and restrictions thereof. The issuance of preferred shares and any conversion rights which may be specified by the Board of Directors for the preferred shares could adversely affect the voting power of holders of the common shares. In addition, if the purchase price of the preferred shares is less than the book value of the common shares, the book value of the common shares could be adversely affected. No preferred shares will be issued in connection with this offering, and the Board of Directors has no present intention to issue any of the preferred shares.

SPECIAL MEETINGS

         Special meetings of stockholders of Camco may be called only by the president or by a majority of the Board of Directors of Camco.

PREEMPTIVE RIGHTS

         The Camco Certificate does not grant preemptive rights to the holders of Camco Shares. Under Delaware law, preemptive rights do not exist unless they are specifically granted by the corporation's certificate of incorporation.

VOTING RIGHTS

         The holders of Camco Shares are entitled to cast one vote per share on all matters submitted to stockholders for their approval. Cumulative voting is not provided for in the election of directors.

BOARD OF DIRECTORS

         Camco's By-laws provided for a classified Board of Directors consisting of nine directors, or such other number as determined by the Board, divided into three classes and elected for three-year terms. Pursuant to the By-laws, the number of directors is currently fixed at nine. Therefor, it would take two annual elections to replace a majority of the Board. The By-laws require that any stockholder nomination for the election of directors must be submitted in writing, containing specific information regarding the nominee, by the later of the March 31st immediately preceding the annual meeting of stockholders or the sixtieth day before the first anniversary of the most recent annual meeting.

         Vacancies on Camco's Board may be filled by a majority of the directors then in office. If a majority of the directors then in office constitutes less than a majority of the Board, any stockholders holding at least 10% of Camco's Shares may ask the Chancery Court to order an election to fill the vacancy and replace directors selected by those directors in office.

         The Camco Certificate authorizes the removal of a director for cause by a vote of not less than 80% of Camco's Shares.

ANTITAKEOVER PROVISIONS IN THE CAMCO CERTIFICATE AND BY-LAWS

         The Camco Certificate and the Camco By-laws contain certain provisions that could deter or prohibit non-negotiated changes in the control of Camco. The Camco Certificate requires the approval of the holders of (i) at least 80% of Camco's outstanding shares of voting stock, and (ii) at least a majority of Camco's outstanding shares of voting stock, not including shares held by a "Substantial Stockholder," to approve certain "Business Combinations" as defined therein, and related transactions. Under Delaware law, absent this provision, Business Combinations, including mergers, consolidations and sales of substantially all of the assets of Camco must, subject to certain exceptions, be approved by the vote of the holders of a majority of Camco's outstanding voting shares. The increased voting requirements in the Camco Certificate apply in connection with Business Combinations involving a "Substantial Stockholder," except in cases where the proposed transaction has been approved in advance by three-fourths of the members of Camco's Board of Directors provided that a majority of the members of the Board are continuing Directors (a continuing Director being defined as a person who was (i) a member of the Board as of May 26, 1987, (ii) elected by the stockholders or appointed by the Board after May 26, 1987 and prior to the date as of which the Substantial Stockholder in question became a Substantial Stockholder, or (iii) appointed as a Director by three-fourths of the Board if and only if a majority of the Board at the time of appointment consisted of continuing Directors).

         The term "Substantial Stockholder" is defined to include any individual, corporation, partnership or other entity, except for Camco or a subsidiary of Camco, which owns beneficially or controls, directly or indirectly, 15% or more of the outstanding voting shares of Camco. A "Business Combination" is defined to include (i) any merger or consolidation of Camco or a subsidiary of Camco with or into any Substantial Stockholder or with or into any or other corporation which, after such merger or consolidation, would be an Affiliate of a Substantial Stockholder as defined in the Camco Certificate; (ii) any sale, lease, exchange, mortgage, transfer, pledge or other disposition of all or a substantial part of the assets of Camco or of a subsidiary of Camco to any Substantial Stockholder (the terms "substantial part" is defined to include more than 10% of Camco's total assets); (iii) the adoption of any plan or proposal for the liquidation or dissolution of Camco if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, any person shall be a Substantial Shareholder; (iv) the issuance or transfer of Camco Equity Securities, as defined in the Camco Certificate, having an aggregate value equaling or exceeding 60% of Camco's shareholders equity to a Substantial Shareholder in exchange for cash, securities or other property; (v) any reclassification of the securities of Camco, any recapitalization involving the securities of Camco or any reorganization, merger, or consolidation of Camco that has the effect of increasing, directly or indirectly, a Substantial Stockholder's proportionate share of outstanding shares of any class of equity securities of Camco or a subsidiary of Camco.

         In view of the various provisions of the Camco Certificate, the aggregate stock ownership by the directors and officers of Camco may have the effect of facilitating the perpetuation of current management and discouraging proxy contests and takeover attempts. Officers and directors will have a significant influence over the vote on such a transaction and may be able to defeat such a proposal. The Board of Directors of Camco believe that such provisions are in the best interests of shareholders by encouraging prospective acquirers to negotiate a proposed acquisition with the directors. Such provisions could, however, adversely affect the market value of Camco's common shares or deprive shareholders of the opportunity to sell their shares for premium prices.


                 COMPARISON OF RIGHTS OF HOLDERS OF CAMCO SHARES
                           AND HOLDERS OF GFBC SHARES

         As a result of the Merger, all of the holders of GFBC Shares at the Effective Time will become stockholders of Camco, except holders of GFBC Shares who exercise dissenters' rights. There are certain differences between the rights of holders of Camco shares and the rights of holders of GFBC Shares arising from the distinctions between the Camco Certificate and By-laws and GFBC's Certificate of Incorporation and Bylaws. However, the rights of holders of Camco Shares and those of holders of GFBC Shares are similar in most material respects. The differences are addressed below.

AUTHORIZED STOCK

         The Camco Certificate authorizes 4,900,000 common shares and 100,000 preferred shares. GFBC's Certificate of Incorporation authorizes 1,250,000 common shares and 250,000 preferred shares.

DIRECTOR NOMINATIONS

         Camco stockholders generally must submit director nominations by the March 31st preceding the annual meeting, which is scheduled for the fourth Tuesday in May. GFBC stockholders generally must submit director nominations 30 days prior to the meeting or, if less than 31 days' notice of the meeting is provided, then within 10 days after the mailing of such notice.

ANTITAKEOVER PROVISIONS

         Certain provisions of the Camco Certificate and Camco By-laws could deter or prohibit changes in majority control of the Board of Directors or non-negotiated acquisitions of control of Camco. See "DESCRIPTION OF CAMCO SHARES - Antitakeover Provisions in the Camco Certificate and Camco By-laws." GFBC's Certificate of Incorporation and By-laws contain provisions that could have a similar impact.

         The Certificate of Incorporation of GFBC provides that in no event shall any record owner of any outstanding GFBC Shares which are beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock (the "Beneficial Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Beneficial Limit. This limitation would not inhibit any person from soliciting (or voting) proxies from other beneficial owners for more than 10% of GFBC's common shares or from voting such proxies. Beneficial ownership is to be determined pursuant to Rule 13d-3 of the General Rules and Regulations of the Exchange Act, and includes shares beneficially owned by any affiliate of such person, shares which such person or his affiliates (as defined in the Certificate of Incorporation) have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his affiliates have or share investment or voting power but shall not include shares beneficially owned by directors, officers or employees of Germantown Federal or GFBC. This provision may be enforced by the Board of Directors of GFBC to limit the voting rights of persons beneficially owning more than 10% of the stock and thus could be utilized in a proxy contest or other solicitation to defeat a proposal that is desired by a majority of the stockholders.

         GFBC's Certificate of Incorporation requires that certain business combinations (including transactions initiated by management) between it (or any majority-owned subsidiary thereof) and a 10% or more stockholder either (i) be approved by at least 80% of the total number of outstanding voting shares, voting as a single class, of GFBC, or (ii) be approved by two-thirds of the continuing Board of Directors (i.e., persons serving prior to the 10% stockholder becoming such).

         Amendments to GFBC's Certificate of Incorporation must be approved by GFBC's Board of Directors and also by a majority of the outstanding GFBC Shares; provided, however, that approval by at least 80% of the outstanding voting stock is generally required for certain provisions (i.e., provisions relating to number, classification, election and removal of directors; amendment of by-laws; call of special stockholder meetings; offers to acquire and acquisitions of control; director liability; certain business combinations; power of indemnification; and amendments to provisions relating to the foregoing in the certificate of incorporation). The By-laws may be amended by a majority vote of the Board of Directors or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.


               ANTITAKEOVER STATUTES APPLICABLE TO CAMCO AND GFBC

         Certain federal and state laws can make a change in control more difficult, even if desired by the holders of the majority of the Camco or GFBC Shares. The statutes described below apply to both Camco and GFBC.

         DELAWARE ANTI-TAKEOVER STATUTE. The Delaware General Corporation Law (the "DGCL") imposes limits on the ability of persons who acquire more than 15% of the outstanding stock of a Delaware corporation, such as Camco or GFBC, to effect a merger with or acquisition of such corporation for three years after the person's acquisition of stock of the corporation. Such a transaction may be effected, generally, if (i) the buyer, while acquiring the 15% interest, acquires at least 85% of the corporation's outstanding stock (the 85% requirement excludes shares held by directors who are also officers and certain shares held under employee stock plans); (ii) the board of directors of the corporation pre-approves the transaction; or (iii) the transaction is subsequently approved by the target corporation's board of directors and two-thirds of the shares of outstanding stock of the corporation (excluding shares held by the bidder).

         However, these provisions of the DGCL do not apply to Delaware corporations with less than 2,000 stockholders or which do not have voting stock listed on a national exchange or listed for quotation with a registered national securities association. Neither Camco nor GFBC have 2,000 stockholders. GFBC Shares are not listed for quotation with a national securities association. Camco Shares are traded on a registered national securities association. Both entities could otherwise exempt themselves from the requirements of the statute by adopting an amendment to their respective Certificate of Incorporation or Bylaws electing not to be governed by this provision. At the present time, neither Camco nor GFBC has adopted any such amendment.

         FEDERAL REGULATION. OTS regulations prohibit any person, without the prior approval of the OTS, from acquiring or making an offer to acquire more than 10% of the stock of any converted savings institution if such person is, or after consummation of such acquisition would be, the beneficial owner of more than 10% of such stock. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10% may not be counted as shares entitled to vote and may not be voted by any person or counted as voting shares in connection with any matter submitted to a vote of stockholders. Like the charter provisions outlined above, these federal regulations can make a change in control more difficult, even if desired by the holders of a majority of the shares of the stock. The Board of Directors reserves the right to ask the OTS or other federal regulators to enforce these restrictions against persons seeking to obtain control of GFBC, whether in a proxy solicitation or otherwise. Camco and GFBC have requested that OTS not enforce these provisions in the Merger.

         Federal law provides that no company, "directly or indirectly or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions," may acquire "control" of a savings association at any time without the prior approval of the OTS. In addition, federal regulations require that, prior to obtaining control of a savings association, a person, other than a company, must give 60 days' prior notice to the OTS and have received no OTS objection to such acquisition of control. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation as a savings and loan holding company. Under federal law (as well as the regulations referred to below) the term "savings bank" includes state and federally chartered SAIF-insured institutions and federally chartered savings banks whose accounts are insured by the FDIC's Association Insurance Fund and holding companies thereof.

         Control, as defined under federal law, in general means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the OTS that the acquirer has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquirer also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings bank's stock must file with the OTS a certification that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable.


               DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

         The By-laws of Camco provide that Camco shall indemnify its directors or officers against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines, and amounts paid in settlement by reason of the fact that they are or were directors, officers, employees or agents of Camco or, at the request of Camco, were serving another organization in a similar capacity, if the directors or officers acted in good faith and in a manner they reasonably believed to be in the best interest of Camco. With regard to criminal matters, directors and officers must be indemnified by Camco if the directors or officers had no reasonable cause to believe their conduct was unlawful. Directors or officers claiming indemnification shall be presumed to have acted in good faith and in a manner they reasonably believed to be not opposed to the best interests of Camco and, with respect to any criminal matter, to have had no reasonable cause to believe their conduct was unlawful.

         Camco shall not indemnify any officer or director of Camco who was a party to any completed action or suit instituted by (or in the right of) Camco for any matter asserted in such action as to which the officer or director shall have been adjudged to be liable for acting with reckless disregard for the best interests of Camco or misconduct (other than negligence) in the performance of his duty to Camco. However, should the court in which such action was brought determine that the officer or director is fairly and reasonably entitled to such indemnity, Camco shall indemnify such officer or director to the extent permitted by the court.

         Any indemnification not precluded by judgment shall be made by Camco only upon a determination that the director has met the applicable standard of conduct. Such determination may be made only (a) by a majority vote of a quorum of disinterested directors, (b) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, (c) by the stockholders or (d) by the court, if any, in which such action was brought. Expenses incurred in defending any action, suit or proceeding shall be paid by Camco in advance upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if the director or officer is not entitled to be indemnified by Camco.

         In addition, Camco has agreed to indemnify each of its directors and officers against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines, and amounts paid in settlement by reason of the fact that he is or was a director, officer, employee or agent of Camco or, at the request of Camco, was serving another organization in a similar capacity, if the director or officer acted in good faith and in a manner he reasonably believed to be in the best interest of Camco and if, with respect to any criminal action or proceeding, such director or officer had no reason to believe that his conduct was unlawful. Such indemnification shall be made, however, only upon a determination by the directors or stockholders of Camco, the Court of Common Pleas of Franklin County or written opinion of legal counsel appointed by Camco that the director or officer has adhered to the appropriate standard of conduct.

         GFBC's Certificate of Incorporation provides that GFBC shall indemnify or agree to indemnify any current or former director, officer, employee or agent against whom an action is threatened, pending, or completed because of that person's position with GFBC or because of that person's performance of his or her duty, for expenses reasonably incurred in such actions, to the fullest extent permitted by the DGCL.


                                  LEGAL MATTERS

         The federal income tax consequences of the Merger, and certain other legal matters in connection with the Merger, will be passed upon for Camco by Vorys, Sater, Seymour and Pease, Suite 2100, Atrium Two, 221 East Fourth Street, P.O. Box 0236, Cincinnati, Ohio. Such counsel has not received nor will receive a substantial interest, direct or indirect, in Camco, nor was such counsel compensated on a contingency fee basis for the rendering of its services.


                                     EXPERTS

         The consolidated financial statements of Camco at December 31, 1996 and 1995, and for each of the three years ended December 31, 1996, 1995 and 1994, incorporated by reference to the Camco's 1996 Annual Report accompanying this Prospectus and Proxy Statement, have been audited by Grant Thornton LLP, independent certified public accountants, as stated in their report appearing therein, and have been included in reliance upon such report and given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of GFBC at March 31, 1997, and for the year ended March 31, 1997, included in this Prospectus and Proxy Statement, have been audited by Crowe, Chizek and Company LLP, independent certified public accountants, to the extent and for the periods indicated in their report appearing herein; the consolidated financial statements of GFBC at March 31, 1996, and for the year ended March 31, 1996, included in the Registration Statement have been audited by Arthur Andersen LLP, independent certified public accountants, to the extent and for the periods indicated in their report; and such financial statements have been included herein in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.



                                  OTHER MATTERS

         The Board of Directors of GFBC is not aware of any business that will be presented at the GFBC Special Meeting other than as set forth herein and in the accompanying Notice of Special Meeting. However, if any other matters are properly presented at the GFBC Special Meeting, the persons designated on the proxies will have discretion to vote thereon. It is anticipated that such persons will vote on any such matters in accordance with the recommendation of the GFBC Board of Directors.

                                GF BANCORP, INC.

                                Germantown, Ohio

                              FINANCIAL STATEMENTS

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


REPORT OF INDEPENDENT AUDITORS................................................................................F-2

FINANCIAL STATEMENTS

         Consolidated Balance Sheets at June 30, 1997 (unaudited) and
           March 31, 1997 and 1996............................................................................F-3

         Consolidated Statements of Income for the three months ended June 30,
           1997 and 1996 (unaudited) and for the years
           ended March 31, 1997 and 1996......................................................................F-4

         Consolidated Statements of Changes in Stockholders Equity for the three months ended June 30, 1997 (unaudited) and for the years
           ended March 31, 1997 and 1996 .....................................................................F-5

         Consolidated Statements of Cash Flows for the three months ended June
           30, 1997 and 1996 (unaudited) and for the years
           ended March 31, 1997 and 1996......................................................................F-6

         Notes to Consolidated Financial Statements...........................................................F-7

All schedules are omitted because the required information is not applicable or is included in the consolidated financial statements and related notes.

                         REPORT OF INDEPENDENT AUDITORS



Stockholders and Board of Directors
GF Bancorp, Inc.
Germantown, Ohio

We have audited the accompanying consolidated balance sheet of GF Bancorp, Inc. as of March 31, 1997 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit. The 1996 consolidated financial statements of GF Bancorp, Inc. were audited by other auditors whose report dated May 3, 1996 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1997 consolidated financial statements referred to above present fairly, in all material respects, the financial position of GF Bancorp, Inc. as of March 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                                   Crowe, Chizek and Company LLP

Columbus, Ohio,
May 2, 1997

                                GF BANCORP, INC.
                           CONSOLIDATED BALANCE SHEETS
              June 30, 1997 (unaudited) and March 31, 1997 and 1996

                                                     June 30, 1997                  March 31,
                                                     -------------       -------------------------------
ASSETS                                                 (Unaudited)           1997               1996
                                                                         ------------       -------------

Cash and due from banks                               $    574,255       $    503,851       $    506,220
Interest-bearing deposits                                2,427,868          2,649,811          2,724,202
                                                      ------------       ------------       ------------
     Total cash and cash equivalents                     3,002,123          3,153,662          3,230,422
Securities available for sale                            1,500,390          1,999,760          4,492,895
Mortgage-backed securities available for sale            8,764,847          8,847,794         10,264,500
Loans receivable                                        33,785,573         32,651,155         29,508,296
Allowance for loan losses                                 (127,296)          (126,920)           (97,635)
                                                      ------------       ------------       ------------
     Net loans                                          33,658,277         32,524,235         29,410,661

Premises and equipment, net                                833,040            856,406            830,075
Accrued interest receivable                                247,958            244,180            271,135
Federal Home Loan Bank stock, at cost                      416,300            409,000            381,800
Other assets                                                79,519             86,717            100,685
                                                      ------------       ------------       ------------

     Total assets                                     $ 48,502,454       $ 48,121,754       $ 48,982,173
                                                      ============       ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits                                              $ 40,384,226       $ 40,369,047       $ 41,089,834
Federal Home Loan Bank advances                          1,000,000          1,000,000          1,000,000
Advances from borrowers for taxes and insurance            158,483             80,298             86,430
Accrued and deferred federal income taxes                  293,746            189,796            376,680
Accrued interest payable                                     9,489              9,778             10,129
Other liabilities                                           79,074             73,571            103,402
                                                      ------------       ------------       ------------
     Total liabilities                                  41,925,018         41,722,490         42,666,475

Stockholders' equity
Preferred stock, $0.01 par value; authorized
   250,000 shares; none issued
Common stock, $0.01 par value; authorized
   1,250,000 shares; issued 308,376 shares                   3,084              3,084              3,084
Additional paid-in capital                               2,799,640          2,799,640          2,792,445
Retained earnings - substantially restricted             3,985,743          3,901,964          3,801,077
Treasury stock, 15,418 shares at cost                     (213,543)          (213,543)          (213,543)
Net unrealized gain/(loss) on available-for-sale
   securities                                               33,350            (54,876)            (5,690)
Unearned compensation related to management
   stock bonus plan                                        (30,838)           (37,005)           (61,675)
                                                      ------------       ------------       ------------
     Total stockholders' equity                          6,577,436          6,399,264          6,315,698
                                                      ------------       ------------       ------------

Total liabilities and stockholders' equity            $ 48,502,454       $ 48,121,754       $ 48,982,173
                                                      ============       ============       ============

          See accompanying notes to consolidated financial statements.

                                GF BANCORP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                    Three months ended June 30, 1997 and 1996
            (unaudited) and the years ended March 31, 1997 and 1996


                                         Three months ended June 30,       Year ended March 31,
                                        ----------------------------    ----------------------------
                                            1997            1996            1997            1996
                                         ----------      ----------      ----------      ----------
                                                (Unaudited)
INTEREST INCOME
   Loans, including fees                 $  688,462      $  603,912      $2,552,241      $2,228,853
   Mortgage-backed securities               154,883         177,407         678,451         781,677
   Securities                                25,155          53,241         162,458         300,244
   Deposits with banks                       30,327          36,275         139,735         128,898
   Dividends on FHLB stock                    7,393           6,645          27,373          25,327
                                         ----------      ----------      ----------      ----------
     Total interest income                  906,220         877,480       3,560,258       3,464,999

INTEREST EXPENSE
   Deposits                                 426,604         425,903       1,702,429       1,723,345
   Borrowings                                14,460          14,421          57,880          33,590
                                         ----------      ----------      ----------      ----------
     Total interest expense                 441,064         440,324       1,760,309       1,756,935

NET INTEREST INCOME                         465,156         437,156       1,799,949       1,708,064

Provision for loan losses                         -               -          33,000               -
                                         ----------      ----------      ----------      ----------

NET INTEREST INCOME AFTER PROVISION
   FOR LOAN LOSSES                          465,156         437,156       1,766,949       1,708,064
                                         ----------      ----------      ----------      ----------

NONINTEREST INCOME
   Service charges and fees                  26,602          30,065         110,889         114,035
   Other                                          -               -          10,800           5,214
                                         ----------      ----------      ----------      ----------
     Total noninterest income                26,602          30,065         121,689         119,249

NONINTEREST EXPENSES
   Salaries and employee benefits           155,037         164,385         683,293         654,770
   Occupancy and equipment expense           37,628          35,977         157,190         142,585
   Outside services                          44,503          44,545         159,606         153,164
   FDIC deposit insurance                     6,666          23,793         342,847          95,181
   State franchise taxes                     26,732          21,064          89,695          87,129
   Other                                     43,758          37,380         165,694         146,652
                                         ----------      ----------      ----------      ----------
     Total noninterest expenses             314,324         327,144       1,598,325       1,279,481
                                         ----------      ----------      ----------      ----------

INCOME BEFORE INCOME TAXES                  177,434         140,077         290,313         547,832

Income tax provision                         58,500          47,715          92,750         176,750
                                         ----------      ----------      ----------      ----------

NET INCOME                               $  118,934      $   92,362      $  197,563      $  371,082
                                         ==========      ==========      ==========      ==========

Earnings per share                       $     0.41      $     0.32      $     0.67      $     1.24
                                         ==========      ==========      ==========      ==========
Dividends per share                      $     0.12      $     0.07      $     0.33      $     0.28
                                         ==========      ==========      ==========      ==========
Weighted average shares outstanding         292,958         292,958         292,958         299,867
                                         ==========      ==========      ==========      ==========


          See accompanying notes to consolidated financial statements.

                                GF BANCORP, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  Three months ended June 30, 1997 (unaudited)
                    and years ended March 31, 1997 and 1996


                                                                                           Net Unrealized
                                                                                           Gain/(Loss) on   Unearned
                                                     Additional                             Available-    Compensation    Total
                                            Common     Paid-in      Retained    Treasury     for-Sale      Related to  Stockholders'
                                             Stock     Capital      Earnings      Stock     Securities        MSBP        Equity
                                             -----     -------      --------      -----      ----------       ----        ------

Balance, April 1, 1995                      $3,084    $2,792,445   $3,514,181           -            -      $(86,345)   $ 6,223,365

Amortization of unearned compensation
  related to management stock bonus plan         -             -            -           -            -        24,670         24,670
Cash dividends declared on common stock          -             -      (84,186)          -            -             -        (84,186)
Purchase of 15,418 shares of treasury stock      -             -            -   $(213,543)           -             -       (213,543)
Change in net unrealized gain/(loss)
  on available-for-sale securities               -             -            -           -     $ (5,690)            -         (5,690)
Net income                                       -             -      371,082           -            -             -        371,082
                                            ------    ----------   ----------   ---------     --------      --------    -----------


Balance, March 31, 1996                      3,084     2,792,445    3,801,077    (213,543)      (5,690)      (61,675)     6,315,698

Amortization of unearned compensation
  related to management stock bonus plan         -             -            -           -            -        24,670         24,670
Tax benefit of management stock bonus plan       -         7,195            -           -            -             -          7,195
Cash dividends declared on common stock          -             -      (96,676)          -            -             -        (96,676)
Change in net gain/(loss)
  on available-for-sale securities               -             -            -           -      (49,186)            -        (49,186)
Net income                                       -             -      197,563           -            -             -        197,563
                                            ------    ----------   ----------   ---------     --------      --------    -----------


Balance, March 31, 1997                      3,084     2,799,640    3,901,964    (213,543)     (54,876)      (37,005)     6,399,264

Amortization of unearned compensation
  related to management stock bonus plan         -             -            -           -            -         6,167          6,167
Cash dividends declared on common stock          -             -      (35,155)          -            -             -        (35,155)
Change in net unrealized gain/(loss)
  on available-for-sale securities               -             -            -           -       88,226             -         88,226
Net income                                       -             -      118,934           -            -             -        118,934
                                            ------    ----------   ----------   ---------     --------      --------    -----------


Balance, June 30, 1997                      $3,084    $2,799,640   $3,985,743   $(213,543)    $ 33,350      $(30,838)   $ 6,577,436
                                            ======    ==========   ==========   =========     ========      ========    ===========


          See accompanying notes to consolidated financial statements.

                                GF BANCORP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              Three months ended June 30, 1997 and 1996 (unaudited)
                    and years ended March 31, 1997 and 1996


                                                      Three months ended June 30,         Year ended March 31,
                                                      ---------------------------     ---------------------------
                                                          1997            1996           1997             1996
                                                      -----------     -----------     -----------     -----------
                                                                  (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                         $   118,934     $    92,362     $   197,563     $   371,082
   Adjustments to reconcile net income to
     net cash flows from operating activities
   Depreciation and amortization                           23,366          20,502          89,452          81,042
   Net accretion of securities
     premiums/(discounts)                                  (1,643)           (874)         (5,620)         (3,258)
   Provision for loan losses                                    -               -          33,000               -
   FHLB stock dividends                                    (7,300)         (6,600)        (27,200)        (25,100)
   Amortization of unearned compensation
     related to MSBP                                        6,167           6,168          24,670          24,670
   (Gain)/loss on sale of equipment                             -             229         (10,571)              -
   Deferred taxes                                         (12,636)              -         (14,295)         (8,615)
   Change in
       Accrued interest receivable                         (3,778)         14,783          26,955          16,657
       Other assets                                         7,198          11,953          13,968          16,326
       Federal income taxes payable                        71,136         (72,284)       (140,056)        140,365
       Accrued interest payable                              (289)           (718)           (351)           (851)
       Other liabilities                                    5,503         (43,643)        (29,831)         11,078
                                                      -----------     -----------     -----------     -----------
         Net cash flows from operating activities         206,658          21,878         157,684         623,396

CASH FLOWS FROM INVESTING ACTIVITIES
   Maturities of available-for-sale securities            500,000         500,000       2,500,000       1,000,000
   Maturities of held-to-maturity securities                    -               -               -       2,000,000
   Maturities and principal repayments on
     available-for-sale mortgage-backed securities        217,636         282,703       1,340,937         529,975
   Maturities and principal repayments on
     held-to-maturity mortgage-backed securities                -               -               -       1,237,461
   Net change in loans                                 (1,134,042)       (656,207)     (3,146,574)     (7,204,240)
   Proceeds from sale of premises and equipment                 -           4,172          14,972               -
   Purchase of premises and equipment                           -         (12,113)       (120,184)        (62,328)
                                                      -----------     -----------     -----------     -----------
         Net cash flows from investing activities        (416,406)        118,555         589,151      (2,499,132)

CASH FLOWS FROM FINANCING ACTIVITIES
   Net change in deposits                                  15,179        (492,245)       (720,787)      1,223,500
   Net change in Federal Home Loan Bank advances                -               -               -       1,000,000
   Net change in advances from
     borrowers for taxes and insurance                     78,185          72,837          (6,132)        (13,325)
   Purchase of treasury stock                                   -               -               -        (213,543)
   Dividends paid                                         (35,155)        (20,508)        (96,676)        (84,186)
                                                      -----------     -----------     -----------     -----------
         Net cash flows from financing activities          58,209        (439,916)       (823,595)      1,912,446
                                                      -----------     -----------     -----------     -----------
NET CHANGE IN CASH AND CASH EQUIVALENTS                  (151,539)       (299,483)        (76,760)         36,710

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD          3,153,662       3,230,422       3,230,422       3,193,712
                                                      -----------     -----------     -----------     -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD              $ 3,002,123     $ 2,930,939     $ 3,153,662     $ 3,230,422
                                                      ===========     ===========     ===========     ===========


          See accompanying notes to consolidated financial statements.

                                GF BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         June 30, 1997 and 1996 (unaudited) and March 31, 1997 and 1996



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of GF Bancorp, Inc. (the Corporation), Germantown Federal Savings Bank (the Savings Bank), and its wholly owned service corporation subsidiary, GFS Financial Services, Inc. All material intercompany balances and income and expenses have been eliminated in the consolidated statements.

NATURE OF OPERATIONS: The Corporation, a Delaware Corporation, is a unitary holding company which holds all of the capital stock of the Savings Bank. The Savings Bank is a federally chartered stock savings bank whose main office in Germantown and one branch office in New Lebanon are located in southwestern Montgomery County, Ohio. The Savings Bank is primarily engaged in the business of providing loan and deposit products to consumers in Germantown and New Lebanon, Ohio, as well as the surrounding communities. GFS Financial Services, Inc. was formed to hold shares of Intrieve, Inc. common stock. Intrieve, Inc. is a data processing center used by the Savings Bank.

ESTIMATES: To prepare financial statements in conformity with generally accepted accounting principles, management must make estimates and assumptions. These estimates and assumptions affect the amounts reported in the financial statements, as well as the disclosures provided. Future results could differ from current estimates. The collectibility of loans, fair values of financial instruments and the status of contingencies are particularly subject to change.

STATEMENT OF CASH FLOWS: Cash and cash equivalents are defined as cash and due from banks and overnight deposits, as well as interest-bearing deposits with original maturities under 90 days. Net cash flows are reported for customer loan and deposit transactions, as well as short-term borrowings.

Supplemental disclosure of cash flow information is as follows:

                                              Three months ended June 30,               Year ended March 31,
                                              ---------------------------            ------------------------------
                                                1997               1996                 1997                1996
                                              --------            -------            ----------          ----------
                                                      (Unaudited)

Cash paid during the period for:
    Interest                                  $441,353            $441,042           $1,760,660          $1,757,786
    Income taxes                                     -             120,000              245,100              45,000

SECURITIES: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported separately in shareholders' equity, net of tax.


                                   (Continued)

                                GF BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         June 30, 1997 and 1996 (unaudited) and March 31, 1997 and 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Gains and losses on sales of securities are determined using amortized cost of the specific security sold. Interest income includes amortization of purchase premiums and discounts.

LOANS: Loans are reported at the principal balance outstanding, net of deferred loan fees and costs. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

Interest income is not reported when full loan repayment is in doubt, typically when payments are past due over 90 days. Generally, payments received on such loans are reported as principal reductions.

ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is a valuation allowance, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required based on past loan loss experience, known and inherent risks in the portfolio, information about specific borrower situations and estimated collateral values, economic conditions and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged off.

Loan impairment is reported when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer and credit card loans and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate. Loans are evaluated for impairment when payments are delayed, typically 90 days or more, or when the internal grading system indicates a doubtful classification.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using both the straight-line and accelerated methods for income tax and financial reporting purposes. The depreciation methods are designed to amortize the cost of the assets over their estimated useful lives, as follows:

                Buildings and improvements            10-40 years
                Furniture and equipment                3-15 years

These assets are reviewed for impairment under Statement of Financial Accounting Standards (SFAS) No. 121 when events indicate the carrying amount may not be recoverable. Maintenance and repairs are charged to expense as incurred. When facilities are retired or otherwise disposed of, the cost is removed from the asset accounts and the related accumulated depreciation is adjusted. Any gain or loss on disposition is reflected in operations in the year of disposal.


                                   (Continued)

                                GF BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         June 30, 1997 and 1996 (unaudited) and March 31, 1997 and 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INCOME TAXES: Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

STOCK-BASED COMPENSATION: Expense for employee compensation under stock option plans is reported only if options are granted below market price at grant date. During 1997, the Corporation adopted the disclosure provisions of SFAS No. 123, a new Statement regarding stock-based compensation. As required by the Statement, pro forma disclosures of net income and earnings per share will be provided as if the fair value method were used for stock-based compensation for options granted subsequent to April 1, 1996. The Corporation has not granted any options subsequent to April 1, 1996.

EARNINGS PER SHARE: Earnings per share of common stock was computed by dividing net income by the weighted average number of shares outstanding. Stock options outstanding do not presently have a dilutive effect greater than or equal to 3% on earnings per share.

RECLASSIFICATIONS: Certain prior year amounts have been reclassified in the accompanying consolidated financial statements to correspond with the current year presentation.


NOTE 2 - SECURITIES

The amortized cost and estimated fair values of securities are as follows:

                                                                        June 30, 1997
                                            ---------------------------------------------------------------------
                                                                 Gross              Gross              Estimated
                                            Amortized          Unrealized         Unrealized             Fair
                                               Cost              Gains              Losses               Value
                                               ----              -----              ------               -----
                                                                         (Unaudited)
U.S. Treasury obligations:
    Due within one year                     $1,499,224         $    1,289         $     (123)          $1,500,390
                                            ==========         ==========         ==========           ==========

Mortgage-backed securities                  $8,715,483         $  142,267         $  (92,903)          $8,764,847
                                            ==========         ==========         ==========           ==========


                                                                       March 31, 1997
                                            ---------------------------------------------------------------------
                                                                 Gross               Gross              Estimated
                                           Amortized           Unrealized         Unrealized              Fair
                                              Cost               Gains              Losses                Value
                                              ----               -----              ------                -----

U.S. Treasury obligations:
    Due within one year                     $1,999,083         $    1,638         $     (961)          $1,999,760
                                            ==========         ==========         ==========           ==========

Mortgage-backed securities                  $8,931,617         $  108,602         $ (192,425)          $8,847,794
                                            ==========         ==========         ==========           ==========

                                   (Continued)

                                GF BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         June 30, 1997 and 1996 (unaudited) and March 31, 1997 and 1996


NOTE 2 - SECURITIES (Continued)

                                                      March 31, 1996
                               ------------------------------------------------------------
                                                  Gross          Gross           Estimated
                                Amortized      Unrealized      Unrealized          Fair
                                   Cost           Gains          Losses            Value
                               -----------     -----------     -----------      -----------

U.S. Treasury obligations:
Due within one year            $ 2,499,936     $         -     $   (10,241)     $ 2,489,695
One through five years           1,999,180           7,865          (3,845)       2,003,200
                               -----------     -----------     -----------      -----------
Total                          $ 4,499,116     $     7,865     $   (14,086)     $ 4,492,895
                               ===========     ===========     ===========      ===========

Mortgage-backed securities     $10,266,901     $   149,510     $  (151,911)     $10,264,500
                               ===========     ===========     ===========      ===========

No securities were sold during the three months ended June 30, 1997 and 1996 (unaudited) and for the years ended March 31, 1997 and 1996.

In December 1995, all of the Corporation's securities totaling $16,294,754 were reclassified from held to maturity to available for sale, based upon new interpretations issued for SFAS No. 115. The unrealized gain at the time the securities were transferred was approximately $177,000.

As of June 30, 1997 (unaudited), March 31, 1997 and 1996, the Corporation had no pledged securities.


NOTE 3 - LOANS RECEIVABLE

Loans receivable consisted of the following:

                                    June 30,               March 31,
                                  -----------     ---------------------------
                                     1997            1997            1996
                                  -----------     -----------     -----------
                                 (Unaudited)

First mortgage loans, one- to
   four- family residences        $30,076,052     $29,366,917     $27,416,996
Consumer loans                      3,505,908       2,892,522       2,010,376
Construction loans                    345,000         456,800               -
Loans secured by deposits             196,770         114,216         158,828
Home improvement loans                177,843         186,760         167,004
Participations purchased                   --              --           4,625
                                  -----------     -----------     -----------

Total                              34,301,573      33,017,215      29,757,829
Less:
Loans in process                      307,700         136,736           6,627
Deferred loan fees                    115,838         113,459         122,852
Loan participation sold                92,462         115,865         120,054
                                  -----------     -----------     -----------

                                  $33,785,573     $32,651,155     $29,508,296
                                  ===========     ===========     ===========

Certain officers, directors and the companies with which they are affiliated have borrowed funds from the Savings Bank. These loans totaled $192,448 at June 30, 1997 (unaudited) and $194,065 and $199,992 at March 31, 1997 and 1996,
respectively.


                                   (Continued)

                                GF BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         June 30, 1997 and 1996 (unaudited) and March 31, 1997 and 1996


A summary of activity in the allowance for loan losses is as follows:

                                              Three months ended June 30,     Year ended March 31,
                                                  1997         1996           1997            1996
                                               ---------     ---------      ---------      ---------
                                                    (Unaudited)

Balance, beginning of period                   $ 126,920     $  97,635      $  97,635      $  94,682
Charge-offs                                            -        (2,175)        (7,331)        (1,724)
Recoveries of loans previously charged off           376         1,869          3,616          4,677
Provision for loan losses                              -             -         33,000              -
                                               ---------     ---------      ---------      ---------
Balance, end of period                         $ 127,296     $  97,329      $ 126,920      $  97,635
                                               =========     =========      =========      =========

As of and for the three months ended June 30, 1997 and 1996 (unaudited) and as of and for the years ended March 31, 1997 and 1996, no loans were required to be evaluated for impairment on a loan by loan basis within the scope of SFAS No. 114.

Nonaccrual loans amounted to approximately $197,000 at June 30, 1997 (unaudited) and $167,000 and $108,000 at March 31, 1997 and 1996, respectively.

The Savings Bank evaluates the credit risk of each customer on an individual basis, and when determined to be necessary, obtains collateral to secure the loan. Collateral varies by individual customer and may include real estate, vehicles, deposits, personal and governmental quaranties and general security agreements. Access to collateral is dependent on the type of collateral obtained, and the Savings Bank monitors its collateral and the collateral value related to the loan balance on an ongoing basis.


NOTE 4 - PREMISES AND EQUIPMENT

Premises and equipment consisted of the following:

                                    June 30,                March 31,
                                  -----------      -----------------------------
                                      1997            1997             1996
                                  (Unaudited)

Land                              $   134,674      $   134,674      $   134,674
Buildings and improvements            953,946          953,946          940,311
Furniture and equipment               622,788          622,788          546,626
                                  -----------      -----------      -----------
                                    1,711,408        1,711,408        1,621,611
Less accumulated depreciation        (878,368)        (855,002)        (791,536)
                                  -----------      -----------      -----------
Premises and equipment, net       $   833,040      $   856,406      $   830,075
                                  ===========      ===========      ===========



                                   (Continued)

                                GF BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         June 30, 1997 and 1996 (unaudited) and March 31, 1997 and 1996


NOTE 5 - DEPOSITS

A summary of deposits is as follows:

                                June 30,               March 31,
                              -----------     ---------------------------
                                 1997            1997            1996
                              -----------     -----------     -----------
                              (Unaudited)
Noninterest-bearing
  demand deposits             $   403,970     $   393,721     $   266,666
NOW accounts                    3,638,015       3,512,269       3,399,420
Money market accounts           2,932,387       2,972,402       3,234,194
Passbook savings accounts       9,928,200       9,933,636      10,349,094
Certificate accounts              175,883         179,580         195,946
Certificates of deposit        13,840,423      13,538,284      13,462,381
IRA certificates                9,465,348       9,839,155      10,182,133
                              -----------     -----------     -----------

                              $40,384,226     $40,369,047     $41,089,834
                              ===========     ===========     ===========

The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was $1,264,000 at June 30, 1997 (unaudited), and $1,521,000 and
$1,030,000 at March 31, 1997 and 1996, respectively.

The scheduled maturities of certificate accounts, certificates of deposit and IRA certificates as of June 30, 1997 (unaudited) are as follows:


           Years ended June 30,
           --------------------
               (Unaudited)

                   1998                    $17,881,841
                   1999                      2,740,703
                   2000                      2,272,248
                   2001                        385,739
                   2002                        201,123
                                           -----------

                                           $23,481,654
                                           ===========


The scheduled maturities of certificate accounts, certificates of deposit and IRA certificates as of March 31, 1997 are as follows:

           Years Ended March 31,
           ---------------------
                    1998                    $18,251,847
                    1999                      3,013,255
                    2000                      1,569,043
                    2001                        232,208
                    2002                        446,948
                 Thereafter                      43,718
                                            -----------

                                            $23,557,019
                                            ===========


                                   (Continued)

                                GF BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         June 30, 1997 and 1996 (unaudited) and March 31, 1997 and 1996


NOTE 6 - FEDERAL HOME LOAN BANK ADVANCES

Advances from the Federal Home Loan Bank at June 30, 1997 (unaudited), March 31, 1997 and 1996 consisted of a $1,000,000 borrowing due in December, 2000, bearing interest at 5.8%. First mortgage loans with an unpaid principal balance of $1,500,000 were pledged as collateral on this borrowing.


NOTE 7 - SAVINGS ASSOCIATION INSURANCE FUND RECAPITALIZATION

Included in FDIC deposit insurance expense in the statement of income for the year ended March 31, 1997 is $269,558 for a special assessment resulting from legislation passed and enacted into law on September 30, 1996 to recapitalize the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation. Thrifts such as the Savings Bank paid a one-time assessment in November, 1996 of $0.657 for each $100 in deposits as of March 31, 1995. As a result of the recapitalization, the Savings Bank began paying lower deposit insurance premiums in January, 1997.


NOTE 8 - COMMITMENTS, OFF-BALANCE-SHEET RISK AND CONTINGENCIES

There are various contingent liabilities that are not reflected in the financial statements including claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material effect on financial condition or results of operations.

The Federal Reserve requires financial institutions to maintain certain average reserve balances. A cash reserve of 3%, which is unavailable for investment, is required for financial institutions with reservable liabilities in excess of $3.8 million (the exception amount) and total deposits in excess of $44.8 million (the deposit cutoff). At June 30, 1997 (unaudited), March 31, 1997 and 1996, the Savings Bank was exempt from such requirements.

Some financial instruments are used in the normal course of business to meet the financing needs of customers and to reduce exposure to interest rate changes. These financial instruments include commitments to extend credit. Commitments to extend credit involve, to varying degrees, credit and interest-rate risk in excess of the amount reported in the financial statements.

Exposure to credit loss if the other party does not perform is represented by the contractual amount for commitments to extend credit. The same credit policies are used for commitments and conditional obligations as are used for loans.


                                   (Continued)

                                GF BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         June 30, 1997 and 1996 (unaudited) and March 31, 1997 and 1996



NOTE 8 - COMMITMENTS, OFF-BALANCE-SHEET RISK AND CONTINGENCIES (Continued)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being used, the total commitments does not necessarily represent future cash requirements.

A summary of unfunded loan commitments follows:

                                            June 30,               March 31,
                                           ----------     -------------------------
                                              1997           1997            1996
                                           ----------     ----------       --------
                                          (Unaudited)

30 year fixed rate mortgages               $  310,100     $   75,000        232,000
20 year fixed rate mortgages                        -              -        139,800
20 year variable rate mortgages                     -        114,000              -
15 year fixed rate mortgages                   70,000        110,000        201,000
10 year fixed rate mortgages                        -              -         97,500
Unused overdraft and home equity lines      1,443,093      1,172,793        563,000

The interest rates on fixed rate commitments ranged from 7.88% to 8.38% at June 30, 1997 (unaudited), 7.50% to 7.88% at March 31, 1997 and 6.88% to 7.75% at
March 31, 1996.


NOTE 9 - REGULATORY AND CAPITAL MATTERS

The Savings Bank is subject to various regulatory capital requirements administered by the federal regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory actions that, if undertaken, could have a direct material affect on the Savings Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Savings Bank must meet specific capital guidelines that involve quantitative measures of the Savings Bank assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Savings Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about the Savings Bank's components, risk weightings and other factors. At March 31, 1997 and March 31, 1996, management believes the Savings Bank is in compliance with all regulatory capital requirements. Based on the Savings Bank's computed regulatory capital ratios, the Savings Bank is considered well capitalized under Section 38 of the Federal Deposit Insurance Act at June 30, 1997 (unaudited), March 31, 1997 and March 31, 1996. The minimum requirements are:

                                     Capital to risk-
                                      weighted assets           Tier 1 (core)
                                      ---------------        capital to adjusted
                                 Total        Tier 1 (core)      total assets
                                 -----        -------------      ------------
Well capitalized                  10%              6%                 5%
Adequately capitalized            8%               4%                 3%
Undercapitalized                  6%               3%                 3%

                                   (Continued)

                                GF BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         June 30, 1997 and 1996 (unaudited) and March 31, 1997 and 1996



NOTE 9 - REGULATORY AND CAPITAL MATTERS (Continued)

At June 30, 1997 (unaudited), March 31, 1997 and March 31, 1996, the Savings Bank's actual capital levels (in thousands) and minimum required levels were:

                                                                                                        Minimum
                                                                                                     Required To Be
                                                                             Minimum Required       Well Capitalized
                                                                                For Capital      Under Prompt Corrective
                                                            Actual           Adequacy Purposes     Action Regulations
                                                      -----------------      -----------------     ------------------
                                                      Amount      Ratio      Amount      Ratio     Amount      Ratio
                                                      ------      -----      ------      -----     ------      -----

JUNE 30, 1997 (UNAUDITED)
Total capital (to risk-weighted assets)               $5,638      25.5%      $1,768       8.0%     $2,210      10.0%
Tier 1 (core) capital (to risk-weighted assets)        5,511      24.9          884       4.0       1,326       6.0%
Tier 1 (core) capital (to adjusted total assets)       5,511      11.4        1,454       3.0       2,425       5.0
Tangible capital (to adjusted total assets)            5,511      11.4          727       1.5       N/A

MARCH 31, 1997
Total capital (to risk-weighted assets)                5,506      25.8        1,707       8.0       2,133      10.0
Tier 1 (core) capital (to risk-weighted assets)        5,379      25.2          854       4.0       1,280       6.0
Tier 1 (core) capital (to adjusted total assets)       5,379      11.1        1,448       3.0       2,413       5.0
Tangible capital (to adjusted total assets)            5,379      11.1          724       1.5       N/A

MARCH 31, 1996
Total capital (to risk-weighted assets)                5,259      26.9        1,565       8.0       1,955      10.0
Tier 1 (core) capital (to risk-weighted assets)        5,161      26.4          782       4.0       1,173       6.0
Tier 1 (core) capital (to adjusted total assets)       5,161      10.5        1,470       3.0       2,457       5.0
Tangible capital (to adjusted total assets)            5,161      10.5          735       1.5       N/A

In addition to certain federal income tax considerations, the Office of Thrift Supervision (OTS) regulations impose limitations on the payment of dividends and other capital distributions by savings associations. Under OTS regulations applicable to converted savings associations, the Savings Bank is not permitted to pay a cash dividend on its common shares if its regulatory capital would, as a result of payment of such dividends, be reduced below the amount required for the Liquidation Account (the account established for the purpose of granting a limited priority claim on the assets of the Savings Bank in the event of complete liquidation to those members of the Savings Bank before the Conversion who maintain a savings account at the Savings Bank after the Conversion), or below applicable regulatory capital requirements prescribed by the OTS.

OTS regulations applicable to all savings and loan associations provide that a savings association which immediately prior to, and on a pro forma basis after giving effect to, a proposed capital distribution (including a dividend) has total capital (as defined by OTS regulations) that is equal to or greater than the amount of its capital requirements is generally permitted without OTS approval (but subsequent to 30 days' prior notice to the OTS) to make capital distributions, including dividends, during a calendar year in an amount not to exceed

                                   (Continued)

                                GF BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         June 30, 1997 and 1996 (unaudited) and March 31, 1997 and 1996



NOTE 9 - REGULATORY AND CAPITAL MATTERS (Continued)

the greater of (1) 100% of its net earnings to date during the calendar year, plus an amount equal to one-half that which its total capital to assets ratio exceeded its required capital to assets ratio at the beginning of the calendar year, or (2) 75% of its net earnings for the most recent four-quarter period. Savings associations with total capital in excess of the capital requirements that have been notified by the OTS that they are in need of more than normal supervision will be subject to restrictions on dividends. A savings association that fails to meet current minimum capital requirements is prohibited from making any capital distributions without the prior approval of the OTS.

The Savings Bank currently meets all of its capital requirements and, unless the OTS determines that the Savings Bank is an institution requiring more than normal supervision, the Savings Bank may pay dividends in accordance with the foregoing provisions of OTS regulations.


NOTE 10 - FEDERAL INCOME TAXES

The income tax provision for the periods indicated consisted of the following:

                                   Three months ended June 30,       Year ended March 31,
                                   --------------------------      ------------------------
                                      1997            1996          1997             1996
                                      ----            ----          ----             ----
                                          (Unaudited)
Current                            $  71,136       $  47,715      $ 107,045       $ 185,365
Deferred                             (12,636)              -        (14,295)         (8,615)
                                   ---------       ---------      ---------       ---------
   Total income tax provision      $  58,500       $  47,715      $  92,750       $ 176,750
                                   =========       =========      =========       =========

The effective income tax rate was different than the statutory federal income tax rate for the following reasons:

                           Three months ended June 30,    Year ended March 31,
                           ---------------------------    --------------------
                              1997           1996          1997           1996
                              ----           ----          ----           ----
                                                (Unaudited)
Statutory rate                34.0%          34.0%         34.0%          34.0%
Nondeductible expense          0.1            0.1           0.4            0.1
Surtax and other              (0.9)             -          (2.3)          (1.8)
                              ----           ----          ----           ----
Effective tax rate            33.0%          34.1%         31.9%          32.3%
                              ====           ====          ====           ====

                                   (Continued)

\

                                GF BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         June 30, 1997 and 1996 (unaudited) and March 31, 1997 and 1996



NOTE 10 - FEDERAL INCOME TAXES (Continued)

The sources of gross deferred tax assets and deferred tax liabilities were comprised of the following:

                                                          June 30,              March 31,
                                                         ---------       -------------------------
                                                            1997           1997             1996
                                                         ---------       ---------       ----------
                                                        (Unaudited)
Deferred tax assets:
   Deferred loan fees and costs                          $  26,988       $  26,179       $  20,534
   Allowance for loan losses                                43,153          43,153          33,196
   Unrealized loss on securities available for sale              -          28,270           2,931
   Other                                                     2,869             774             774
                                                         ---------       ---------       ---------
                                                            73,010          98,376          57,435
                                                         ---------       ---------       ---------

Deferred tax liabilities:
   Accrued income and expense                              (45,378)        (59,818)        (70,859)
   Accumulated depreciation                                (92,114)        (91,151)        (86,788)
   Special bad debt deduction                              (74,016)        (72,753)        (74,016)
   FHLB stock dividends                                    (67,468)        (64,986)        (55,738)
   Unrealized gain on securities available for sale        (17,180)              -               -
                                                         ---------       ---------       ---------
                                                          (296,156)       (288,708)       (287,401)
                                                         ---------       ---------       ---------
Net deferred tax liabilities                             $(223,146)      $(190,332)      $(229,966)
                                                         =========       =========       =========

No valuation allowance was recorded against deferred tax assets at June 30, 1997 (unaudited), March 31, 1997 or March 31, 1996.

The Corporation, in accordance with SFAS No. 109, has not recorded a deferred tax liability of approximately $183,000 in retained earnings related to approximately $538,000 of cumulative special bad debt deductions arising prior to December 31, 1987, which is the end of the Savings Bank's base year for purposes of calculating the bad debt deduction for tax purposes. If this portion of retained earnings is used in the future for any purpose other than to absorb bad debts, it will be added to future taxable income.


NOTE 11 - 401(K) PROFIT SHARING PLAN

The Corporation sponsors a tax-qualified defined contribution 401(k) profit sharing plan (the "Plan"), for the benefit of its employees. Employees become eligible to participate under the Plan after age 21 and completing one year of service. Under the Plan, employees may voluntarily elect to defer up to 10% of compensation, not to exceed applicable limits under the Internal Revenue Code.



                                   (Continued)

                                GF BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         June 30, 1997 and 1996 (unaudited) and March 31, 1997 and 1996


NOTE 11 - 401(K) PROFIT SHARING PLAN (Continued)

Additionally, the Savings Bank may contribute an annual discretionary contribution to the Plan, not to exceed 10% of compensation. The annual discretionary contribution includes a 50% match up to a certain percentage of employee 401(k) contributions. The percentage of employee 401(k) contributions that is eligible for the match is set annually by the board of directors and was 6% for 1997 and 1996. Employer contributions shall be 100% vested following completion of six years of service. Employee contributions are always 100% vested. Compensation expense related to the Plan for the three months ended June 30, 1997 and 1996 (unaudited) was $6,900 and $6,000, respectively. Compensation expense related to the Plan for the years ended March 31, 1997 and 1996 was approximately $30,000 and $24,000, respectively.


NOTE 12 - MANAGEMENT STOCK BONUS PLANS

The Savings Bank has two Management Stock Bonus Plans (collectively, the "MSBP") The objective of the MSBP is to enable the Savings Bank to retain personnel of experience and ability in key positions of responsibility. All employees and directors of the Savings Bank are eligible to receive benefits under the MSBP. Benefits to employees may be granted at the sole discretion of a committee appointed by the Board of Directors of the Corporation and the MSBP provides for automatic grants to nonemployee directors. The MSBP is managed by trustees who are nonemployee directors of the Corporation and who have the responsibility to invest all funds contributed by the Savings Bank to the trusts created for the MSBP.

At the time of the stock conversion, the MSBP purchased 12,335 shares of the Corporation's stock for $123,350. Of these shares, 11,896 shares were granted in the form of restricted stock payable over a five-year period at the rate of one-fifth of such shares per year following the date of grant of the award. Compensation expense in the amount of the fair market value of the common stock at the date of the grant to the employee or director will be recognized pro rata over the five years during which the shares are payable. Compensation expense related to the plan was $6,167 and $6,168 for the three months ended June 30, 1997 (unaudited) and 1996 (unaudited), respectively, and $24,670 for the years ending March 31, 1997 and 1996, respectively. A recipient of such restricted stock will be entitled to all voting and other stockholder rights, except that the shares, while restricted, may not be sold, pledged or otherwise disposed of and are required to be held in escrow. If a holder of such restricted stock terminates employment or directorship for reasons other than death, disability, a change in control or imminent change in control or, in the case of nonemployee directors, retirement after at least 10 years of service as a director, the recipient forfeits all rights to the allocated shares under restriction. If the participant's service terminates as a result of death, disability, or a change in control or imminent change in control of the Savings Bank or, in the case of nonemployee directors, retirement after at least 10 years of service as a director, all restrictions expire and all shares allocated become unrestricted. The Board of Directors can terminate the MSBP at any time, and if it does so, any shares not allocated will revert to the Corporation.


                                   (Continued)

                                GF BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         June 30, 1997 and 1996 (unaudited) and March 31, 1997 and 1996



NOTE 13 - STOCK OPTION PLAN

In connection with the stock conversion, the Corporation's Board of Directors adopted the 1993 Stock Option Plan (the "Option Plan"). Pursuant to the Option Plan, 30,837 shares of common stock are reserved for issuance by the Corporation upon exercise of stock options granted to officers, directors and employees of the Corporation from time to time under the Option Plan. The purpose of the Option Plan is to provide additional incentive to certain officers, directors and key employees by facilitating their purchase of a stock interest in the Corporation. The Option Plan provides for a term of ten years, after which no awards may be made, unless earlier terminated by the Board of Directors pursuant to the Option Plan.

The Option Plan is administered by a committee of at least three nonemployee directors designated by the Board of Directors (the "Option Committee"). The Option Committee selects the employees to whom options are to be granted and the number of shares to be granted. The Option Plan provides for automatic grants to nonemployee directors. The option price may not be less than 100% of the fair market value of the shares on the date of the grant, and no option shall be exercisable after the expiration of ten years from the grant date. In the case of any employee who owns more than 10% of the outstanding common stock at the time the option is granted, the option price may not be less than 110% of the fair market value of the shares on the date of the grant, and the option shall not be exercisable after the expiration of five years from the grant date. The exercise price may be paid in cash, shares of the common stock, or a combination of both.

As of the date of conversion, the Option Committee granted options on 27,747 shares of common stock, at an exercise price of $10 per share. One-third of the granted options became exercisable on January 19, 1995; two-thirds of the granted options became exercisable on September 17, 1995 and each option was exercisable in full on September 17, 1996. The options expire on September 16, 2003. No options have been exercised through June 30, 1997 (unaudited).


NOTE 14 - EMPLOYMENT AGREEMENTS

The Savings Bank has entered into employment agreements with certain officers of the Savings Bank. In general, the agreements provide that if the Savings Bank terminates the employee for reasons other than "just cause" as defined in the agreement, the employee will be entitled to a continuation of his current salary from the date of termination for a period of eighteen months thereafter. The employment agreements also contain provisions stating that in the event of termination of employment in connection with, or within one year after, any change in control of the Savings Bank, the employee will be paid in a lump sum an amount equal to 2.99 times the employee's average compensation received during the prior five calendar years. The aggregate amount if payments were to be made in accordance with such provisions at June 30, 1997 (unaudited) and March 31, 1997, would have been approximately $424,000.

                                   (Continued)

                                GF BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         June 30, 1997 and 1996 (unaudited) and March 31, 1997 and 1996



NOTE 15 - PARENT COMPANY FINANCIAL INFORMATION

                                 BALANCE SHEETS

                                                     June 30,                  March 31,
                                                   -----------       -----------------------------
                                                       1997              1997               1996
                                                   -----------       -----------       -----------
                                                   (Unaudited)
ASSETS
Investment in subsidiary                           $ 5,544,581       $ 5,330,854       $ 5,155,217
Cash and cash equivalents                            1,023,383         1,076,419         1,170,361
Accrued interest receivable                              1,674             1,848             1,823
Other assets                                            12,500                --                --
                                                   -----------       -----------       -----------
   Total assets                                    $ 6,582,138       $ 6,409,121       $ 6,327,401
                                                   ===========       ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accrued liabilities                                $     4,702       $     9,857       $    11,703
Common stock                                             3,084             3,084             3,084
Additional paid-in capital                           2,799,640         2,799,640         2,792,445
Retained earnings                                    3,988,255         3,810,083         3,733,712
Treasury stock                                        (213,543)         (213,543)         (213,543)
                                                   -----------       -----------       -----------
   Total liabilities and stockholders' equity      $ 6,582,138       $ 6,409,121       $ 6,327,401
                                                   ===========       ===========       ===========


                              STATEMENTS OF INCOME

                                      For the three months ended June 30,    For the year ended March 31,
                                      -----------------------------------    ----------------------------
                                           1997              1996               1997               1996
                                         ---------         ---------         ---------          ---------
INCOME                                           (Unaudited)

Equity in earnings of subsidiary         $ 119,334         $  92,683         $ 192,958          $ 367,713
Interest income                              7,792             8,827            33,666             38,490
                                         ---------         ---------         ---------          ---------
Total income                               127,126           101,510           226,624            406,203
                                         ---------         ---------         ---------          ---------
EXPENSES
Outside services                             6,475             5,100            18,095             22,000
State franchise taxes                        1,551             1,233             4,932              4,932
Other                                          666             2,990             3,684              6,439
                                         ---------         ---------         ---------          ---------
Total expenses                               8,692             9,323            26,711             33,371
                                         ---------         ---------         ---------          ---------

NET INCOME BEFORE INCOME TAXES             118,434            92,187           199,913            372,832
Income tax benefit/(provision)                 500               175            (2,350)            (1,750)
                                         ---------         ---------         ---------          ---------

NET INCOME                               $ 118,934         $  92,362         $ 197,563          $ 371,082
                                         =========         =========         =========          =========


                                   (Continued)

                                GF BANCORP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         June 30, 1997 and 1996 (unaudited) and March 31, 1997 and 1996


NOTE 15 - PARENT COMPANY FINANCIAL INFORMATION (Continued)

                            STATEMENTS OF CASH FLOWS

                                                       For the three months ended June 30,     For the year ended March 31,
                                                       -----------------------------------     ----------------------------
                                                            1997               1996             1997               1996
                                                            ----               ----             ----               ----
CASH FLOWS FROM OPERATING ACTIVITIES                              (Unaudited)

Net income                                               $   118,934       $    92,362       $   197,563       $   371,082
Adjustments to reconcile net income to net cash
   provided by operating activities
     Equity in undistributed earnings of subsidiary         (119,334)          (92,683)         (192,958)         (367,713)
     Net change in accrued interest receivable                   174               (54)              (25)             (520)
     Net change in other assets                              (12,500)                -                 -                 -
     Net change in accrued liabilities                        (5,155)           (4,449)           (1,846)            4,532
                                                         -----------       -----------       -----------       -----------
       Net cash flows provided from operating                (17,881)           (4,824)            2,734             7,381
                                                         -----------       -----------       -----------       -----------
       activities

CASH FLOWS FROM FINANCING ACTIVITIES
     Purchase of treasury stock                                    -                 -                 -          (213,543)
     Dividends paid                                          (35,155)          (20,507)          (96,676)          (84,187)
                                                         -----------       -----------       -----------       -----------
       Net cash flows from financing activities              (35,155)          (20,507)          (96,676)         (297,730)
                                                         -----------       -----------       -----------       -----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                      (53,036)          (25,331)          (93,942)         (290,349)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD             1,076,419         1,170,361         1,170,361         1,460,710
                                                         -----------       -----------       -----------       -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                 $ 1,023,383       $ 1,145,030       $ 1,076,419       $ 1,170,361
                                                         ===========       ===========       ===========       ===========




                                   (Continued)

                                   APPENDIX A

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

          THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (hereinafter referred to as the "AGREEMENT") is made and entered into this 28 day of July, 1997, by and among Camco Financial Corporation, a Delaware corporation (hereinafter referred to as "CAMCO"); First Federal Savings Bank of Washington Court House, a savings bank organized under the laws of the United States (hereinafter referred to as "FIRST FEDERAL"); GF Bancorp, Inc., a Delaware corporation (hereinafter referred to as "GFBC"); and Germantown Federal Savings Bank, a savings bank organized under the laws of the United States (hereinafter referred to as "GERMANTOWN");

                                   WITNESSETH:

          WHEREAS, the authorized capital of CAMCO consists of 4,900,000 shares of common stock, par value One Dollar ($1.00) per share (hereinafter referred to as the "CAMCO SHARES"), 3,214,193 of which are issued and outstanding and 235,828 of which are reserved for issuance upon the exercise of outstanding stock options, and 100,000 preferred shares, par value One Dollar ($1.00) per share, none of which is issued or outstanding;

          WHEREAS, the authorized capital of FIRST FEDERAL consists of 500,000 common shares, par value One Dollar ($1.00) per share, 180,000 of which are issued and outstanding and are owned of record by CAMCO and 500,000 preferred shares, par value One Dollar ($1.00) per share, none of which is issued or outstanding;

          WHEREAS, the authorized capital of GFBC consists of 1,250,000 common shares, par value One Cent ($0.01) per share, 292,958 of which are issued and outstanding and held of record by approximately 170 shareholders (hereinafter referred to as the "GFBC SHARES"), and 27,747 of which are reserved for issuance upon the exercise of outstanding stock options (hereinafter referred to as the "GFBC OPTIONS"), and 250,000 preferred shares, par value One Cent ($0.01) per share, none of which is issued or outstanding;

          WHEREAS, the authorized capital of GERMANTOWN consists of 1,250,000 common shares, par value One Cent ($0.01) per share, 100,000 of which are issued and outstanding and are owned of record by GFBC and 250,000 preferred shares, par value One Cent ($0.01) per share, none of which is issued or outstanding; and

          WHEREAS, the Boards of Directors of CAMCO, FIRST FEDERAL, GFBC and GERMANTOWN believe that the merger of GFBC with and into CAMCO, followed by the merger of GERMANTOWN with and into FIRST FEDERAL is in the best interest of each party and its respective shareholders;

          NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, CAMCO, FIRST FEDERAL, GFBC and GERMANTOWN, each intending to be legally bound, hereby agree as follows:

                                   ARTICLE ONE

                                   THE MERGERS

          SECTION 1.01. MERGER OF CAMCO AND GFBC. Subject to the terms and conditions of this AGREEMENT, and pursuant to the provisions of the Delaware General Corporation Law (hereinafter referred to as the "DGCL"), the Home Owners Loan Act ("HOLA") and the rules and regulations promulgated thereunder (the "THRIFT REGULATIONS"), GFBC shall merge with and into CAMCO (hereinafter referred to as the "COMPANY MERGER") at the COMPANY EFFECTIVE TIME (hereinafter defined). CAMCO shall be the continuing, surviving and resulting corporation in the COMPANY MERGER and shall continue to exist as a Delaware corporation. CAMCO shall be the only one of CAMCO and GFBC to continue its separate corporate existence after the COMPANY EFFECTIVE TIME. The name of the continuing, surviving and resulting corporation shall remain "Camco Financial Corporation". From and after the COMPANY MERGER, CAMCO, as the surviving corporation, shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of CAMCO and GFBC and all obligations belonging or due to each of them.

          SECTION 1.02. MERGER OF FIRST FEDERAL AND GERMANTOWN. Subject to the terms and conditions of this AGREEMENT, and pursuant to the provisions of the HOLA and the THRIFT REGULATIONS, GERMANTOWN shall merge with and into FIRST FEDERAL (hereinafter referred to as the "BANK MERGER") at the BANK EFFECTIVE TIME (hereinafter defined). FIRST FEDERAL shall be the continuing, surviving and resulting corporation in the BANK MERGER and shall continue to exist as a savings and loan association incorporated under the HOLA. FIRST FEDERAL shall be the only one of FIRST FEDERAL and GERMANTOWN to continue its separate corporate existence after the BANK EFFECTIVE TIME.

          SECTION 1.03. EXECUTION OF AGREEMENT OF MERGER. FIRST FEDERAL and GERMANTOWN shall duly execute and deliver a merger agreement in the form of the Merger Agreement attached hereto as Exhibit A (hereinafter referred to as the "BANK MERGER AGREEMENT").

          SECTION 1.04. CLOSINGS. (a) The closing of the COMPANY MERGER pursuant to this AGREEMENT (hereinafter referred to as the "COMPANY CLOSING") shall take place at a date and time selected by CAMCO as soon as practicable after the satisfaction or waiver of the last of the conditions to the COMPANY MERGER set forth in Article Seven of this AGREEMENT to be satisfied, which date shall not be later than 30 days after such satisfaction or waiver.

          (b) On the day of the COMPANY CLOSING, CAMCO and GFBC shall cause a Certificate of Merger in respect of the COMPANY MERGER to be filed in the Office of the Delaware Secretary of State in accordance with Title 8, Chapter 1, Subchapter IX, Section 251 of the Delaware Code. The COMPANY MERGER shall become effective at the date and time indicated on such filing made with the Delaware Secretary of State (hereinafter referred to as the "COMPANY EFFECTIVE TIME").

          (c) The closing of the BANK MERGER pursuant to this AGREEMENT and the BANK MERGER AGREEMENT (hereinafter referred to as the "BANK CLOSING") shall take place at a date and time selected by CAMCO after the COMPANY EFFECTIVE TIME.

          (d) FIRST FEDERAL and GERMANTOWN shall cause Articles of Combination in respect of the BANK MERGER to be filed with the Office of Thrift Supervision (hereinafter referred to as the "OTS") in accordance with the THRIFT REGULATIONS. The BANK MERGER shall become effective at the date specified in the BANK MERGER AGREEMENT and the endorsement of the Articles of Combination (herein referred to as the "BANK EFFECTIVE TIME"), which date and time shall be after the COMPANY EFFECTIVE TIME.

          SECTION 1.05. ADOPTION BY SHAREHOLDERS. (a) This AGREEMENT shall be submitted for consideration and adoption by the shareholders of GFBC entitled to vote at an annual meeting of shareholders or a special meeting of shareholders called for such purpose to be held at a time, date and place to be determined by the Board of Directors of GFBC, subject to applicable laws and regulations.

          (b) This AGREEMENT and the BANK MERGER AGREEMENT shall be considered and adopted by CAMCO, as the sole shareholder of FIRST FEDERAL, and by GFBC, as the sole shareholder of GERMANTOWN.

          SECTION 1.06. REGULATORY FILINGS. (a) CAMCO shall prepare and cause to be filed with the OTS, such applications, notices or other instruments as may be required for approval of the COMPANY MERGER and the BANK MERGER (hereinafter referred to collectively as the "REGULATORY APPLICATIONS").

          (b) CAMCO shall prepare and cause to be filed with the Securities and Exchange Commission (hereinafter referred to as the "SEC") a registration statement on Form S-4, or such other form as may be required by the SEC (hereinafter referred to as the "REGISTRATION STATEMENT"), to register under the Securities Act of 1933 the CAMCO SHARES to be issued to shareholders of GFBC in the COMPANY MERGER as provided in Section 2.01 of this AGREEMENT.

          SECTION 1.07. CERTIFICATE OF INCORPORATION AND BYLAWS OF CAMCO AS THE SURVIVING CORPORATION. The Certificate of Incorporation and Bylaws of Camco Financial Corporation, as in effect immediately prior to the COMPANY EFFECTIVE TIME, shall be the

Certificate of Incorporation and Bylaws of the surviving corporation of the COMPANY MERGER, until either is thereafter amended in accordance with applicable law.

                                   ARTICLE TWO

                   CONVERSION AND CANCELLATION OF GFBC SHARES

          SECTION 2.01. CONVERSION AND CANCELLATION OF GFBC SHARES. At the COMPANY EFFECTIVE TIME and as a result of the COMPANY MERGER, automatically and without further act of CAMCO, FIRST FEDERAL, GFBC, GERMANTOWN or the holders of CAMCO SHARES or GFBC SHARES, the following shall occur:

          (a) Each GFBC SHARE shall be cancelled and extinguished and, in substitution and exchange therefor, the holders thereof shall be entitled, subject to and upon compliance with Section 2.03 of this AGREEMENT, to receive from CAMCO 1.616 CAMCO SHARES, subject to possible adjustment as set forth below (the "EXCHANGE RATIO").

               (i) If the AVERAGE CLOSING PRICE (as hereinafter defined) of CAMCO SHARES is greater than $20.99 or is less than $15.51, the EXCHANGE RATIO shall be adjusted to become the product of multiplying 1.616 by a fraction, the numerator of which is $20.99 if the AVERAGE CLOSING PRICE is greater than $20.99, and $15.51 if the AVERAGE CLOSING PRICE is less than $15.51 and the denominator of which is the AVERAGE CLOSING PRICE. The AVERAGE CLOSING PRICE shall be the mean of the average of the daily closing bid and asked prices of CAMCO SHARES as reported on The Nasdaq National Market System (as reported by a mutually agreed upon authoritative source) for the twenty most recent trading days ending at the close of trading on the date three days prior to the COMPANY CLOSING.

               (ii) The EXCHANGE RATIO shall be adjusted to reflect any stock split, stock dividend or distributions in, or combinations or subdivisions of, CAMCO SHARES, between the date hereof and the COMPANY EFFECTIVE TIME.

               (iii) No fractional shares will be issued, and cash will be paid in lieu of fractional shares based on the AVERAGE CLOSING PRICE. No interest shall be payable with respect to such cash payment.

          (b) CAMCO SHARES issued and outstanding before the COMPANY EFFECTIVE TIME shall remain issued and outstanding after the COMPANY EFFECTIVE TIME.

          (c) Any treasury shares held by GFBC and any GFBC SHARES owned by CAMCO for its own account shall be cancelled and retired at the COMPANY EFFECTIVE TIME and no consideration shall be issued in exchange therefor.

          SECTION 2.02. GFBC OPTIONS.

          (a) At the COMPANY EFFECTIVE TIME, the GF Bancorp, Inc. Stock Option Plan (the "OPTION PLAN") and GFBC OPTIONS not yet exercised at such time, representing a right to purchase not more than 27,747 GFBC SHARES, shall be assumed by CAMCO. No option to purchase GFBC SHARES granted on or after July 9, 1997 shall be valid in any respect.

          The number of CAMCO SHARES to be issued upon the exercise of a GFBC OPTION which is exercised after the COMPANY EFFECTIVE TIME shall be equal to the number of GFBC SHARES subject to such GFBC OPTIONS immediately prior to the date of the COMPANY CLOSING multiplied by the EXCHANGE RATIO (with the product rounded down to the next whole share), and the per share exercise price shall be adjusted by dividing the per share exercise price under each such GFBC OPTION by the EXCHANGE RATIO (with the quotient rounded up to the next whole cent). CAMCO and its Compensation Committee shall be substituted for GFBC and the Committee of the GFBC Board of Directors administering the OPTION PLAN. Each GFBC OPTION shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, dividends payable in stock, recapitalization or other similar transaction subsequent to the COMPANY EFFECTIVE TIME.

          (b) The CAMCO SHARES covered by the GFBC OPTIONS to be issued pursuant to Section 2.02(a) shall be covered by a registration statement filed with the SEC and effective at the COMPANY EFFECTIVE TIME, and CAMCO shall take all actions necessary to maintain the effectiveness of such registration statement until all GFBC OPTIONS have been exercised or terminated. When CAMCO SHARES are issued upon the exercise of GFBC OPTIONS, such CAMCO SHARES shall be duly authorized, validly issued, fully paid and non-assessable and not subject to or in violation of any preemptive rights. CAMCO shall reserve sufficient CAMCO SHARES for issuance with respect to such options. CAMCO shall also take any reasonable action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares.

          (c) Except as provided in this Section 2.02, all other terms and conditions of the OPTION PLAN and award grants thereunder shall remain as now existing.

          (d) In respect of any stock option which is an "Incentive Stock Option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "CODE"), the conversion hereby provided for shall comply with the requirements of Section 424(a) of the CODE, including the requirement that such converted options shall not give to the holder thereof any benefits additional to those which such holder had prior to such conversion under the option as originally granted. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424(h) of the CODE as to any stock option which is an "Incentive Stock Option".

          (e) Any holder of any GFBC OPTION may exercise such options at any time, prior to the date of the COMPANY CLOSING as provided in the OPTION PLAN.

          SECTION 2.03. SHARE CERTIFICATES IN THE COMPANY MERGER. (a) As soon as practicable after the COMPANY EFFECTIVE TIME, CAMCO shall mail to each holder of record of GFBC SHARES a form letter of transmittal and instructions for use in effecting the surrender for exchange of the certificates formerly evidencing the GFBC SHARES cancelled and extinguished as a result of the COMPANY MERGER (hereinafter referred to collectively as the "CERTIFICATES" and individually as the "CERTIFICATE"). Such letter of transmittal shall specify that the risk of loss and title to CERTIFICATES shall pass only upon delivery of such certificates as specified in the Letter of Transmittal. Upon surrender of a CERTIFICATE for cancellation, together with such letter of transmittal, duly executed, the holder of such CERTIFICATE shall be entitled to receive in exchange therefor the consideration to which the holder is entitled in accordance with the provisions of this AGREEMENT, and the CERTIFICATE so surrendered shall thereafter be cancelled forthwith. CAMCO may, at its election, designate an exchange agent to discharge its duties pursuant to this Section 2.03.

          (b) In the event that any holder of GFBC SHARES cancelled and extinguished in accordance with this AGREEMENT is unable to deliver the CERTIFICATE which evidences such GFBC SHARES, CAMCO, in the absence of actual notice that any GFBC SHARES theretofore evidenced by any such CERTIFICATE have been acquired by a bona fide purchaser, shall deliver to such holder the consideration to which such holder is entitled in accordance with the provisions of this AGREEMENT upon the presentation of all of the following:

               (i) Evidence to the reasonable satisfaction of CAMCO that any such CERTIFICATE has been lost, wrongfully taken or destroyed;

               (ii) Such security or indemnity as may be reasonably requested by CAMCO to indemnify and hold CAMCO harmless; and

               (iii) Evidence to the reasonable satisfaction of CAMCO that such person is the owner of the GFBC SHARES theretofore represented by each CERTIFICATE claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present each such CERTIFICATE for exchange pursuant to this AGREEMENT.

          (c) In the event that delivery of the consideration provided for herein is to be made to a person other than the person in whose name the CERTIFICATE surrendered is registered, the CERTIFICATE so surrendered shall be properly endorsed or otherwise in proper form for transfer and the person requesting such issuance or payment shall pay any transfer or


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

other taxes required by reason of the issuance or payment to a person other than the registered holder of the CERTIFICATE surrendered or establish to the satisfaction of CAMCO that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.03, each CERTIFICATE shall represent for all purposes only the right to receive the number of CAMCO SHARES determined pursuant to this AGREEMENT.

          (d) No dividends or other distributions declared after the COMPANY EFFECTIVE TIME with respect to CAMCO SHARES and payable to the holders of record thereof after the COMPANY EFFECTIVE TIME shall be paid to the holder of any unsurrendered CERTIFICATE until the holder thereof shall surrender such CERTIFICATE. Subject to the effect, if any, of applicable law, after the subsequent surrender and exchange of a CERTIFICATE, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the CAMCO SHARES represented by such CERTIFICATE.

          (e) No CAMCO SHARES or payment in lieu of fractional shares shall be delivered by CAMCO to any former holder of GFBC SHARES in accordance with this AGREEMENT until such holder shall have complied with this Section 2.03.

          SECTION 2.04. PAYMENT IN SATISFACTION OF RIGHTS. All payments made upon the surrender of CERTIFICATES pursuant to this Article Two shall be deemed to have been made in full satisfaction of all rights pertaining to the shares evidenced by such CERTIFICATES.

          SECTION 2.05. NO FURTHER REGISTRATION OR TRANSFER. After the COMPANY EFFECTIVE TIME, there shall be no further registration or transfer of GFBC SHARES on the stock transfer books of GFBC. In the event that, after the COMPANY EFFECTIVE TIME, CERTIFICATES evidencing such GFBC SHARES are presented for transfer, they shall be cancelled and exchanged as provided in this Article Two.

          SECTION 2.06. DISSENTING SHARES. Any GFBC SHARES held by a holder who dissents from the COMPANY MERGER in accordance with Section 262 of the DGCL (hereinafter referred to as "DISSENTING SHARES"), notwithstanding any other provisions of this AGREEMENT, shall not, after the COMPANY EFFECTIVE TIME, be entitled to vote for any purpose or to receive any dividends or other distribution and shall be entitled only to such rights as are afforded in respect of DISSENTING SHARES pursuant to the DGCL.

                                  ARTICLE THREE

              REPRESENTATIONS AND WARRANTIES OF GFBC AND GERMANTOWN

          GFBC and GERMANTOWN represent and warrant to CAMCO and FIRST FEDERAL that each of the following statements is true and accurate in all material respects, except as otherwise disclosed in a schedule provided by GFBC and GERMANTOWN to

CAMCO prior to the execution of this AGREEMENT (hereinafter referred to as the "GFBC DISCLOSURE SCHEDULE"):

          SECTION 3.01. ORGANIZATION AND STANDING. (a) GFBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. GFBC is registered as a savings and loan holding company under the HOLA. GFBC is in compliance in all material respects with all applicable local, state or federal laws and regulations, including without limitation, the THRIFT REGULATIONS.

          (b) GERMANTOWN is a savings association duly organized and validly existing under the laws of the United States and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. GERMANTOWN is a member of the Federal Home Loan Bank of Cincinnati (hereinafter referred to as the "FHLB"). The deposit accounts of GERMANTOWN are insured up to applicable limits by the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation (the "FDIC") (hereinafter referred to as the "SAIF"). GERMANTOWN is in compliance in all material respects with all applicable local, state or federal laws and regulations, including, without limitation, the regulations of the FDIC and THRIFT REGULATIONS, except to the extent that failure to be in compliance would not have a material adverse effect on GFBC and GERMANTOWN taken as a whole. GERMANTOWN is a "domestic building and loan association" as defined in Section 7701a(19) of the CODE and a "qualified thrift lender" as defined in 12 U.S.C. 1467(a)(m) and the THRIFT REGULATIONS.

          SECTION 3.02. QUALIFICATION. GFBC and GERMANTOWN are each either duly qualified to do business and in good standing in each jurisdiction in which such qualification is required or the failure to so qualify would not have a material adverse effect on the business of GFBC or GERMANTOWN.

          SECTION 3.03. AUTHORITY OF GFBC AND GERMANTOWN. This AGREEMENT has been duly executed and delivered by GFBC and GERMANTOWN. The BANK MERGER AGREEMENT has been duly executed and delivered by GERMANTOWN. Subject to the adoption of this AGREEMENT by the GFBC shareholders, to the adoption of this AGREEMENT and the BANK MERGER AGREEMENT by GFBC as the sole shareholder of GERMANTOWN, and to the filing of all requisite regulatory notices and the receipt of all requisite regulatory approvals, (a) GFBC has all requisite corporate power and authority to enter into this AGREEMENT and to perform all of its obligations hereunder; (b) GERMANTOWN has all requisite corporate power and authority to enter into this AGREEMENT and the BANK MERGER AGREEMENT and to perform all of its obligations hereunder and thereunder; (c) the execution and delivery of this AGREEMENT and the BANK MERGER AGREEMENT and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by GFBC and GERMANTOWN; and (d) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents, and except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. section 1818(b) or by the appointment of a conservator by the FDIC, (i) this AGREEMENT is the valid and binding agreement of GFBC, enforceable against GFBC in accordance with its terms, and (ii) this AGREEMENT and the BANK MERGER AGREEMENT are the valid and binding agreements of GERMANTOWN, enforceable against GERMANTOWN in accordance with their terms.

          SECTION 3.04. GOVERNING DOCUMENTS. GFBC has made available, or will promptly make available, to CAMCO true and accurate copies of its Certificate of Incorporation and Bylaws and has granted CAMCO access to all records of all meetings and other corporate actions occurring before the COMPANY EFFECTIVE TIME by the shareholders, Board of Directors and Committees of the Board of Directors of GFBC. GERMANTOWN has made available, or will promptly make available, to CAMCO true and accurate copies of its Charter and Bylaws and has granted or will grant to CAMCO access to all records of all meetings and other corporate actions occurring before the COMPANY EFFECTIVE TIME by the shareholders, Board of Directors and Committees of the Board of Directors of GERMANTOWN. The minute books of GFBC and GERMANTOWN contain, in all material respects, complete and accurate records of all meetings and other corporate actions of their shareholders, Boards of Directors and Committees of the Boards of Directors, except for minutes of meetings held after July 1, 1997 which are not yet in the minute books.

          SECTION 3.05. NO CONFLICTS. The execution and delivery of this AGREEMENT and, subject to the adoption of this AGREEMENT by the shareholders of GFBC and to the regulatory filings and approvals referenced in Section 1.06 of this AGREEMENT, the consummation of the transactions contemplated hereby will not (a) conflict with or violate any provision of or result in the breach of any provision of the Certificate of Incorporation or Bylaws of GFBC or the Charter or Bylaws of GERMANTOWN; (b) conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice or lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which GFBC or GERMANTOWN is a party or by which GFBC or GERMANTOWN or their property or assets is bound; (c) require the consent of any party to any agreement or commitment to which GFBC or GERMANTOWN is a party or by which GFBC or GERMANTOWN or their property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of GFBC or GERMANTOWN; (d) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property or assets of GFBC or GERMANTOWN; or (e) violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the rules and regulations of the OTS or the FDIC.

          SECTION 3.06. CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this AGREEMENT by GFBC or GERMANTOWN or the consummation by GFBC or GERMANTOWN of the transactions contemplated hereby, except for the filings, authorizations consents or approvals referenced in Sections 1.04, 1.05 and 1.06 of this AGREEMENT.

          SECTION 3.07. CAPITALIZATION. (a) The authorized capital of GFBC consists solely of (i) 1,250,000 common shares, One Cent ($0.01) par value per share, 292,958 of which are issued and outstanding and held of record by approximately 170 shareholders and 27,747 of which are reserved for issuance upon the exercise of GFBC OPTIONS (all at the option exercise price of $10.00 per share) and (ii) 250,000 preferred shares, One Cent ($0.01) par value, none of which is issued or outstanding. All of the outstanding GFBC SHARES are duly authorized, validly issued, fully paid and nonassessable, were issued in full compliance with all applicable laws and regulations, and were not issued in violation of the preemptive right of any shareholder of GFBC. Upon the exercise of the GFBC OPTIONS prior to the date of the COMPANY CLOSING, the GFBC SHARES to be issued in connection with the exercise of such GFBC OPTIONS will be duly authorized, validly issued, fully paid and nonassessable, will be issued in full compliance with all applicable laws and regulations, and will not be issued in violation of the preemptive right of any shareholder of GFBC. Except for the GFBC OPTIONS, each of which is identified by type (e.g. incentive stock options or non-qualified stock options), name of recipient, award date, expiration date, number of shares and exercise price per share in Section 3.07 of the GFBC DISCLOSURE SCHEDULE, there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating GFBC to issue, deliver or sell, cause to be issued, delivered or sold, or restricting GFBC from selling any additional GFBC SHARES, or obligating GFBC to grant, extend or enter into any such agreement or commitment.

          (b) The authorized capital of GERMANTOWN consists of 1,250,000 common shares, par value One Cent ($0.01) per share, 100,000 of which are issued and outstanding and held of record by GFBC and 250,000 preferred shares, par value One Cent ($0.01) per share, none of which is issued or outstanding. All of the outstanding common shares of GERMANTOWN are duly authorized, validly issued, fully paid and nonassessable, were issued in full compliance with all applicable laws and regulations, and were not issued in violation of the preemptive right of any shareholder of GERMANTOWN. There are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating GERMANTOWN to issue, deliver or sell, or to cause to be issued, delivered or sold, any additional GERMANTOWN SHARES.

          SECTION 3.08. SEC REPORTS. GFBC has delivered or made available to CAMCO copies of the following documents, each of which has been filed with the SEC (hereinafter referred to as the "GFBC SEC FILINGS"):

          (a) The Annual Report on Form 10-KSB filed by GFBC with the SEC for each of the fiscal years ended March 31, 1996, 1995 and 1994;

          (b) The Annual Report to Shareholders for each of the fiscal years ended March 31, 1996, 1995 and 1994; and

          (c) The Proxy Statement for use in connection with each of the 1996, 1995 and 1994 Annual Meetings of Shareholders.

The GFBC SEC FILINGS did not, as of the dates on which such reports were filed with the SEC, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      GFBC has also delivered to CAMCO copies of the 1997 Annual Report to Stockholders and Proxy Statement for use in connection with the 1997 annual meeting of shareholders (not filed with the SEC) which did not, as of the date on which said documents were delivered to CAMCO, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      GFBC has filed a Form 15, effective September 18, 1996, with the SEC deregistering the GFBC SHARES under Section 12(g) of the Securities Exchange Act of 1934 (hereinafter referred to as the "1934 ACT"). Since September 18, 1996, GFBC has not been required to make any filings with the SEC pursuant to Section 13 or 15(d) of the 1934 ACT, except a Post-Effective Amendment to Form S-8..

          SECTION 3.09. FINANCIAL STATEMENTS. (a) The consolidated statement of financial condition of GFBC as of March 31, 1997, and the related statements of income, stockholders' equity and cash flows for the year ended March 31, 1997, audited and reported upon by Crowe Chizek and Company, certified public accountants (hereinafter referred to as "CROWE") and the consolidated statement of financial condition of GFBC as of March 31, 1996 and the related statements of income, stockholders' equity and cash flows for each of the two years ended March 31, 1996 and 1995, audited and reported upon by Arthur Andersen, L.L.P., complete copies of which have previously been delivered to CAMCO (hereinafter referred to as the "GFBC AUDITED FINANCIALS"), have been prepared in conformity with generally accepted accounting principles (hereinafter referred to as "GAAP") applied on a consistent basis and fairly present the financial position of GFBC at such dates and the results of its operations and cash flows for such periods.

          (b) Except as disclosed in the GFBC AUDITED FINANCIALS, as of March 31, 1997, GFBC had no liabilities or obligations material to the business condition (financial or otherwise) of GFBC and its consolidated subsidiaries taken as a whole, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

          (c) The GFBC AUDITED FINANCIALS did not, as of the dates thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, not misleading.

          SECTION 3.10. ABSENCE OF MATERIAL ADVERSE CHANGE: CONDUCT OF BUSINESS. Since March 31, 1997, there have been no material adverse changes in the financial condition, assets, liabilities, obligations, properties, business or prospects of GFBC or GERMANTOWN, taken as a whole; GFBC and GERMANTOWN have conducted business only in the ordinary and usual course; and GFBC and GERMANTOWN have not:

          (a) Authorized the creation or issuance of, issued, sold or disposed of, or created any obligation to issue, sell or dispose of, any stock, notes, bonds or other securities, or any obligation convertible into or exchangeable for, any shares of their capital stock;

          (b) Declared, set aside, paid or made any dividend or other distributions on their capital stock or directly or indirectly redeemed, purchased or acquired any shares thereof or entered into any agreement in respect of the foregoing; except a cash dividend paid by GFBC on May 15, 1997 in the amount of $0.12 per share;

          (c) Effected any stock split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

          (d)  Amended their Certificate of Incorporation, Charter or Bylaws;

          (e) Purchased, sold, assigned or transferred any material tangible asset or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible asset or property;

          (f) Mortgaged, pledged or granted or suffered to exist any lien or other encumbrance or charge on any assets or properties, tangible or intangible, except for liens for taxes not yet due and payable and such other liens, encumbrances or charges which do not materially adversely affect their financial position;

          (g) Cancelled any material debts or waived any material claims other than for adequate consideration;

          (h) Incurred any material obligation or liability (absolute or contingent), including, without limitation, any tax liability or any liability for borrowings from the FHLB, or paid any material liability or obligation (absolute or contingent) other than liabilities and obligations incurred or paid in the ordinary course of business and consistent with past practice;

          (i) Experienced any material change in the amount or general composition of their deposit liabilities;

          (j) Entered into or amended any employment contract with any of their employees, increased the compensation payable to any officer or director or any relative of any such employee or director, or become obligated to increase any such compensation, except as set forth in the DISCLOSURE SCHEDULE;

          (k) Adopted or amended in any material respect any employee benefit plan, severance plan or collective bargaining agreement or made any awards or distributions under any employee benefit plan not consistent with past practice or custom;

          (l) Incurred any damage, destruction or similar loss, whether or not covered by insurance, materially affecting their businesses or properties, except as set forth in the DISCLOSURE SCHEDULE;

          (m) Acquired any stock or other equity interest in any corporation, partnership, trust, joint venture or other entity;

          (n) Made any (i) material investment (except investments made in the ordinary course of business and consistent with past practice) or
               (ii) material capital expenditure or commitment for any material addition to property, plant or equipment; or

          (o) Agreed, whether in writing or otherwise, to take any action described in this Section 3.10.

          SECTION 3.11. PROPERTIES. (a) A list and brief description of all material fixed assets owned by GFBC or GERMANTOWN (hereinafter referred to as the "PERSONAL PROPERTY") carried on the books of GFBC or GERMANTOWN as of the date hereof, is set forth in Section 3.11(a) of the GFBC DISCLOSURE SCHEDULE. All PERSONAL PROPERTY has been maintained in good working order, ordinary wear and tear excepted. GFBC or GERMANTOWN owns and has good title to all of the PERSONAL PROPERTY, free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, except (i) to the extent stated or reserved against in the GFBC AUDITED FINANCIALS and (ii) such other exceptions which are not material in character, amount or extent and do not materially detract from the value of or interfere with the use of the properties or assets subject thereto or affected thereby.

          (b) The documentation governing or relating to the loan and credit-related assets (hereinafter referred to as the "LOAN ASSETS") representing the loan portfolio of GERMANTOWN (hereinafter referred to as "LOAN DOCUMENTATION") is legally sufficient in all material respects for the purposes intended thereby and creates enforceable rights of

GERMANTOWN in accordance with the terms of such LOAN DOCUMENTATION, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents. To the knowledge of GERMANTOWN, no debtor under any of the LOAN DOCUMENTATION has asserted any claim or defense with respect to the subject matter thereof.

          (c) A description of each parcel of real property owned by GFBC or GERMANTOWN (hereinafter referred to as the "REAL PROPERTIES") is set forth in
Section 3.11(c) of the GFBC DISCLOSURE SCHEDULE. GFBC or GERMANTOWN is the owner of the REAL PROPERTIES in fee simple and has good and marketable title to the REAL PROPERTIES free of any liens, claims, charges, encumbrances or security interests of any kind, except (i) liens for real estate taxes and assessments not yet delinquent and (ii) utility, access and other easements, rights of way, restrictions and exceptions which do not impair the REAL PROPERTIES for the use and business being conducted thereon. No party leases any of the REAL PROPERTIES from GFBC or GERMANTOWN.

          (d) Except as set forth in the DISCLOSURE SCHEDULE, neither GFBC nor GERMANTOWN has received notification from any governmental entity within the two-year period immediately preceding the date hereof of contemplated improvements to the REAL PROPERTIES or surrounding area or community by a public authority, the costs of which are to be assessed as special taxes against the REAL PROPERTIES in the future.

          (e) A description of all real property leased by GFBC or GERMANTOWN from a third party (hereinafter referred to as the "LEASED REAL PROPERTY") is set forth in Section 3.11(e) of the GFBC DISCLOSURE SCHEDULE. True and correct copies of all leases in respect of the LEASED REAL PROPERTY (hereinafter referred to as the "REAL PROPERTY LEASES") and all attachments, amendments and addenda thereto have been delivered by GFBC and GERMANTOWN to CAMCO. The REAL PROPERTY LEASES create, in accordance with their terms, valid, binding and assignable leasehold interests of GFBC or GERMANTOWN in all of the LEASED REAL PROPERTY, free and clear of all liens, claims, charges, encumbrances or security interests of any kind. GFBC and GERMANTOWN have complied in all material respects with all of the provisions of the REAL PROPERTY LEASES required on their part to be complied with and are not in default with respect to any of their obligations (including payment obligations) under any of the REAL PROPERTY LEASES.

          (f) A description of all personal property leased by GFBC or GERMANTOWN from a third party (hereinafter referred to as the "LEASED PERSONAL PROPERTY") is set forth in Section 3.11(f) of the GFBC DISCLOSURE SCHEDULE. The PERSONAL PROPERTY LEASES create, in accordance with their terms, valid, binding and assignable leasehold interests of GFBC or GERMANTOWN in all of the LEASED PERSONAL PROPERTY, free and clear of all liens, claims, charges, encumbrances or security interests of any kind. GFBC and GERMANTOWN have complied in all material respects with all of the provisions under the PERSONAL PROPERTY LEASES required on their part to be complied with and are not in default with respect to any of their obligations (including payment obligations) under any of the PERSONAL PROPERTY LEASES.

          SECTION 3.12. ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses reflected on the GFBC AUDITED FINANCIALS is adequate as of the date hereof in all material respects under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans.

          SECTION 3.13. INVESTMENTS. Section 3.13 of the GFBC DISCLOSURE SCHEDULE sets forth (a) a true, accurate and complete list of all investments, other than investments in the PERSONAL PROPERTY, LOAN ASSETS and REAL PROPERTIES, owned by GFBC or GERMANTOWN (hereafter referred to as the "INVESTMENTS") as of the date hereof, the name of the registered holder thereof, the location of the certificates therefor or other evidence thereof and any stock powers or other authority for transfer granted with respect thereto and
(b) a true, accurate and complete list of the names of each bank or other depository in which either GFBC or GERMANTOWN has an account or safe deposit box, including, without limitation, accounts with the FHLB, and the names of all persons authorized to draw thereon or to have access thereto. The INVESTMENTS are owned by GFBC or GERMANTOWN free and clear of all liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind and may be freely disposed of by GFBC or GERMANTOWN at any time. Neither GFBC nor GERMANTOWN is a party to or has any interest in any repurchase agreements or reverse repurchase agreements. There are no outstanding letters of credit issued by GERMANTOWN.

          SECTION 3.14. REPORTS AND RECORDS. GFBC and GERMANTOWN have filed all reports and maintained all records required to be filed or maintained by them under various rules and regulations of the SEC, the OTS or the FDIC, except where the failure to file or maintain such reports or records would not have a material adverse effect on GFBC or GERMANTOWN. All such documents and reports complied in all material respects with applicable requirements of laws and regulations in effect at the time of filing such documents and contained in all material respects the information required to be stated therein. None of such documents which have been filed since January 1, 1993, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements or omissions would not have a material adverse effect on GFBC and GERMANTOWN taken as a whole.

          SECTION 3.15. TAXES. (a) GFBC and GERMANTOWN have duly and timely filed all federal, state, county and local income, profits, franchise, excise, sales, customs, property, use, occupation, withholding, social security and other tax and information returns and reports required to have been filed by them through the date hereof, and have paid or accrued all taxes and duties (and all interest and penalties with respect thereto) due or claimed to be due by GFBC or GERMANTOWN. Neither GFBC nor GERMANTOWN has, to their knowledge, any liability for any taxes or duties (or interest or penalties with respect thereto) of any nature whatsoever, and there is no basis for any additional material claims or assessments. True copies of the federal, state and local income tax returns of GFBC or GERMANTOWN for each of the three tax years ended March 31, 1994, 1995 and 1996, have been delivered to CAMCO.

          (b) There are no federal, state or local tax returns or reports not filed which would be due but for an extension of time for filing having been granted, except as disclosed in Section 3.15(b) of the DISCLOSURE SCHEDULE. Neither GFBC nor GERMANTOWN has executed or filed with the Internal Revenue Service (hereinafter referred to as the "IRS") or any state or local tax authority any agreement extending the period for assessment and collection of any tax, nor is GFBC or GERMANTOWN a party to any action or proceeding of any governmental authority for assessment or collection of taxes, except tax liens or levies against customers of GERMANTOWN. There is no outstanding assessment or claim for collection of taxes against GFBC or GERMANTOWN. Neither GFBC nor GERMANTOWN has received any notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental agency with respect to any federal, state or local taxes. No tax return of GFBC or GERMANTOWN is currently the subject of any audit by the IRS or any other governmental agency. No material deficiencies have been asserted in connection with the tax returns of GFBC or GERMANTOWN, and GFBC and GERMANTOWN have no reason to believe that any deficiency would be asserted relating thereto. Except as disclosed in Section 3.15(b) of the DISCLOSURE SCHEDULE: (i) neither GFBC nor GERMANTOWN has ever been a member of an "affiliated group of corporations" (within the meaning of Section 1504(a) of the CODE) filing consolidated returns, other than the affiliated group of which GFBC is the parent; and (ii) neither GFBC nor GERMANTOWN is a party to any tax sharing agreement.

          SECTION 3.16. MATERIAL CONTRACTS. (a) Except as set forth in Section 3.16(a) of the GFBC DISCLOSURE SCHEDULE, neither GFBC nor GERMANTOWN is a party to or bound by any written or oral (i) contract or commitment for capital expenditures in excess of $10,000 for any one project or $20,000 in the aggregate; (ii) contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving payments to or by GFBC or GERMANTOWN of an amount exceeding $10,000 in the aggregate or extending for more than six months from the date hereof; (iii) contract or option for the purchase of any property, real or personal, for an amount exceeding $10,000; (iv) letter of credit or indemnity calling for payment of more than $10,000; (v) guarantee agreement; (vi) instrument granting any person authority to transact business on behalf of GFBC or GERMANTOWN; (vii) contracts or commitments to make loans (including unfunded commitments and lines of credit) to any one person (together with "affiliates" of that person) in excess of $100,000 in the aggregate, except for contracts or commitments entered into in the ordinary course of business; (viii) employment, management, consulting, deferred compensation, severance or other similar contract with any director, officer or employee of GFBC or GERMANTOWN; (ix) note, debenture or loan agreement pursuant to which GFBC or GERMANTOWN has incurred indebtedness other than deposit liabilities and advances from the FHLB; (x) loan participation agreement; (xi) loan servicing agreement; (xii) contract or commitment relating to a real estate development project consisting of the development of more than one single family dwelling; (xiii) commitment to make any acquisition, development and construction loan; (xiv) commitment or agreement to do any of the foregoing; or
(xv) other contract, agreement or commitment made outside the ordinary course of business. (The contracts, agreements, commitments and other arrangements described in clauses (i) through (xv) of this Section 3.16(a) are hereinafter collectively referred to as the "CONTRACTS").

          (b) Except as set forth in the DISCLOSURE SCHEDULE, GFBC or GERMANTOWN has previously delivered to CAMCO (i) copies of all of the CONTRACTS and (ii) all form lending agreements and deposit forms used by GERMANTOWN in the ordinary course of business.

          (c) Neither GFBC nor GERMANTOWN is in material default under any CONTRACT and no claim of such default by any party has been made or is now, to the knowledge of GFBC or GERMANTOWN, threatened, except to the extent such a default would not have a material adverse effect on GFBC and GERMANTOWN taken as a whole. There does not exist any event which, with notice or lapse of time or both, would constitute a material default by GFBC or GERMANTOWN under, or would excuse performance by any party thereto from, any CONTRACT, except to the extent such a default would not have a material adverse effect on GFBC and GERMANTOWN taken as a whole.

          SECTION 3.17. INSURANCE. All material properties and operations of GFBC and GERMANTOWN are insured in amounts and types as are customary for savings associations similarly situated. The performance by the officers and employees of GFBC and GERMANTOWN of their duties is bonded in such amounts and against such risks as are usually insured against or bonded by entities similarly situated, under valid and enforceable policies of insurance or bonds issued by insurers or bonding companies of recognized responsibility, financial or otherwise.

          SECTION 3.18. LITIGATION. Except as set forth in Section 3.18 of the GFBC DISCLOSURE SCHEDULE, (a) there are no material actions, suits, proceedings or investigations pending or threatened against or affecting the business, operations or financial condition of GFBC or GERMANTOWN in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, (b) neither the management of GFBC nor GERMANTOWN has any knowledge of any basis for any such action, suit, proceeding or investigation, and (c) neither GFBC nor GERMANTOWN is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

          SECTION 3.19. PERMITS AND LICENSES. GFBC and GERMANTOWN each has all material permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for it to conduct its business as presently conducted, and all such material permits, licenses, orders and approvals are in full force and effect, without the threat of suspension or cancellation. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this AGREEMENT.

          SECTION 3.20. EMPLOYEE BENEFIT PLANS; ERISA. (a) Section 3.20(a) of the GFBC DISCLOSURE SCHEDULE sets forth a true and complete list of all qualified pension or profit-sharing plans, deferred compensation, consulting, bonus, group insurance plans or agreements and all other incentive, welfare or employee benefit plans or agreements maintained for the benefit of employees or former employees of GFBC or GERMANTOWN. Copies of such plans and agreements, together with (i) , when applicable, the most recent actuarial and financial reports prepared with respect to any such plan, (ii) the most recent annual reports filed with any government agency and (iii) all rulings and determination letters received from governmental agencies and any open requests for rulings or letters that pertain to any such plan, have been delivered or will be delivered to CAMCO.

          (b) Except as may be disclosed in Section 3.20(d) of the GFBC DISCLOSURE SCHEDULE, GFBC and GERMANTOWN do not currently maintain any "employee pension benefit plan," as defined in Section 3(2) of ERISA, (each such plan, together with any related trust or other funding mechanism, as maintained by GFBC or GERMANTOWN, hereinafter referred to as a "PENSION BENEFIT PLAN"), which is intended to be qualified under Section 401(a) of the CODE.

          (c) Neither GFBC nor GERMANTOWN currently maintains, nor have they ever maintained, any PENSION BENEFIT PLAN subject to the provisions of Title IV of The Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA").

          (d) GFBC and GERMANTOWN do not currently participate in, nor have they ever participated in, any multiemployer plan, as such term is defined in Section 3(37) of ERISA.

          (e) Since January 1, 1993, all of the PENSION BENEFIT PLANS have complied and comply currently in all material respects, both as to form and operation, with the provisions of ERISA and the CODE, where required in order to be tax-qualified under Section 401(a) of the CODE, and all other applicable laws, rules and regulations. Neither GFBC nor GERMANTOWN is aware of any event which might jeopardize the tax qualified status of any PENSION BENEFIT PLAN. Each PENSION BENEFIT PLAN which is intended to be qualified under Section 401(a) of the CODE has received a determination letter from the IRS which considers amendments made to the CODE by the Tax Reform Act of 1986. All reports required by any governmental agency with respect to each PENSION BENEFIT PLAN have been timely filed with such agency and, where required, distributed to participants and beneficiaries of such PENSION BENEFIT PLAN within the time required by law.

          (f) Each "employee welfare benefit plan," as defined in Section 3(1) of ERISA, (each such plan together with any related trust or other funding mechanism, as maintained by GFBC or GERMANTOWN, hereinafter referred to as a "WELFARE BENEFIT PLAN") has been administered to date in all material respects in compliance with the requirements of the CODE and ERISA, and all reports required by any governmental agency with respect to each WELFARE BENEFIT PLAN has been timely filed with such agency and, where required, distributed to participants and beneficiaries of such WELFARE BENEFIT PLAN within the time required by law.

          (g) Neither GFBC nor GERMANTOWN nor, to the knowledge of GFBC or GERMANTOWN, any plan fiduciary of any WELFARE BENEFIT PLAN or PENSION BENEFIT PLAN has engaged in any transaction in violation of Section 406(a) or (b) of ERISA (for which no exemption exists under Section 408 of ERISA) or any "prohibited transaction" (as defined in Section 4975(c)(1) of the CODE) for which no exemption exists under Section 4975(c)(1) of the CODE.

          SECTION 3.21. ENVIRONMENTAL MATTERS. (a) GFBC and GERMANTOWN, to the knowledge of GFBC or GERMANTOWN, are in material compliance with all applicable ENVIRONMENTAL LAWS (hereinafter defined). GFBC and GERMANTOWN have not received any written or oral communication from any organization, person or otherwise, which alleges that either (i) GFBC or GERMANTOWN is not in compliance with all applicable ENVIRONMENTAL LAWS or (ii) any properties or assets of GFBC or GERMANTOWN may have been affected by any MATERIALS OF ENVIRONMENTAL CONCERN (hereinafter defined). All permits and other governmental authorizations currently held or being applied for by GFBC or GERMANTOWN pursuant to the ENVIRONMENTAL LAWS are set forth in Section 3.21(a) of the GFBC DISCLOSURE SCHEDULE.

          (b) There is no ENVIRONMENTAL CLAIM (hereinafter defined) pending or, to the knowledge of GFBC or GERMANTOWN, threatened (i) against GFBC or GERMANTOWN, (ii) against any person or entity whose liability for any ENVIRONMENTAL CLAIM has or may have been retained or assumed by GFBC or GERMANTOWN either contractually or by operation of law, or (iii) against any real or personal property which GFBC or GERMANTOWN owns, leases, manages, supervises or participates in the management of, or, to the knowledge of GFBC or GERMANTOWN, in which GFBC or GERMANTOWN holds a security interest in connection with a loan or loan participation, other than such as would not, either individually or in the aggregate, have a material adverse effect on GFBC or GERMANTOWN.

          (c) There are no present or, to the knowledge of GFBC and GERMANTOWN, past activities, conditions, or incidents, including, without limitation, the release or disposal of any MATERIAL OF ENVIRONMENTAL CONCERN, that could reasonably form the basis of any ENVIRONMENTAL CLAIM against GFBC or GERMANTOWN or against any person or entity whose liability for any ENVIRONMENTAL CLAIM has or may have been retained or assumed by GFBC or GERMANTOWN, either


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

contractually or by operation of law, other than such as would not, either individually or in the aggregate, have a material adverse effect on GFBC or GERMANTOWN.

          (d) Section 3.21(d) of the GFBC DISCLOSURE SCHEDULE sets forth an accurate and complete list of outstanding loans of GERMANTOWN as to which the borrower has submitted (or is required to submit) to GERMANTOWN any environmental audits or reports regarding any real property securing such loan and a brief description of the environmental audit or report, to the extent applicable. GFBC and GERMANTOWN will make available to CAMCO all such environmental audits and reports.

          (e) As used in this AGREEMENT:

             (i) "ENVIRONMENTAL CLAIM" means any claim, cause of action or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (I) the presence, or release into the environment, of any MATERIAL OF ENVIRONMENTAL CONCERN at any location, whether or not owned by GFBC or GERMANTOWN or (II) circumstances forming the basis of any violation, or alleged violation, of any ENVIRONMENTAL LAW;

             (ii) "ENVIRONMENTAL LAWS" means all laws and regulations relating to pollution or protection of human health or the environment including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of MATERIALS OF ENVIRONMENTAL CONCERN, or otherwise relating to the use, treatment, storage, disposal, transport or handling of MATERIALS OF ENVIRONMENTAL CONCERN; and

             (iii) "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean (I) any "hazardous waste" as defined in 42 U.S.C. Section 6903, as amended from time to time, and regulations promulgated thereunder from time to time; (II) any "hazardous substance" as defined in 42 U.S.C. Section 9601, as amended from time to time, and regulations promulgated thereunder from time to time; (III) asbestos; (IV) PCB's; (V) any substance the presence of which on GFBC's or GERMANTOWN's property is prohibited by any applicable law, ordinance, or regulation; (VI) petroleum products; and (VII) underground storage tanks and above ground storage tanks.

          SECTION 3.22. EMPLOYMENT MATTERS. GFBC and GERMANTOWN are in compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and have not and are not engaged in any unfair labor practice, except where such failure to comply or such practice would not have a material adverse effect on the financial condition, results of operations, business or prospects of GFBC and GERMANTOWN taken as a whole. No unfair labor practice complaint against GFBC or GERMANTOWN is pending before any governmental agency or court and there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving GFBC or GERMANTOWN. No representation question exists in respect of the employees of GFBC or GERMANTOWN and no labor grievance which might have a material adverse effect upon GFBC or GERMANTOWN or the conduct of their businesses is pending or, to the knowledge of GFBC or GERMANTOWN, threatened. Neither GFBC nor GERMANTOWN has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of GFBC or GERMANTOWN, and, to the knowledge of GFBC and GERMANTOWN, there is no present effort nor existing proposal to attempt to unionize any group of employees of GFBC or GERMANTOWN.

          SECTION 3.23. UNTRUE STATEMENTS AND OMISSIONS. The certificates, statements and other information furnished to CAMCO in writing by or on behalf of GFBC and GERMANTOWN in connection with the transactions contemplated hereby, including, but not limited to, disclosures and information set forth in the GFBC DISCLOSURE SCHEDULE, but excluding statements or information pertaining to parties unrelated to GFBC or GERMANTOWN, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION 3.24. PROXY MATERIALS. None of the information relating to GFBC or GERMANTOWN included in any proxy statement which is to be mailed to the shareholders of GFBC in connection with any meeting of shareholders convened in accordance with Sections 1.05(a) and 6.06 of this AGREEMENT (hereinafter referred to as the "PROXY STATEMENT") will, at the time the PROXY STATEMENT is mailed or at the time of the meeting to which the PROXY STATEMENT relates, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, except to the extent it contains information about CAMCO or FIRST FEDERAL provided in writing to GFBC or GERMANTOWN by CAMCO or FIRST FEDERAL.

          SECTION 3.25. BROKERS. Except for amounts payable to McDonald & Company Securities, Inc., as disclosed in Section 3.25 of the GFBC DISCLOSURE SCHEDULE, there are no claims or agreements for brokerage commission, finder's fees, or similar compensation in connection with the transactions contemplated by this AGREEMENT payable by GFBC or GERMANTOWN.

          SECTION 3.26. REGULATORY ENFORCEMENT. Neither GFBC nor GERMANTOWN is subject to, or has received any notice or advice that it is or may become subject to, any order, agreement or memorandum of understanding of any federal or state agency charged with the supervision or regulation of savings banks or savings associations or engaged in the insurance of deposits or any other governmental agency having supervisory or regulatory authority with respect to GFBC or GERMANTOWN; neither GFBC nor GERMANTOWN has received any notice or advice that it is not in substantial compliance with any statute or regulation, except where failure to comply would not have a material adverse effect upon GFBC and GERMANTOWN taken as a whole; and GFBC and GERMANTOWN have received no notice from any governmental authority threatening to revoke any license, franchise, permit or governmental authorization.

          SECTION 3.27. TAX TREATMENT OF COMPANY MERGER. Neither GFBC nor GERMANTOWN has, to their knowledge, taken any action that is reasonably likely to prevent the transactions contemplated hereby, including the COMPANY MERGER, from qualifying as a reorganization within the meaning of Section 368(a) of the CODE.

          SECTION 3.28. SUBSIDIARIES: EQUITY INTEREST. The term "subsidiary" means an organization or entity which is consolidated or is eligible to be consolidated with a party to this AGREEMENT for financial reporting purposes. Except for GERMANTOWN and GFS Financial Services, Inc., which is a subsidiary of GERMANTOWN, GFBC has no subsidiaries. Except for shares of GERMANTOWN owned by GFBC and shares of stock of GFS Financial Services, Inc., and the Federal Home Loan Bank of Cincinnati owned by GERMANTOWN and stock of Intrieve, Inc., owned by GFS Financial Services, Inc., or as set forth in Section 3.29 of the GFBC DISCLOSURE SCHEDULE, neither GFBC nor GERMANTOWN owns, beneficially or otherwise, any shares of EQUITY SECURITIES (as defined below) or similar interest of any corporation, bank, business trust, association or similar organization. "EQUITY SECURITIES" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of any issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other equity securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. Neither GFBC nor GERMANTOWN is a party to any partnership or joint venture.

          SECTION 3.29. MANAGEMENT STOCK BONUS PLAN. The GFBC DISCLOSURE SCHEDULE lists the names of the recipients, award dates, expiration dates and number of shares relating to and arising out of the Management Stock Bonus Plan of GFBC.

                                  ARTICLE FOUR

            REPRESENTATIONS AND WARRANTIES OF CAMCO AND FIRST FEDERAL

          CAMCO and FIRST FEDERAL represent and warrant to GFBC and GERMANTOWN that each of the following statements is true and accurate in all material respects:

          SECTION 4.01. ORGANIZATION AND STANDING. (a) CAMCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. CAMCO is registered as a savings and loan holding company under the HOLA. CAMCO is in compliance in all material respects with all applicable local, state and federal laws and regulations, including without limitation, the THRIFT REGULATIONS.

          (b) FIRST FEDERAL is a savings and loan association duly organized, validly existing and in good standing under the laws of the United States and has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted. FIRST FEDERAL is a member of the FHLB. The deposit accounts of FIRST FEDERAL are insured up to applicable limits by the SAIF. FIRST FEDERAL is in compliance in all material respects with all applicable local, state and federal laws and regulations, including, without limitation, the regulations of the FDIC and the OTS. FIRST FEDERAL is a "domestic building and loan association" as defined in Section 7701a(19) of the Internal Revenue Code and a "qualified thrift lender" as defined in 12 U.S.C. 1467(a)(m) and the THRIFT REGULATIONS.

          SECTION 4.02. QUALIFICATION. CAMCO and FIRST FEDERAL are either duly qualified to do business and in good standing in each jurisdiction in which such qualification is required or the failure to so qualify would not have a material adverse effect on the business of CAMCO or FIRST FEDERAL.

          SECTION 4.03. AUTHORITY OF CAMCO AND FIRST FEDERAL. This AGREEMENT has been duly executed and delivered by CAMCO and FIRST FEDERAL. The BANK MERGER AGREEMENT has been duly executed and delivered by FIRST FEDERAL. Subject to the adoption of this AGREEMENT and the BANK MERGER AGREEMENT by CAMCO as the sole shareholder of FIRST FEDERAL, and to the filing of all requisite regulatory notices and the receipt of all requisite regulatory approvals,(a) CAMCO has all requisite corporate power and authority to enter into this AGREEMENT and to perform its obligations hereunder; (b) FIRST FEDERAL has all requisite corporate power and authority to enter into this AGREEMENT and the BANK MERGER AGREEMENT and to perform all of its obligations hereunder and thereunder; (c) the execution and delivery of this AGREEMENT and the BANK MERGER AGREEMENT and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by CAMCO and FIRST FEDERAL; and (d) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents, and except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C ss.1818(b) or by the appointment of a conservator by the FDIC, (i) this AGREEMENT is the valid and binding agreement of CAMCO, enforceable against CAMCO in accordance with its terms, and (ii) this AGREEMENT and the BANK MERGER AGREEMENT are valid and binding agreements of FIRST FEDERAL, enforceable against FIRST FEDERAL in accordance with their terms.

          SECTION 4.04. GOVERNING DOCUMENTS. CAMCO has made available, or will promptly make available, to GFBC true and accurate copies of the CAMCO Certificate of Incorporation and Bylaws and has granted GFBC access to all records of all meetings and other corporate actions occurring before the COMPANY EFFECTIVE TIME by the stockholders, Board of Directors and Committees of the Board of Directors of CAMCO. FIRST FEDERAL has made available, or will promptly make available, to GFBC true and accurate copies of its Charter and Bylaws and has granted GFBC access to all records of all meetings and other corporate actions occurring before the COMPANY EFFECTIVE TIME by the shareholders, Board of Directors and Committees of the Board of Directors of FIRST FEDERAL. The minute books of CAMCO and FIRST FEDERAL contain, in all material respects, complete and accurate records of all meetings and other corporate actions of their shareholders, Boards of Directors and Committees of the Boards of Directors.

          SECTION 4.05. NO CONFLICTS. The execution and delivery of this AGREEMENT and, subject to the regulatory filings and approvals referenced in
Section 1.06 of this AGREEMENT, the consummation of the transactions contemplated hereby will not (a) conflict with or violate any provision of or result in the breach of any provision of the Certificate of Incorporation or Bylaws of CAMCO or the Charter or Bylaws of FIRST FEDERAL; (b) conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice or lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which CAMCO or FIRST FEDERAL is a party or by which CAMCO or FIRST FEDERAL or their property or assets is bound; (c) require the consent of any party to any agreement or commitment to which CAMCO or FIRST FEDERAL is a party or by which CAMCO or FIRST FEDERAL or their property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of CAMCO or FIRST FEDERAL; (d) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property or assets of CAMCO or FIRST FEDERAL or give rise to any meritorious cause of action against CAMCO or FIRST FEDERAL; or (e) violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the rules and regulations of the OTS or the FDIC.

          SECTION 4.06. CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this AGREEMENT by CAMCO or FIRST FEDERAL or the consummation by CAMCO or FIRST FEDERAL of the transactions contemplated hereby, except for filings, authorizations, consents or approvals referenced in Section 1.05 and Section 1.06 of this AGREEMENT.

          SECTION 4.07. CAPITALIZATION. (a) The authorized capital of CAMCO consists solely of (i) 4,900,000 shares of common stock, par value One Dollar ($1.00) per share, 3,214,193 of which are issued and outstanding and 235,828 of which are reserved for issuance upon the exercise of outstanding stock options, and (ii) 100,000 preferred shares, One Dollar ($1.00) par value per share, none of which is issued or outstanding. All of the outstanding CAMCO SHARES are, and, when issued in accordance with this AGREEMENT, the CAMCO SHARES to be issued upon exchange for the GFBC SHARES shall be, duly authorized, validly issued, fully paid and nonassessable, issued in full compliance with all applicable laws, and not issued in violation of the preemptive right of any person. Except for the CAMCO OPTIONS,


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there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating CAMCO to issue, deliver or sell, cause to be issued, delivered or sold, or restricting CAMCO from selling any additional CAMCO SHARES, or obligating CAMCO to grant, extend or enter into any such agreement or commitment.

          (b) The authorized capital of FIRST FEDERAL consists solely of (i) 500,000 common shares, One Dollar ($1.00) par value per share, 180,000 of which are issued and outstanding and held of record by CAMCO, and (ii) 500,000 preferred shares, par value One Dollar ($1.00) per share, none of which is issued or outstanding. All of the outstanding common shares of FIRST FEDERAL are duly authorized, validly issued, fully paid and nonassessable, were issued in full compliance with all applicable laws and regulations, and were not issued in violation of the preemptive right of any shareholder of FIRST FEDERAL. There are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating FIRST FEDERAL to issue, deliver or sell, or cause to be issued, delivered or sold any additional FIRST FEDERAL SHARES.

          SECTION 4.08. SEC REPORTS. CAMCO has delivered to GFBC copies of the following documents, each of which has been filed with the SEC (hereinafter referred to as the "CAMCO SEC FILINGS"):

          (a) The Annual Reports on Form 10-KSB for each of the fiscal years ended December 31, 1996, 1995 and 1994;

          (b) The Annual Report to Stockholders for each of the fiscal years ended December 31, 1996, 1995 and 1994;

          (c) The Proxy Statement for use in connection with each of the 1997, 1996 and 1995 Annual Meetings of Stockholders; and

          (d) The Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

CAMCO has not filed any Forms 8-K since December 31, 1996. The CAMCO SEC FILINGS did not, as of the dates on which such reports were filed with the SEC, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          SECTION 4.09. FINANCIAL STATEMENTS. (a) The consolidated statements of financial condition of CAMCO as of December 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years ended December 31, 1996, 1995 and 1994, examined and reported upon by Grant Thornton, L.L.P., (hereinafter referred to as "GRANT") complete copies of which have previously been delivered


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

to GFBC (hereinafter referred to as the "CAMCO AUDITED FINANCIALS"), have been prepared in conformity with GAAP applied on a consistent basis and fairly present the financial position of CAMCO at such dates and the results of its operations and cash flows for such periods.

          (b) The unaudited consolidated statements of financial condition of CAMCO as of March 31, 1997, and the related unaudited consolidated statements of earnings, stockholders' equity and cash flows for each of the three months ended March 31, 1997 and 1996, complete copies of which have previously been delivered to GFBC (hereinafter referred to as the "CAMCO INTERIM FINANCIALS"), have been prepared in conformity with GAAP as applicable to condensed interim financial statements and as applied on a consistent basis with the CAMCO AUDITED FINANCIALS and fairly present the financial position of CAMCO at such dates and the results of its operations and cash flows for such periods.

          (c) Except as disclosed in the CAMCO INTERIM FINANCIALS, as of March 31, 1997, CAMCO had no liabilities or obligations material to the business condition (financial or otherwise) of CAMCO taken as a whole, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

          (d) The CAMCO AUDITED FINANCIALS and the CAMCO INTERIM FINANCIALS did not, as of the dates thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, not misleading.

          SECTION 4.10. ABSENCE OF MATERIAL ADVERSE CHANGE. Since March 31, 1997, there have been no material adverse changes in the financial condition, assets, liabilities, obligations, properties, business or prospects of CAMCO and its consolidated subsidiaries, taken as a whole.

          SECTION 4.11. ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses reflected on the CAMCO INTERIM FINANCIALS is adequate as of the date hereof in all material respects under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans.

          SECTION 4.12. REPORTS AND RECORDS. CAMCO and FIRST FEDERAL have filed all reports and maintained all records required to be filed or maintained by them under various rules and regulations of the SEC, the OTS or the FDIC. All such documents and reports complied in all material respects with applicable requirements of laws and regulations in effect at the time of the filing of such documents and contained in all material respects the information required to be stated therein. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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          SECTION 4.13. TAXES. CAMCO and FIRST FEDERAL have duly and timely filed all federal, state, county and local income, profits, franchise, excise, sales, customs, property, use, occupation, withholding, social security and other tax and information returns and reports required to have been filed by them through the date hereof, and have paid or accrued all taxes and duties (and all interest and penalties with respect thereto) due or claimed to be due by CAMCO or FIRST FEDERAL. Neither CAMCO nor FIRST FEDERAL has any liability for any taxes or duties (or interest or penalties with respect thereto) of any nature whatsoever, and there is no basis for any additional material claims or assessments, other than with respect to liabilities for taxes and duties which may have accrued since December 31, 1996, in the ordinary course of business. No proposed additional taxes, interest or penalties have been asserted by applicable taxing authorities.

          SECTION 4.14. PERMITS AND LICENSES. CAMCO and FIRST FEDERAL each has all material permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for it to conduct its business as presently conducted and all such material permits, licenses, orders and approvals are in full force and effect, without the threat of suspension or cancellation. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this AGREEMENT.

          SECTION 4.15. UNTRUE STATEMENTS AND OMISSIONS. The certificates, statements and other information furnished to GFBC in writing by or on behalf of CAMCO and FIRST FEDERAL in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION 4.16. PROXY MATERIALS. None of the information relating to CAMCO or FIRST FEDERAL included in the PROXY STATEMENT will, at the time the PROXY STATEMENT is mailed or at the time of the meeting to which the PROXY STATEMENT relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

          SECTION 4.17. BROKERS. Except for amounts payable to National Capital Companies, L.L.C., there are no claims or agreements for brokerage commissions, finder's fees, or similar compensation in connection with the transactions contemplated by this AGREEMENT payable by CAMCO.

          SECTION 4.18. REGULATORY ENFORCEMENT. CAMCO and FIRST FEDERAL are not subject to, nor have they received any notice or advice that either of them is not in substantial compliance with any statute or regulation, or that either of them is or may become subject to, any order, agreement or memorandum of understanding of any federal or state agency charged with the supervision or regulation of savings banks, savings associations or holding companies of savings banks or savings associations or engaged in the insurance of deposits or any other governmental agency having supervisory or regulatory authority with respect to CAMCO or FIRST FEDERAL, and CAMCO and FIRST FEDERAL have received no notice from any


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governmental agency threatening to revoke any license, franchise, permit or governmental authority.

          SECTION 4.19. TAX TREATMENT OF COMPANY MERGER. Neither CAMCO nor FIRST FEDERAL has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the transactions contemplated hereby, including the COMPANY MERGER, from qualifying as a "reorganization" within the meaning of Section 368(a) of the CODE.

          SECTION 4.20. GFBC SHARES OWNED BY CAMCO. Neither CAMCO nor any of its subsidiaries beneficially owns any GFBC SHARES.

          SECTION 4.21. LOAN DOCUMENTATION. The documentation governing or relating to the loan and credit-related assets (hereinafter referred to as the "FIRST FEDERAL LOAN ASSETS") representing the loan portfolio of FIRST FEDERAL (hereinafter referred to as "FIRST FEDERAL LOAN DOCUMENTATION") is legally sufficient in all material respects for the purposes intended thereby and creates enforceable rights of FIRST FEDERAL in accordance with the terms of such FIRST FEDERAL LOAN DOCUMENTATION, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents. To the knowledge of FIRST FEDERAL, no debtor under any of the FIRST FEDERAL LOAN DOCUMENTATION has asserted any claim or defense with respect to the subject matter thereof which would be materially adverse to the financial condition or operating results of FIRST FEDERAL.

          SECTION 4.22. MATERIAL CONTRACTS. Neither CAMCO nor FIRST FEDERAL is in material default under any CONTRACT and no claim of such default by any party has been made or is now, to the knowledge of CAMCO or FIRST FEDERAL, threatened. There does not exist any event which, with notice or lapse of time or both, would constitute a material default by CAMCO or FIRST FEDERAL under, or would excuse performance by any party thereto from, any CONTRACT.

          SECTION 4.23. INSURANCE. All material properties and operations of CAMCO or FIRST FEDERAL are adequately insured for their benefit. The performance by the officers and employees of CAMCO and FIRST FEDERAL of their duties is bonded in such amounts and against such risks as are usually insured against or bonded by entities similarly situated, under valid and enforceable policies of insurance or bonds issued by insurers or bonding companies of recognized responsibility, financial or otherwise.

          SECTION 4.24. LITIGATION. Except as disclosed in the CAMCO SEC FILINGS, (a) there are no material actions, suits, proceedings or investigations pending or threatened against or affecting the business, operations or financial condition of CAMCO or FIRST FEDERAL in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, (b) neither the management of CAMCO or FIRST


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

FEDERAL has any knowledge of any basis for any such action, suit, proceeding or investigation, and (c) neither CAMCO nor FIRST FEDERAL is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

          SECTION 4.25. ENVIRONMENTAL MATTERS. (a) CAMCO and FIRST FEDERAL, to the knowledge of CAMCO or FIRST FEDERAL, are in material compliance with all applicable ENVIRONMENTAL LAWS. CAMCO and FIRST FEDERAL have not received any written or oral communication from any organization, person or otherwise, which alleges that either (i) CAMCO or FIRST FEDERAL is not in compliance with all applicable ENVIRONMENTAL LAWS or (ii) any properties or assets of CAMCO or FIRST FEDERAL may have been affected by any MATERIALS OF ENVIRONMENTAL CONCERN.

          (b) There is no ENVIRONMENTAL CLAIM pending or, to the knowledge of CAMCO or FIRST FEDERAL, threatened (i) against CAMCO or FIRST FEDERAL, (ii) against any person or entity whose liability for any ENVIRONMENTAL CLAIM has or may have been retained or assumed by CAMCO or FIRST FEDERAL either contractually or by operation of law, or (iii) against any real or personal property which CAMCO or FIRST FEDERAL owns, leases, manages, supervises or participates in the management of, or, to the knowledge of CAMCO or FIRST FEDERAL, in which CAMCO or FIRST FEDERAL holds a security interest in connection with a loan or loan participation, other than such as would not, either individually or in the aggregate, have a material adverse effect on CAMCO or FIRST FEDERAL.

          (c) There are no present or, to the knowledge of CAMCO and FIRST FEDERAL, past activities, conditions, or incidents, including, without limitation, the release or disposal of any MATERIAL OF ENVIRONMENTAL CONCERN, that could reasonably form the basis of any ENVIRONMENTAL CLAIM against CAMCO or FIRST FEDERAL or against any person or entity whose liability for any ENVIRONMENTAL CLAIM has or may have been retained or assumed by CAMCO or FIRST FEDERAL, either contractually or by operation of law, other than such as would not, either individually or in the aggregate, have a material adverse effect on CAMCO or FIRST FEDERAL.

          SECTION 4.26. EMPLOYMENT MATTERS. CAMCO and FIRST FEDERAL are in compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and have not and are not engaged in any unfair labor practice, except where such failure to comply or such practice would not have a material adverse effect on the financial condition, results of operations, business or prospects of CAMCO and FIRST FEDERAL taken as a whole. No unfair labor practice complaint against CAMCO or FIRST FEDERAL is pending before any governmental agency or court and there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving CAMCO or FIRST FEDERAL. No representation question exists in respect of the employees of CAMCO or FIRST FEDERAL and no labor grievance which might have a material adverse effect upon CAMCO or FIRST FEDERAL or the conduct of their businesses is pending or, to the knowledge of CAMCO or FIRST FEDERAL, threatened. Neither CAMCO nor FIRST FEDERAL has entered into any collective bargaining agreement


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

with any labor organization with respect to any group of employees of CAMCO or FIRST FEDERAL, and, to the knowledge of CAMCO and FIRST FEDERAL, there is no present effort nor existing proposal to attempt to unionize any group of employees of CAMCO or FIRST FEDERAL.

                                  ARTICLE FIVE

                                    COVENANTS

          SECTION 5.01. CONDUCT OF GFBC'S AND GERMANTOWN'S BUSINESS. From the date of this AGREEMENT until the COMPANY EFFECTIVE TIME, GFBC and GERMANTOWN, except with the prior written consent of CAMCO, which shall not be unreasonably withheld, will each conduct its business only in the ordinary course, in accordance with past practices and policies and in compliance with all applicable statutes, rules and regulations. Notwithstanding the foregoing, without the prior written consent of CAMCO, which shall not be unreasonably withheld, neither GFBC nor GERMANTOWN will:

          (a) Authorize or agree to authorize the creation or issuance of, or issue, sell or dispose of, or create any obligation to issue, sell or dispose of, any stock, notes, bonds or other securities of which GFBC or GERMANTOWN is the issuer, or any obligations convertible into or exchangeable for any shares of its capital stock, other than GFBC SHARES issued in connection with the exercise of GFBC OPTIONS;

          (b) Declare, set aside, pay or make any dividend or other distribution on its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares thereof or enter into any agreement with respect to the foregoing, except that GFBC may (i) declare and pay a regular quarterly cash dividend of $0.12 per share in each calendar quarter between the date of this AGREEMENT and the COMPANY EFFECTIVE TIME. CAMCO and GFBC will coordinate dividends so that only one dividend will be paid in each calendar quarter.

          (c) Effect any stock split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

          (d)  Amend their Certificate of Incorporation, Charter or Bylaws;

          (e) Purchase, sell, assign or transfer any material tangible asset or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible assets or property;

          (f) Mortgage, pledge, grant or suffer to exist any lien or other encumbrance or charge on any assets or properties, tangible or intangible, except for liens


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

               for taxes not yet delinquent, assets pledged as collateral to secure borrowings from the FHLB or to secure public deposits and such other liens, encumbrances or charges which do not materially or adversely affect its financial position;

          (g) Waive any rights of material value or cancel any material debts or claims;

          (h) Incur any material obligation or liability (absolute or contingent), including, without limitation, any tax liability, or pay any material liability or obligation (absolute or contingent), other than liabilities and obligations incurred in the ordinary course of business and borrowings from the FHLB;

          (i) Cause any material adverse change in the amount or general composition of deposit liabilities or other liabilities;

          (j) Enter into or amend any employment contract with any of its employees, increase the compensation payable to any employee or director or any relative of any such employee or director or become obligated to increase any such compensation;

          (k) Adopt or amend in any material respect any employee benefit plan, severance plan or collective bargaining agreement or make awards or distributions under any employee benefit plan not consistent with past practice or custom;

          (l) Acquire any stock or other equity interest in any corporation, partnership, trust, joint venture or other entity;

          (m) Make any material capital expenditure or commitment for any material addition to property, plant, or equipment;

          (n) Originate or issue a commitment to originate any loan secured by one- to four-family residential real estate in a principal amount of $250,000 or more or any loan secured by nonresidential real estate in a principal amount of $100,000 or more;

          (o) Except for FHLB advances, the aggregate amount of which at any time shall not exceed Three Million Dollars ($3,000,000), plus such additional amount as may be obtained with the right of prepayment at any time without penalty or premium, and deposit taking in the ordinary course of its business, borrow or agree to borrow any funds, including but not limited to repurchase transactions, or indirectly guarantee or agree to guarantee any obligations of others;

          (p) Establish any new lending programs or make any changes in its policies concerning which persons may approve loans;

          (q) Enter into any securities transactions for its own account or purchase or otherwise acquire any investment security for its own account other than U.S. government and U.S. agency obligations and deposits in an overnight account at the FHLB;

          (r) Increase or decrease the rate of interest paid on time deposits or certificates of deposits, except in a manner and pursuant to policies consistent with past practices in relation to rates prevailing in GERMANTOWN's market;

          (s) Foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a Phase I Environmental Report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials including petroleum products; provided, however, that GERMANTOWN shall not be required to obtain such a report with respect to single-family, non-agriculture residential property of one acre or less to be foreclosed upon unless it has reason to believe such property may contain any such pollutants, contaminants, waste materials or petroleum products; or

          (t) Agree, whether in writing or otherwise, to take any action described in this Section 5.01.

          SECTION 5.02. ACQUISITION TRANSACTIONS. GFBC and GERMANTOWN shall (i) not, directly or indirectly, solicit or initiate any proposals or offers from any person or entity, or discuss or negotiate with any such person or entity, regarding any acquisition or purchase of all or a material amount of the assets of, any equity securities of, or any merger, consolidation or business combination with, GFBC or GERMANTOWN (hereinafter collectively referred to as "ACQUISITION TRANSACTIONS"), (ii) not disclose to any person any information not customarily disclosed publicly or provide access to its properties, books or records or otherwise assist or encourage any person in connection with any of the foregoing, and (iii) give CAMCO prompt notice of any such inquiries, offers or proposals. The foregoing shall not apply however to the consideration of an inquiry, offer or proposal not solicited by GFBC or GERMANTOWN or any of their respective officers, directors, agents or affiliates which relates to the possible sale or other disposition of GFBC SHARES or GERMANTOWN SHARES by shareholders or the possible sale or other disposition of all or substantially all of GFBC's or GERMANTOWN's assets to, or merger or consolidation with, another corporation or association if and to the extent that the board of directors of GFBC reasonably determines in good faith after consultation with McDonald & Company Securities, Inc. and counsel to GFBC that failure to consider such ACQUISITION TRANSACTION could reasonably be expected to constitute a breach of its fiduciary duties to the shareholders of GFBC; provided, however, that GFBC shall give CAMCO prompt notice of any such proposal of an ACQUISITION TRANSACTION and keep CAMCO


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promptly informed regarding the substance thereof and the response of the board of directors of GFBC thereto.

          SECTION 5.03. ACCOUNTING POLICIES. Before the COMPANY EFFECTIVE TIME and at the request of CAMCO, GFBC or GERMANTOWN shall promptly (a) establish and take such reserves and accruals to conform GERMANTOWN's loan, accrual and reserve policies to FIRST FEDERAL's policies; (b) establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments; and (c) recognize for financial accounting purposes such expenses of the COMPANY MERGER and the BANK MERGER and restructuring charges related to or to be incurred in connection with the COMPANY MERGER and BANK MERGER, to the extent permitted by law and consistent with GAAP and with the fiduciary duties of the officers and directors of GFBC or GERMANTOWN; provided, however, that neither GFBC nor GERMANTOWN shall be obligated to make any such changes or adjustments until the satisfaction of all conditions set forth in Sections 7.01(a) through (g), and further provided that no basis for termination of this AGREEMENT by any party pursuant to Article Eight is then extant.

          SECTION 5.04 TAX REPRESENTATION. GFBC and GERMANTOWN will use their reasonable efforts to cause the COMPANY MERGER, and will take no action which would cause the COMPANY MERGER not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the CODE for federal income tax purposes.

          SECTION 5.05 POOLING. GFBC and GERMANTOWN shall not intentionally take or cause to be taken any action whether before or after the COMPANY EFFECTIVE TIME which would disqualify the COMPANY MERGER or BANK MERGER as a "pooling of interests" for accounting purposes.

                                   ARTICLE SIX

                               FURTHER AGREEMENTS

          SECTION 6.01. REGULATORY APPROVALS; COOPERATION. (a) CAMCO and FIRST FEDERAL shall use their best efforts to file within 60 days of the date hereof all REGULATORY APPLICATIONS required in order to consummate the COMPANY MERGER and the BANK MERGER. CAMCO shall keep GFBC reasonably informed as to the status of such applications and make available to GFBC copies of such applications as filed and any supplementary filed materials and all responses from the regulatory authorities.

          (b) GFBC and GERMANTOWN will cooperate and will cause their respective directors, officers, employees, agents and advisors to cooperate, to the extent reasonable or necessary, with CAMCO and FIRST FEDERAL in connection with the


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preparation of the REGULATORY APPLICATIONS and the REGISTRATION STATEMENT
described in Section 6.03 hereof.

          (c) CAMCO and FIRST FEDERAL will cooperate and will cause their respective directors, officers, employees, agents and advisors to cooperate, to the extent reasonable or necessary, with GFBC in connection with the preparation of the REGISTRATION STATEMENT described in Section 6.03 hereof and the PROXY STATEMENT.

          SECTION 6.02. SPECIAL MEETING OF SHAREHOLDERS OF GFBC. GFBC shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of voting upon this AGREEMENT as required by applicable law. GFBC shall use its reasonable efforts to hold such meeting as soon as practicable following the date of this AGREEMENT. GFBC shall prepare the PROXY STATEMENT (in cooperation with CAMCO) for use in connection with the GFBC Shareholders Meeting. The Board of Directors of GFBC shall (i) to the extent consistent with their fiduciary duties, recommend to their respective shareholders the adoption of this AGREEMENT and the approval of the transactions contemplated hereby and thereby and any other matters to be submitted to the shareholders in connection therewith and (ii) use their reasonable efforts to obtain the necessary adoptions by the shareholders of this AGREEMENT, any amendments hereto, and the transactions contemplated hereby. Notwithstanding the foregoing, if the Board of Directors of GFBC shall have reasonably determined in good faith in accordance with the provisions of Section 5.02 of this AGREEMENT that such recommendation is reasonably likely to constitute a breach of its fiduciary duties to the shareholders of GFBC, then the Board of Directors of GFBC shall not be obligated to recommend to its shareholders adoption of this AGREEMENT or to present this AGREEMENT to the shareholders of GFBC for their adoption at the GFBC Shareholders Meeting or to hold the GFBC Shareholders Meeting for such purpose.

          SECTION 6.03. REGISTRATION STATEMENT. (a) CAMCO shall, as soon as reasonably practicable, prepare in accordance with the Securities Act of 1933, as amended (hereinafter referred to as the "1933 ACT"), and file with the SEC a REGISTRATION STATEMENT in respect of the CAMCO SHARES to be issued to the holders of GFBC SHARES in accordance with Article Two of this AGREEMENT (hereinafter referred to as the "REGISTRATION STATEMENT"), and shall use all reasonable efforts to have the REGISTRATION STATEMENT, as amended, declared effective by the SEC as promptly as practicable.

          (b) CAMCO shall provide copies of the REGISTRATION STATEMENT and all amendments to GFBC immediately upon filing, keep GFBC reasonably informed as to the status of the REGISTRATION STATEMENT and provide GFBC with copies of all responses from the SEC. All costs related to the REGISTRATION STATEMENT and the Prospectus and its printing and delivery shall be borne by CAMCO.

          SECTION 6.04. EMPLOYEES. Upon satisfactory review of employment files, all employees of GERMANTOWN immediately prior to the BANK EFFECTIVE TIME except those employees covered by a written employment contract, shall become at will employees of

FIRST FEDERAL at the same base compensation they are receiving from GERMANTOWN and subject to the employment practices and procedures of FIRST FEDERAL, with prior service credit for purposes of FIRST FEDERAL's vacation policy. Any employee who is currently covered by a written employment agreement will continue his employment in accordance with the terms of such written agreement.

          With respect to employees of GERMANTOWN not covered by written employment contracts, CAMCO, in accordance with its severance policy applicable to employees of companies that are merged with a subsidiary of CAMCO, shall provide severance benefits as follows: each former employee of GERMANTOWN terminated other than for cause within one year of the BANK EFFECTIVE TIME shall receive one week of base pay (bonus and benefits excluded) for each full year of service to GERMANTOWN prior to the BANK EFFECTIVE TIME, with a minimum payment of four weeks' base pay; provided, that an employee employed by GERMANTOWN less than six months at the BANK EFFECTIVE TIME shall not be eligible for severance benefits.

          Upon request of CAMCO, GFBC shall take all steps necessary to commence termination of GFBC's 401(k) Plan prior to the COMPANY EFFECTIVE TIME. Notice of termination shall be made prior to the COMPANY EFFECTIVE TIME. At the COMPANY EFFECTIVE TIME all employees of GERMANTOWN shall be eligible to participate in the CAMCO 401(k) Plan, effective immediately, subject to the terms of the Plan, and shall receive prior service credit for eligibility and vesting purposes under the CAMCO 401(k) Plan.

          CAMCO shall, in its discretion, (i) provide coverage for the GERMANTOWN employees who become employees of FIRST FEDERAL under the health insurance plan maintained by CAMCO for the benefit of the employees of CAMCO and its subsidiaries, including FIRST FEDERAL; provided, however, that any employee of GFBC or GERMANTOWN who has been insured under the health insurance plan maintained by GFBC or GERMANTOWN for at least 12 months prior to the COMPANY EFFECTIVE TIME shall be covered by CAMCO's health insurance plan without regard to any waiting periods and limitations on pre-existing conditions; or (ii) maintain in place the health insurance plan currently maintained by GERMANTOWN for the benefit of its employees.

          SECTION 6.05. AFFILIATES COMPLIANCE WITH THE 1933 ACT. (a) Within 45 days after the date of this AGREEMENT, GFBC shall identify to CAMCO all persons who GFBC reasonably believes to be "affiliates," as defined in paragraphs (c) and (d) of Rule 145 under the 1933 ACT (hereinafter referred to as the "AFFILIATES"). Thereafter and until the COMPANY EFFECTIVE TIME, GFBC shall identify to CAMCO each additional person whom it reasonably believes to have thereafter become its AFFILIATE.

          (b) GFBC shall use its best efforts to obtain from each person who is identified as an AFFILIATE for delivery to CAMCO before the COMPANY EFFECTIVE DATE a written agreement in which such AFFILIATE confirms that the CAMCO SHARES received by such AFFILIATE in the COMPANY MERGER shall be transferable only in


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

accordance with Rule 145 of the 1933 ACT, and are subject to rules relating to the transfer of shares received in a transaction deemed a "pooling of interests" for accounting purposes.

          SECTION 6.06. ADVISORY BOARD AND BOARD OF DIRECTORS OF FIRST FEDERAL.

          (a) Subject to THRIFT REGULATIONS and OTS directives and conditions of approval, the members of the present Board of Directors of GERMANTOWN will continue for one year as an advisory board to FIRST FEDERAL. The Advisory Board shall meet one time in each calendar quarter, and the members of the Advisory Board shall receive $500 for each such meeting attended by them. No director or executive officer of FIRST FEDERAL shall be paid for attending a meeting of the Advisory Board.

          (b) CAMCO and FIRST FEDERAL will add one current member of the Board of Directors of GFBC to the Board of Directors of FIRST FEDERAL.

          SECTION 6.07. MANAGEMENT STOCK BONUS PLAN. The existing Management Stock Bonus Plans (A and B) and grants of awards made on or prior to July 9, 1997 as listed in Section 3.30 of the GFBC DISCLOSURE SCHEDULE in an amount not to exceed 12,335 GFBC shares shall be honored by CAMCO in accordance with the terms of said plans and grants of awards and THRIFT REGULATIONS. No award granted subsequent to July 9, 1997 will be valid in any respect.

          SECTION 6.08. ACCESS. Until the COMPANY EFFECTIVE TIME, GFBC shall afford to CAMCO, and CAMCO shall afford to GFBC and to their respective officers and representatives (including, without limitation, counsel, financial advisers and independent accountants), reasonable access to their properties, personnel, books, records and affairs. Such access shall include, but shall not be limited to, (i) permitting verification, by audit or otherwise, of any representation or warranty made hereunder; (ii) authorizing release of any information (including the work papers of such independent auditors) and financial consultants; (iii) consistent with applicable regulations or procedures, furnishing regular and special examination reports since the date of this AGREEMENT; and (iv) delivering copies of all documents or reports or correspondence filed and any correspondence with any federal regulatory or supervisory agency from the date of this AGREEMENT. Each party shall furnish the other party with such additional financial and operating data and other information as to its businesses and properties as may be reasonably requested.

          SECTION 6.09. CONFIDENTIALITY. The parties acknowledge the confidential and proprietary nature of the information as hereinafter described which has heretofore been exchanged and which will be received from each other hereunder (hereinafter referred to as the "INFORMATION") and agree to hold and keep the same confidential. Such INFORMATION will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such INFORMATION shall not include information that is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this

AGREEMENT, or INFORMATION which is required to be furnished or used in connection with legal proceedings. The parties agree that the INFORMATION will be used solely for the purposes contemplated by this AGREEMENT and that such INFORMATION will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating the transaction. The INFORMATION shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party. Upon the written request of the disclosing party, upon termination of this AGREEMENT, the other parties will promptly return or destroy INFORMATION in their possession and certify to the disclosing party that the party has done so.

          SECTION 6.10. PRESS RELEASES. CAMCO and GFBC shall consult with each other before issuing any press release or otherwise making any public statements with respect to the COMPANY MERGER or the BANK MERGER and shall not issue any such press release or make any such public statement without obtaining the prior consent of the other party, except as may be required by law or by obligations pursuant to any listing agreement with any national securities association.

          SECTION 6.11. COSTS AND EXPENSES; TERMINATION FEE. Whether or not the COMPANY MERGER is consummated, all costs and expenses incurred in connection with this AGREEMENT, the PROXY STATEMENT, the REGISTRATION STATEMENT and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Notwithstanding the foregoing, (i) in the event the Board of Directors of GFBC or GERMANTOWN accepts in any manner an ACQUISITION TRANSACTION prior to the earlier of termination of this AGREEMENT other than due to a breach of this AGREEMENT by GFBC or GERMANTOWN, or June 30, 1998, or (ii) in the event the Board of Directors of GFBC fails to recommend to the shareholders of GFBC approval of the AGREEMENT and the AGREEMENT is rejected by the shareholders of GFBC; or (iii) in the event no meeting of shareholders is held on or before June 30, 1998, other than for reasons beyond the control of GFBC, then, in any of such events, GFBC shall pay to CAMCO $250,000 in immediately available federal funds (i) in the case of the execution of any definitive agreement or letter of intent in respect of an ACQUISITION TRANSACTION within one year of the date of this AGREEMENT, such payment to be made within two days of the execution of such agreement or letter of intent, (ii) in the case of the disapproval by the shareholders of GFBC of this AGREEMENT where the Board of Directors of GFBC has failed to recommend approval, such payment to be made within two days after the date of the shareholder meeting, and (iii) if no meeting of shareholders is held by June 30, 1998, other than for reasons beyond the control of GFBC, such payment to be made within two days after June 30, 1998.

          SECTION 6.12. REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this AGREEMENT.

          SECTION 6.13. NOTIFICATION OF EVENTS. At all times from the date of this AGREEMENT until the COMPANY EFFECTIVE TIME, each party shall promptly notify the other in writing of any materially adverse business conditions threatening its normal business operations or of the occurrence of any event or the failure of any event to occur which might reasonably be expected to result in a breach of or a failure to comply with any representation, warranty, covenant, condition or agreement contained in this AGREEMENT or of the commencement of any action, suit, proceeding or investigation against it.

          SECTION 6.14. VOTING AGREEMENT. Concurrently with the execution and delivery of this AGREEMENT, or not later than ten days thereafter, and as a condition and material inducement to CAMCO's willingness to enter into this AGREEMENT, each of the directors and executive officers of GFBC and GERMANTOWN shall enter into a shareholder agreement in the form attached hereto as Exhibit B.

          SECTION 6.15. POOLING. GRANT has reviewed the proposed terms and conditions of the COMPANY MERGER and has issued their opinion on the proposed accounting that the COMPANY MERGER qualifies as a "pooling of interests" for accounting purposes. Neither CAMCO nor FIRST FEDERAL shall intentionally take or cause to be taken any action, whether before or after the COMPANY EFFECTIVE TIME or BANK EFFECTIVE TIME which would disqualify the COMPANY MERGER or BANK MERGER as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the CODE.

          SECTION 6.16. INDEMNIFICATION. Nothing in this AGREEMENT is intended to affect any rights to indemnification to which any officer or director of GFBC or GERMANTOWN may be entitled pursuant to the Certificate of Incorporation, Charter or Bylaws of GFBC or GERMANTOWN in effect prior to the COMPANY EFFECTIVE TIME. From the COMPANY EFFECTIVE TIME and continuing for a period of three years thereafter, the current and former officers and directors of GFBC shall be indemnified by CAMCO from their acts and omissions occurring prior to the COMPANY EFFECTIVE TIME to the maximum extent permitted by the Certificate of Incorporation and Bylaws of CAMCO but subject to any applicable limitations of Delaware law. From the BANK EFFECTIVE TIME and continuing for a period of three years thereafter, the current and former officers and directors of GERMANTOWN shall be indemnified by FIRST FEDERAL for their acts and omissions occurring prior to the BANK EFFECTIVE TIME to the extent permitted by the THRIFT REGULATIONS. As a condition to receiving such indemnification, the party claiming indemnification shall assign to CAMCO, by separate writing, all right, title and interest in and to the proceeds of the claiming party's applicable insurance coverage, if any, including insurance maintained or provided by CAMCO or GFBC or GERMANTOWN to the extent of such indemnity. No person shall be entitled to such indemnification with respect to a claim (i) if such person fails to cooperate in the defense and investigation of such claim as to which indemnification may be made, (ii) made by such person against CAMCO, its subsidiaries, GFBC or GERMANTOWN arising out of or in connection with this AGREEMENT, the transactions contemplated hereby or the conduct of the business of CAMCO, its subsidiaries, GFBC or GERMANTOWN, or (iii) if such person fails to deliver such notices as may be required under any applicable directors and officers liability insurance policy to preserve any possible claims of which the claiming party is aware, to the extent such failure results in the denial of payment under such policy.

          Subject to GFBC and GERMANTOWN providing all requested information and representations to CAMCO's directors' and officers' liability insurance carrier, CAMCO shall add a rider, to be effective at the COMPANY EFFECTIVE TIME, to CAMCO's existing directors' and officers' liability insurance policy covering the acts and omissions of the officers and directors of GFBC and GERMANTOWN occurring prior to the COMPANY EFFECTIVE TIME and to continue such rider for a period of three years.

          SECTION 6.17. AMENDMENT OF CHARTER. Prior to the COMPANY EFFECTIVE TIME, GERMANTOWN shall take all steps necessary to amend its Charter to remove
Section 8(A).

          SECTION 6.18. CONDUCT OF CAMCO BUSINESS. From the date of this AGREEMENT until the COMPANY EFFECTIVE TIME, CAMCO shall:

          (a) Use all reasonable efforts to preserve intact its business organization and assets and maintain its rights, franchises and existing relationships with customer, suppliers, employees and business associates;

          (b) Notify GFBC in writing within five business days of (i) the existence of any adverse business conditions threatening the normal business operations of CAMCO, (ii) the occurrence of any event or the failure of any event to occur which might result in a breach of or a failure to comply with any representations, warranty, covenant, condition or agreement by or pertaining to CAMCO contained in this AGREEMENT, (iii) the commencement of any material action, suit, proceeding, or investigation against CAMCO and (iv) the tender of any offer to acquire CAMCO by merger or otherwise;

          (c) Take no action that would adversely affect the ability of CAMCO to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby without the imposition of a burdensome restriction or condition, or adversely affect the ability of CAMCO to perform its covenants and agreements under this AGREEMENT; and

          (d) Take all action necessary to cause to be listed on The Nasdaq Stock Market the CAMCO SHARES to be issued pursuant to this AGREEMENT.

                                  ARTICLE SEVEN

                                 CLOSING MATTERS

          SECTION 7.01. CONDITIONS TO OBLIGATIONS OF CAMCO, FIRST FEDERAL GFBC AND GERMANTOWN. Notwithstanding any other provision of this AGREEMENT, the obligations of CAMCO, FIRST FEDERAL, GFBC and GERMANTOWN to effect the

COMPANY MERGER and the BANK MERGER shall be subject to the fulfillment of each of the following conditions:

          (a) This AGREEMENT shall have been validly adopted by the affirmative vote of the holders of at least the number of outstanding GFBC SHARES required under Delaware law and GFBC's Certificate of Incorporation and Bylaws and the BANK MERGER AGREEMENT shall have been duly authorized and approved by the shareholder of FIRST FEDERAL and the shareholder of GERMANTOWN;

          (b) All permits, approvals, consents, authorizations, exemptions or waivers of any federal or state governmental body or agency necessary or appropriate for consummation of the COMPANY MERGER and the BANK MERGER shall have been obtained and all notices required to be filed shall have been filed and any objection or waiting period with respect to such notice shall have expired;

          (c) All waivers, consents and approval of every person, in addition to those required under subsections (a) and (b) of this Section 7.01, necessary or appropriate for the consummation of the COMPANY MERGER and the BANK MERGER shall have been obtained;

          (d) GFBC shall have received a written fairness opinion of McDonald & Company Securities, Inc., dated the date of this AGREEMENT and as of a date reasonably proximate to the date of the PROXY STATEMENT, to the effect that the EXCHANGE RATIO is fair to the holders of the GFBC SHARES from a financial point of view, and CAMCO shall have received a written fairness opinion from National Capital Companies, L.L.C. dated as of the date of the AGREEMENT, to the effect that the EXCHANGE RATIO is fair to the holders of the CAMCO SHARES from a financial point of view;

          (e) There shall not be in effect any federal or state law, rule or regulation or any order or decision of a court of competent jurisdiction which prevents or materially delays the consummation of the COMPANY MERGER or the BANK MERGER;

          (f) CAMCO and GFBC shall have received an opinion of Vorys, Sater, Seymour and Pease to the effect that the COMPANY MERGER and the BANK MERGER, when consummated in accordance with the terms hereof and the BANK MERGER AGREEMENT, will each constitute a reorganization within the meaning of Section 368(a)(1)(A) of the CODE and that no gain or loss will be recognized by GFBC shareholders to the extent they receive CAMCO SHARES in exchange for GFBC SHARES;

          (g) The REGISTRATION STATEMENT (including any post-effective amendment thereto) shall have been declared effective by the SEC, and no proceeding shall be pending or, to the knowledge of CAMCO or GFBC, threatened by the SEC to suspend the effectiveness of the REGISTRATION STATEMENT; and

          (h) With respect to the BANK MERGER only, the COMPANY MERGER shall have been effected.

          SECTION 7.02. CONDITIONS TO OBLIGATIONS OF CAMCO AND FIRST FEDERAL. In addition to the conditions contained in Section 7.01 of this AGREEMENT, the obligations of CAMCO and FIRST FEDERAL to effect the COMPANY MERGER and the BANK MERGER shall also be subject to the fulfillment of each of the following conditions unless fulfillment is waived by CAMCO and FIRST FEDERAL in writing:

          (a) The representations and warranties of GFBC and GERMANTOWN contained in Article Three of this AGREEMENT shall be true in all material respects at and as of the date hereof and at and as of the day of the COMPANY CLOSING as if made at and as of such time, except where such representation or warranty is expressly made as of a specific date;

          (b) GFBC and GERMANTOWN shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this AGREEMENT to be performed or complied with by GFBC and GERMANTOWN before or on the day of the COMPANY CLOSING;

          (c) There shall not have been a material adverse change in the financial condition, assets, liabilities, obligations, properties, business or prospects of GFBC or GERMANTOWN after the date of this AGREEMENT, except changes resulting from action taken by GFBC or GERMANTOWN pursuant to Section 5.03 of this AGREEMENT and changes resulting from or attributable to expenses incurred in connection with the transactions contemplated by this AGREEMENT;

          (d) GFBC and GERMANTOWN shall each have delivered to CAMCO a certificate dated the day of the COMPANY CLOSING and signed by the President and the chief financial officer of each of GFBC and GERMANTOWN to the effect set forth in subsections (a), (b) and
               (c) of this Section 7.02;

          (e) CAMCO shall have received an opinion of GFBC's counsel dated the date of the COMPANY CLOSING in form reasonably acceptable to CAMCO's counsel opining with respect to matters listed on Exhibit C hereto;

          (f) There shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States, or threatened by any governmental agency or authority in the United States, that challenges or seeks to prevent or delay the consummation of the COMPANY MERGER or the BANK MERGER or seeks to impose material limitations on the ability of CAMCO or FIRST FEDERAL to exercise full rights of ownership of the assets or business of GFBC and GERMANTOWN;

          (g) There shall not have been proposed, nor shall there be in effect, any federal or state law, rule, regulation, order or statement of policy that, in the reasonable judgment of CAMCO, would: (i) prevent or delay the consummation of the COMPANY MERGER or the BANK MERGER or interfere with the reasonable operation of the business of GFBC or GERMANTOWN (ii) materially adversely affect the ability of CAMCO to enjoy the economic or other benefits of the COMPANY MERGER or the BANK MERGER or (iii) impose any material adverse condition, limitation or requirement on CAMCO in connection with the COMPANY MERGER or the BANK MERGER;

          (h) GFBC and GERMANTOWN shall not have incurred any damage, destruction or similar loss, not covered by insurance, materially affecting its businesses or properties;

          (i) Immediately prior to the COMPANY EFFECTIVE TIME no more than Seven and One Half Percent (7.5%) of the outstanding GFBC SHARES shall qualify as DISSENTERS SHARES;

          (j) The shareholders' equity of GFBC on the day of the COMPANY CLOSING and as calculated in accordance with GAAP shall not be less than $6,399,264, without giving effect to (i) reserves, accruals and charges taken or established by GFBC or GERMANTOWN at the request of CAMCO in accordance with Section 5.03 of this AGREEMENT, (ii) expenses incurred in connection with the transactions contemplated by this AGREEMENT; and (iii) realized or unrealized losses on securities classified as available for sale in the GFBC AUDITED STATEMENTS;

          (k) CAMCO shall have received from GRANT a written opinion dated the date of COMPANY CLOSING that CAMCO will be entitled to account for the COMPANY MERGER under the "pooling of interests" method;

          (l) GFBC and GERMANTOWN shall have complied with Section 5.03 hereof to the reasonable satisfaction of CAMCO;

          (m)  CAMCO shall have received the affiliate letters required by
               Section 6.05 of this AGREEMENT;

          (n)  The Amendment to the Charter of GERMANTOWN described in Section
               6.17 of this AGREEMENT, shall be effective; and

          (o) CAMCO shall have received documentation from GFBC with respect to the GERMANTOWN liquidation account, which documentation shall be reasonably acceptable to CAMCO.

          SECTION 7.03. CONDITIONS TO OBLIGATIONS OF GFBC AND GERMANTOWN. In addition to the conditions contained in Section 7.01 of this AGREEMENT, the obligations of GFBC and GERMANTOWN to effect the COMPANY MERGER and the BANK MERGER shall also be subject to the fulfillment of each of the following conditions:

          (a) The representations and warranties of CAMCO and FIRST FEDERAL contained in Article Four of this AGREEMENT shall be true in all material respects at and as of the date hereof and at and as of the date of the COMPANY CLOSING as if made at and as of such time;

          (b) CAMCO and FIRST FEDERAL shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this AGREEMENT to be performed or complied with by them before or at the COMPANY CLOSING;

          (c) There shall not have been a material adverse change in the financial condition, assets, liabilities, obligations, properties, business or prospects of CAMCO or FIRST FEDERAL after the date of this AGREEMENT;

          (d) CAMCO and FIRST FEDERAL shall have delivered to GFBC a certificate dated the day of the COMPANY CLOSING and signed by the President and the Chief Financial Officer of each of CAMCO and FIRST FEDERAL to the effect set forth in subsections (a), (b) and (c) of this Section 7.03; and

          (e) GFBC shall have received an opinion of CAMCO's counsel dated the date of the COMPANY CLOSING in form reasonably acceptable to GFBC's counsel opining with respect to matters listed on Exhibit D hereto.

                                  ARTICLE EIGHT

                                   TERMINATION

          SECTION 8.01. TERMINATION. This AGREEMENT shall be terminated if the AVERAGE CLOSING PRICE, as adjusted for any stock split, stock dividend, recapitalization, combination, readjustment or other reclassification, is less than $12.78. This AGREEMENT may be terminated at any time prior to the date of the COMPANY CLOSING, whether before or after approval by the shareholders of
GFBC:

          (a)  By mutual consent of the Boards of Directors of GFBC and CAMCO;
               or

          (b)  By the Board of Directors of GFBC or CAMCO if:

               (i) The COMPANY MERGER shall not have been consummated on or before June 30, 1998; provided, however, that a party who is then in breach of any of its representations, warranties, covenants or agreements under this AGREEMENT in any material respect may not exercise such right of termination if it has received notice from the non-breaching party that the non-breaching party is seeking specific performance of the breaching party's obligations under this AGREEMENT; provided further, however, that no such termination shall relieve the breaching party from liability for a breach that occurs prior to such termination; or

               (ii) Any event occurs which, in the reasonable opinion of either
                    Board, would preclude satisfaction of any of the conditions set forth in Section 7.01 of this AGREEMENT; or

          (c) By the Board of Directors of CAMCO if any event occurs which, in the reasonable opinion of such Board, would preclude compliance with any of the conditions set forth in Section 7.02 of this AGREEMENT; or

          (d) By the Board of Directors of GFBC if any event occurs which, in the reasonable opinion of such Board, would preclude compliance with any of the conditions set forth in Section 7.03 of this AGREEMENT, or if the AVERAGE CLOSING PRICE is more than $23.73, as adjusted for any stock split, stock dividend, recapitalization, combination, readjustment or other reclassification.

          SECTION 8.02. WRITTEN NOTICE OF TERMINATION. In order to terminate this AGREEMENT pursuant to Section 8.01(a), (b), (c) and (d), the party so acting shall give written notice of such termination to the other party. This AGREEMENT shall terminate on the date such notice is given.

          SECTION 8.03. EFFECT OF TERMINATION. In the event of the termination of this AGREEMENT, the provisions of this AGREEMENT shall become void and have no effect; provided, however, that (a) the provisions set forth in Sections 6.09, 6.10 and 6.11 of this AGREEMENT shall survive such termination and shall remain in full force and effect and (b) a termination of this AGREEMENT shall not affect the liability of any party for an uncured breach of any term or condition of this AGREEMENT.

          SECTION 8.04. AMENDMENT. This AGREEMENT may be amended at any time before or after approval of this AGREEMENT by the shareholders of GFBC, but after such approval no amendment shall be made which materially and adversely affects the rights of such shareholders without the further approval of such shareholders. This AGREEMENT may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          SECTION 8.05. WAIVER. Any term or provision of this AGREEMENT (other than the requirement for shareholder approval) may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

                                  ARTICLE NINE

                                  MISCELLANEOUS

          SECTION 9.01. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If addressed to CAMCO or FIRST FEDERAL:

          Larry A. Caldwell

          President, Chief Executive Officer and Chairman of the Board Camco Financial Corporation
          814 Wheeling Avenue
          Cambridge, Ohio  43725

          with a copy to:

          Roger A. Yurchuck
                   or
          Terri Reyering Abare
          Vorys, Sater, Seymour and Pease
          221 East Fourth Street
          Atrium Two, Suite 2100
          Cincinnati, Ohio  45202

If addressed to GFBC or GERMANTOWN:

          John T. Baker

          President and Chief Executive Officer
          GF Bancorp, Inc.
          One North Plum Street
          Germantown, Ohio  45327

          with a copy to:

          Cynthia A. Shafer
          Vorys, Sater, Seymour and Pease
          221 East Fourth Street
          Atrium Two, Suite 2100
          Cincinnati, Ohio  45202

          SECTION 9.02. ENTIRE AGREEMENT. This AGREEMENT (including the exhibits, documents and instruments referred to herein or therein) (a) constitutes the entire agreement of the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to and shall not confer any rights or remedies hereunder upon any person other than CAMCO, FIRST FEDERAL, GFBC and GERMANTOWN; (c) shall not be assigned by operation of law or otherwise; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware, except to the extent that federal law may be applicable.

          SECTION 9.03. EXECUTION IN COUNTERPARTS. This AGREEMENT may be executed in two or more counterparts which together shall constitute a single AGREEMENT.

          SECTION 9.04. HEADINGS. The headings of articles and sections herein are for convenience of reference only, do not constitute a part of this AGREEMENT and shall not be deemed to limit or affect any of the provisions hereof.

          SECTION 9.05. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representation or warranty shall survive the COMPANY EFFECTIVE TIME.

          SECTION 9.06. LIABILITIES AND SPECIFIC PERFORMANCE. The termination fee provided for in Section 6.11 shall be the exclusive fee and remedy for a termination of this AGREEMENT with respect to the matters described in Section
6.11. Other than with respect to such specific remedy, each party to this AGREEMENT recognizes that, if it fails to perform, observe or discharge any of its obligations under this AGREEMENT, remedies at law may not provide adequate relief to the other party or parties. Therefore, each party is hereby authorized to demand specific performance of this AGREEMENT, and is entitled to temporary and permanent injunctive relief, in a court of competent jurisdiction at any time when any other party fails to comply with any of the provisions of this AGREEMENT applicable to it, in addition to any other remedy that may be available in law or equity. To the extent permitted by applicable law, each party hereby irrevocably waives any defense that it might have based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance or injunctive relief.

          IN WITNESS WHEREOF, CAMCO, FIRST FEDERAL, GFBC and GERMANTOWN have caused this AGREEMENT to be signed by their respective duly authorized officers on the date first above written.


ATTEST:                                     CAMCO FINANCIAL CORPORATION


Anthony J. Popp                             By: Larry A. Caldwell
---------------                                 -----------------
Anthony J. Popp                                 Larry A. Caldwell
Secretary                                       President, Chief Executive Officer and
                                                  Chairman of the Board

ATTEST:                                     FIRST FEDERAL SAVINGS BANK
                                              OF WASHINGTON COURT HOUSE


Harold H. Thompson                          By: William W. Whipple
------------------                              ------------------
Harold H. Thompson                              William W. Whipple
Secretary                                       President and Chief Executive Officer

ATTEST:                                     GF BANCORP, INC.


Barbara L. Mullis                           By: John T. Baker
-----------------                               -------------
Barbara L. Mullis                               John T. Baker
Secretary                                       President and Chief Executive Officer

ATTEST:                                     GERMANTOWN FEDERAL SAVINGS BANK


Barbara L. Mullis                           By: John T. Baker
-----------------                               -------------
Barbara L. Mullis                               John T. Baker
Secretary                                       President and Chief Executive Officer

                                 ACKNOWLEDGMENT

STATE OF OHIO              )
                           ) SS:
COUNTY OF GUERNSEY         )

          BE IT REMEMBERED that on this 24th day of July, 1997, personally came before me, a Notary Public in and for the State and County aforesaid, Larry A. Caldwell, President of Camco Financial Corporation, and duly executed the Agreement and Plan of Reorganization before me and acknowledged the same to be his act and deed and the act and deed of said corporation and that the facts therein are true.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal this 24th day of July, 1997.

                                           Sandra S. Flood
                                           ---------------
                                           Notary Public
                                           SANDRA S. FLOOD
                                           Notary Public, State of Ohio
                                           My Commission Expires 4-20-98

STATE OF OHIO              )
                           ) SS:
COUNTY OF FAYETTE          )

          BE IT REMEMBERED that on this 24th day of July, 1997, personally came before me, a Notary Public in and for the State and County aforesaid, Larry A. Caldwell, President of Camco Financial Corporation, and duly executed the Agreement and Plan of Reorganization before me and acknowledged the same to be his act and deed and the act and deed of said corporation and that the facts therein are true.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal this 24th day of July, 1997.

                                           Vicki Pendleton
                                           ---------------
                                           Notary Public
                                           VICKI PENDLETON
                                           Notary Public, State of Ohio
                                           My Commission Expires August 18, 1999

STATE OF OHIO              )
                           ) SS:
COUNTY OF MONTGOMERY       )

          BE IT REMEMBERED that on this 28th day of July, 1997, personally came before me, a Notary Public in and for the State and County aforesaid, Larry A. Caldwell, President of Camco Financial Corporation, and duly executed the Agreement and Plan of Reorganization before me and acknowledged the same to be his act and deed and the act and deed of said corporation and that the facts therein are true.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal this 28th day of July, 1997.

                                           Cynthia Anne Shafer
                                           ---------------
                                           Notary Public
                                           CYNTHIA ANNE SHAFER, Attorney at Law
                                           Notary Public, State of Ohio
                                           My Commission has no Expiration Date.
                                           Section 147.03 Rev. Code.

STATE OF OHIO              )
                           ) SS:
COUNTY OF MONTGOMERY       )

          BE IT REMEMBERED that on this 28th day of July, 1997, personally came before me, a Notary Public in and for the State and County aforesaid, Larry A. Caldwell, President of Camco Financial Corporation, and duly executed the Agreement and Plan of Reorganization before me and acknowledged the same to be his act and deed and the act and deed of said corporation and that the facts therein are true.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal this 28th day of July, 1997.

                                           Cynthia Anne Shafer
                                           ---------------
                                           Notary Public
                                           CYNTHIA ANNE SHAFER, Attorney at Law
                                           Notary Public, State of Ohio
                                           My Commission has no Expiration Date.
                                           Section 147.03 Rev. Code.

                                                                       EXHIBIT A

                                MERGER AGREEMENT

            THIS MERGER AGREEMENT (hereinafter referred to as this "AGREEMENT"), made and entered into on July ___, 1997, by and between First Federal Savings Bank of Washington Court House (hereinafter referred to as "FIRST FEDERAL"), a savings bank incorporated under the laws of the United States and a wholly-owned subsidiary of Camco Financial Corporation, a Delaware corporation (hereinafter referred to as "CAMCO"), and Germantown Federal Savings Bank (hereinafter referred to as "GERMANTOWN"), a savings bank incorporated under the laws of the United States and a wholly-owned subsidiary of GF Bancorp, Inc., a Delaware corporation (hereinafter referred to as "GFBC");

                                   WITNESSETH:

            WHEREAS, CAMCO, FIRST FEDERAL, GFBC and GERMANTOWN are parties to an Agreement of Merger and Plan of Reorganization dated July ___, 1997 (hereinafter referred to as the "PLAN OF REORGANIZATION"), pursuant to which GFBC would be merged with and into CAMCO and thereafter GERMANTOWN would be merged with and into FIRST FEDERAL;

            WHEREAS, the authorized capital of FIRST FEDERAL consists of 500,000 common shares, One Dollar ($1.00) par value per share, 180,000 of which are issued and outstanding and are owned of record by CAMCO and 500,000 preferred shares, One Dollar ($1.00) par value per share, none of which is issued or outstanding;

            WHEREAS, the authorized capital of GERMANTOWN consists of 1,250,000 common shares, One Cent ($0.01) par value per share, 100,000 of which are issued and outstanding and owned of record by GFBC and 250,000 preferred shares, One Cent ($0.01) par value per share, none of which is issued or outstanding; and

            WHEREAS, the Boards of Directors of FIRST FEDERAL and GERMANTOWN believe that the merger of GERMANTOWN with and into FIRST FEDERAL is in the best interest of GERMANTOWN and FIRST FEDERAL;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, FIRST FEDERAL and GERMANTOWN, each intending to be legally bound, hereby agree that the terms of the merger shall be as follows:

                                   ARTICLE ONE

            SECTION 1.01. At the EFFECTIVE TIME (hereinafter defined), which shall occur after both the closing and effective time of the merger of GFBC into CAMCO, GERMANTOWN shall merge with and into FIRST FEDERAL (the "MERGER") and FIRST FEDERAL shall be the continuing, surviving and resulting institution in the MERGER, shall continue to exist as a federal savings bank organized under the laws of the United States and shall be the only one of

GERMANTOWN and FIRST FEDERAL to continue its separate corporate existence at and after the EFFECTIVE TIME. As used in this AGREEMENT, the term "RESULTING INSTITUTION" refers to FIRST FEDERAL at and after the EFFECTIVE TIME. The name of the RESULTING INSTITUTION shall be "First Federal Savings Bank of Washington Court House".

            SECTION 1.02. At the EFFECTIVE TIME, each common share of GERMANTOWN issued and outstanding prior to the MERGER shall, by virtue of the MERGER and without any action on the part of the parties hereto, be cancelled and extinguished and, at and after the EFFECTIVE TIME, the capital of the RESULTING INSTITUTION shall consist of 500,000 common shares of FIRST FEDERAL, One Dollar ($1.00) par value per share, 180,000 of which are issued and outstanding and owned of record by CAMCO and 500,000 preferred shares of FIRST FEDERAL, One Dollar ($1.00) par value per share, none of which is issued or outstanding.

            Any common shares of GERMANTOWN held in the Treasury of GERMANTOWN immediately prior to the EFFECTIVE TIME shall be retired, cancelled and extinguished. Each common share of FIRST FEDERAL issued and outstanding immediately prior to the EFFECTIVE TIME shall be unchanged and shall remain issued and outstanding.

            SECTION 1.03. The Amended Charter of FIRST FEDERAL shall be the Amended Charter of the RESULTING INSTITUTION until amended in accordance with law.

            SECTION 1.04. The Bylaws of FIRST FEDERAL shall be the Bylaws of the RESULTING INSTITUTION until amended in accordance with law.

            SECTION 1.05. At and after the EFFECTIVE TIME and until changed in accordance with law, the home office of FIRST FEDERAL at 134 E. Court Street, Washington Court House, Ohio 43160, shall be the home office of the RESULTING INSTITUTION and the existing branch office of FIRST FEDERAL at 1050 Washington Avenue, Washington Court House, Ohio 43160 shall be a branch office of the RESULTING INSTITUTION.

At and after the EFFECTIVE TIME and until changed in accordance with law, the former offices of GERMANTOWN at the following locations shall be branch offices of the RESULTING INSTITUTION:

      One North Plum Street                 675 West Main Street
      Germantown, Ohio  45323               New Lebanon, Ohio  45345

            SECTION 1.06. At and after the EFFECTIVE TIME and until changed in accordance with law, the number of directors of the RESULTING INSTITUTION shall be eight, the names, residence addresses and office terms of whom are as follows:

NAMES                    RESIDENCE                                  TERM
-----                    ADDRESS                                    EXPIRES
                         -------                                    -------
James R. Hanawalt        10 Royal Court                             January 2000
                         Washington Court House, Ohio 43160

Larry A. Caldwell        10491 Rock Hill Road                       January 2000
                         Cambridge, Ohio  43725

Anthony J. Popp          507 Tupper Street                          January 1998
                         Marietta, Ohio  45750

Philip L. French         P.O. Box 82                                January 1998
                         Washington Court House, Ohio 43160

Jeffrey D. Teeters       540 Highland Avenue                        January 1999
                         Washington Court House, Ohio 43160

Terry A. Feick           321 N. North Street                        January 1999
                         Washington Court House, Ohio 43160

William W. Whipple       1521 Mark Road                             January 1998
                         Washington Court House, Ohio 43160




                                   ARTICLE TWO

            SECTION 2.01. At and after the EFFECTIVE TIME, the separate existence of GERMANTOWN shall cease; provided, however, that whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the RESULTING INSTITUTION, the officers of FIRST FEDERAL and GERMANTOWN shall execute, acknowledge and deliver such instruments and do such acts.

            SECTION 2.02. At and after the EFFECTIVE TIME, all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, choses in action, rights and credits owned by FIRST FEDERAL and GERMANTOWN at the EFFECTIVE TIME, or which would inure to any of them, shall immediately, by operation of law and without any conveyance or transfer and without any further act or deed, be vested in and become the property of the RESULTING INSTITUTION, which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by FIRST FEDERAL and GERMANTOWN before the MERGER. The RESULTING INSTITUTION shall be deemed to be and shall be a continuation of the entity and identity of FIRST FEDERAL. All of the rights and obligations of FIRST FEDERAL and GERMANTOWN shall remain unimpaired and the RESULTING INSTITUTION shall succeed to all of such rights and obligations and the duties and liabilities connected therewith. Title to any real estate or any interest therein vested in any of either FIRST FEDERAL or GERMANTOWN shall not revert or in any way be impaired by reason of the MERGER. Any claim existing, or action or proceeding pending, by or against either FIRST FEDERAL or GERMANTOWN, may be prosecuted to judgment with right of appeal as if the MERGER had not taken place or the RESULTING INSTITUTION may be substituted in its place.

            SECTION 2.03. At and after the EFFECTIVE TIME, all the rights of creditors of each of FIRST FEDERAL and GERMANTOWN shall be preserved unimpaired, and all liens upon the property of FIRST FEDERAL and GERMANTOWN shall be preserved unimpaired on only the property affected by any such lien immediately before the EFFECTIVE TIME.

            SECTION 2.04. At the EFFECTIVE TIME and as a result of the MERGER, each GERMANTOWN savings deposit or other account then existing shall, automatically and without further act of FIRST FEDERAL or GERMANTOWN or the holder thereof, be cancelled and extinguished. In substitution and exchange for each GERMANTOWN passbook savings deposit so cancelled and extinguished, the holder thereof shall automatically receive from the RESULTING INSTITUTION a FIRST FEDERAL passbook savings account with a beginning balance equal in dollar amount to the dollar amount of the GERMANTOWN passbook savings deposit account so cancelled and extinguished and otherwise on the same terms as other FIRST FEDERAL passbook savings accounts accepted by FIRST FEDERAL at the EFFECTIVE TIME. In substitution for each GERMANTOWN savings deposit other than a passbook savings deposit so cancelled and extinguished, the holder thereof shall automatically receive from the RESULTING INSTITUTION a FIRST FEDERAL savings account with a beginning balance equal in dollar amount to the dollar amount of the GERMANTOWN savings deposit account so cancelled and extinguished and otherwise having the same terms as the GERMANTOWN savings deposit so cancelled and extinguished.

            SECTION 2.05. The holder of each GERMANTOWN savings deposit or other account cancelled and extinguished in accordance with Section 2.04 of this Merger Agreement shall forthwith be entered on the records of the RESULTING INSTITUTION as the holder of an appropriate FIRST FEDERAL savings deposit or other account in an amount determined as provided in Section 2.04 and, until
Section 2.06 of this AGREEMENT shall have been complied with, each passbook, certificate of deposit or other account issued by GERMANTOWN shall be deemed, for all purposes, to evidence a savings deposit or other account of the RESULTING INSTITUTION.

            SECTION 2.06. Each person who, as a result of the MERGER, holds a passbook, certificate of deposit or other document issued by GERMANTOWN which theretofore evidenced a GERMANTOWN savings deposit or other account shall surrender each such passbook, certificate or other document to the RESULTING INSTITUTION. Upon such surrender, the RESULTING INSTITUTION shall deliver in substitution therefor an account book or other document evidencing the FIRST FEDERAL savings deposit or other account received by such person in accordance with Section 2.04 of this AGREEMENT.

                                  ARTICLE THREE

            Notwithstanding any other provision of this AGREEMENT, the obligation of FIRST FEDERAL and GERMANTOWN to effect the MERGER shall be subject to: (i) the satisfaction at or before the EFFECTIVE TIME of each of the conditions set forth in Article Seven of the PLAN OF REORGANIZATION; (ii) the approval of this AGREEMENT by GFBC as the sole shareholder of GERMANTOWN and by CAMCO as the sole shareholder of FIRST FEDERAL at meetings of shareholders duly called and held (or by consent or consents in lieu thereof); (iii) receipt of approval of the MERGER from all governmental authorities whose approval is required; (iv) receipt of any necessary regulatory approval to operate the offices of GERMANTOWN as offices of FIRST FEDERAL; and (v) the close and the effective time of the merger of GFBC and CAMCO before the EFFECTIVE TIME.

                                  ARTICLE FOUR

            SECTION 4.01. The closing of the transactions contemplated by this AGREEMENT shall take place on a date selected by FIRST FEDERAL which date shall be after the effective time of the merger of GFBC into CAMCO. FIRST FEDERAL and GERMANTOWN shall cause Articles of Combination to be filed with the Office of Thrift Supervision. The MERGER shall become effective on the date and at the time that Articles of Combination are declared effective by the Office of Thrift Supervision unless a later date and time is specified as the effective time on the endorsement of said Articles of Combination (the "EFFECTIVE TIME").

            SECTION 4.02. In the event of the termination of the PLAN OF REORGANIZATION in accordance with Article Eight thereof, this AGREEMENT shall terminate and shall thereafter be of no further force or effect.

                                  ARTICLE FIVE

                  SECTION 5.01. The MERGER shall have no effect upon the GERMANTOWN Liquidation Account which is assumed by FIRST FEDERAL at the EFFECTIVE TIME in accordance with 12 C.F.R. 563b3(f).

                  SECTION 5.02. The MERGER shall not be effective unless and until said MERGER receives any necessary approval from the Office of Thrift Supervision.

                                   ARTICLE SIX

            SECTION 6.01. This AGREEMENT may be executed in two or more counterparts which shall be deemed to constitute a single AGREEMENT.

            SECTION 6.02. This AGREEMENT shall be governed by and construed in accordance with the laws of the United States.

            IN WITNESS WHEREOF, FIRST FEDERAL and GERMANTOWN caused this AGREEMENT to be signed by their respective duly authorized officers on the date first above written.


ATTEST:                             FIRST FEDERAL SAVINGS BANK
                                      OF WASHINGTON COURT HOUSE


_____________________________       By:_______________________________
Harold H. Thompson                      William W. Whipple
Secretary                               President


ATTEST:                             GERMANTOWN FEDERAL SAVINGS BANK


_____________________________       By:_______________________________
Barbara L. Mullis                       John T. Baker
Secretary                               President
fp

                                 ACKNOWLEDGMENTS

STATE OF OHIO              )
                           ) SS:
COUNTY OF ____________     )

            BE IT REMEMBERED that on this ____ day of July, 1997, personally came before me, a Notary Public in and for the State and County aforesaid, William W. Whipple, President of First Federal Savings Bank of Washington Court House, and duly executed the Merger Agreement before me and acknowledged the same to be his act and deed and the act and deed of said corporation and that the facts therein are true.

            IN WITNESS WHEREOF, I have hereunto set my hand and seal this ___ day of July, 1997.


                                    _______________________________
                                    Notary Public


STATE OF OHIO              )
                           ) SS:
COUNTY OF _____________    )


            BE IT REMEMBERED that on this ___ day of July, 1997, personally came before me, a Notary Public in and for the State and County aforesaid, John T. Baker, President of Germantown Federal Savings Bank, and duly executed the Merger Agreement before me and acknowledged the same to be his act and deed and the act and deed of said corporation and that the facts therein are true.

            IN WITNESS WHEREOF, I have hereunto set my hand and seal this ___ day of July, 1997.


                                    _______________________________
                                    Notary Public

                                   Appendix B

      [To be updated as of the date of the Prospectus and Proxy Statement]

                                                              McDONALD & COMPANY
                                                                SECURITIES, INC.

                                                  Member New York Stock Exchange
                                                      McDonald Investment Center
                                                             800 Superior Avenue
                                                      Cleveland, Ohio 44114-2603
                                                                  (216) 443-2300


                                  July 28, 1997

Board of Directors
GF Bancorp, Inc.
1 North Plum Street
Germantown, Ohio 45327

Gentlemen:

         You have requested our opinion with respect to the fairness, from a financial point of view, as of the date hereof, to the holders of common stock, par value $0.01 per share ("GFBC Shares"), of GF Bancorp, Inc. ("GFBC") of the exchange ratio as set forth in Section 2.01 (a) of the Agreement of Merger and Plan of Reorganization dated July 28, 1997, by and among Camco Financial Corporation ("Camco"), First Federal Savings Bank of Washington Court House ("First Federal"), GFBC, and Germantown Federal Savings Bank.

         The Agreement of Merger and Plan of Reorganization dated July 28, 1997 (the "Agreement") provides for the merger (the "Merger") of GFBC with and into Camco, pursuant to which, among other things, at the Company Effective Time (as defined in the Agreement), outstanding shares of GFBC Shares will be exchanged for 1.616 shares of common stock, par value $1.00 per share ("Camco Shares"), of Camco, subject to adjustment, as set forth in Section 2.01 (a) of the Agreement (the "Exchange Ratio"). The terms and conditions of the Merger are more fully set forth in the Agreement.

         McDonald & Company Securities, Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Board of Directors
July 28, 1997
Page 2

         We have acted as GFBC's financial advisor in connection with, and have participated in certain negotiations leading to, the execution of the Agreement. In connection with rendering our opinion set forth herein, we have among other things:

         (i) Reviewed GFBC's Annual Reports to Shareholders and Annual Reports on Form 10-KSB for each of the years ended March 31,

                  1996, March 31, 1995, and March 31, 1994, including the audited financial statements contained therein; and GFBC's audited financial statements for the year ended March 31, 1997;

         (ii) Reviewed Camco's Annual Reports to Shareholders and Annual Reports on Form 10-KSB for each of the years ended December 31, 1996, December 31,1995 and December 31, 1994, including the audited financial statements contained therein; and Camco's Quarterly Report on Form 10-Q for the three month period ended March 31, 1997;

         (iii) Reviewed certain other public and non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of GFBC and Camco provided to us or publicly available:

         (iv) Participated in meetings and telephone conferences with members of senior management of GFBC and Camco concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters we believed relevant to our inquiry;

         (v) Reviewed certain stock market information for GFBC Shares and Camco Shares, and compared it with similar information for certain companies, the securities of which are publicly traded;

         (vi) Compared the results of operations and financial condition of GFBC and Camco with that of certain companies which we deemed to be relevant for purposes of this opinion;

         (vii) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we deemed to be relevant for purposes of this opinion;

         (viii) Reviewed the Agreement and its schedules and exhibits and certain related documents; and

         (ix) Performed such other reviews and analyses as we have deemed appropriate.

         In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us

Board of Directors
July 28, 1997
Page 3

and have relied upon the accuracy and completeness of the representations, warranties and covenants of GFBC and Camco contained in the Agreement. We have not been engaged to undertake, and have not assumed any responsibility for, nor have we conducted, an independent investigation or verification of such matters. We have not been engaged to and we have not conducted a physical inspection of any of the assets, properties or facilities of either GFBC or Camco nor have we made or obtained or been furnished with any independent valuation or appraisal of any of such assets, properties or facilities or any of the liabilities of either GFBC or Camco. With respect to financial forecasts used in our analysis, we have assumed that such forecasts have been reasonably prepared by management of GFBC and Camco, as the case may be, on a basis reflecting the best currently available estimates and judgments of the management of GFBC and Camco, as to the future performance of GFBC, Camco and GFBC and Camco combined, as the case may be. We have not been engaged to assess the reasonableness or achievability of such financial forecasts or the assumptions on which they are based, and we express no view as to such financial forecasts or assumptions. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Agreement, including the tax-free nature of the reorganization for federal income tax purposes, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

         We will receive a fee for our services as financial advisor to GFBC, a substantial portion of which is contingent upon closing of the Merger. We will also receive a fee for our services in rendering this opinion.

         In the ordinary course of business, we may actively trade securities of GFBC or Camco for our own account and for the accounts of customers and, accordingly, we may at any time hold a long or short position in such securities.

         This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the financial consideration to the holders of GFBC Shares, and does not address the underlying business decision by GFBC's Board of Directors to effect the Merger, does not compare or discuss the relative merits of any competing proposal or any other terms of the Merger, and does not constitute a recommendation to any GFBC shareholder as to how such shareholder should vote with respect to the Merger. This opinion does not represent an opinion as to what the value of GFBC Shares or Camco Shares may be at the Effective Time of the Merger or as to the prospects of GFBC's business or Camco's business.

         This opinion is directed to and has been prepared solely for the confidential use of the Board of Directors of GFBC. We do not believe that we are acting as agents of the GFBC Board of Directors nor the holders of the GFBC Shares, and we do not believe that any person other than the GFBC Board of Directors has any legal right under state law to rely on this opinion.

Board of Directors
July 28, 1997
Page 4

This opinion shall not be reproduced, summarized, described or referred to or given to any other person without our prior written consent. Notwithstanding the foregoing, this opinion may be included in the proxy statement to be mailed to the holder of GFBC Shares in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement, will be in a form acceptable to us and our counsel.

         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of GFBC Shares from a financial point of view.

                                         Very truly yours,

                                         /s/ McDonald & Company Securities, Inc.

                                         MCDONALD & COMPANY SECURITIES, INC.

                                   APPENDIX C


SECTION 262.      APPRAISAL RIGHTS

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection (d) of this section with respect to such shares, who continuously hold such shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection (d) of this Section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this Chapter shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this Section. As used in this Section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a non-stock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a non-stock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sections 251 (other than a merger effected pursuant to subsection (g) of Section 251), 252, 254, 257, 258, 263 or 264 of this title;

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except (a) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof; (b) shares of stock of any other corporation or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders; (c) cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs (a), (b) and (c) of this paragraph; or (d) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing clauses (a), (b) and (c) of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

      (d)   Appraisal rights shall be perfected as follows:

            (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger of consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation of the date and the merger or consolidation has become effective; or

            (2) If the merger or consolidation was approved pursuant to
Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if then notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identify of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with the provisions of subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Registrar in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such as duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publications as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with the provisions of this Section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the

Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any other state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this Section or thereafter and the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation into which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

      (As amended by Ch. 186, Laws of 1967, Ch. 148, Laws of 1969, Ch. 106, Laws of 1973, Ch. 371, Laws of 1976, Chs. 25 and 152, Laws of 1981, Ch. 112,
Laws of 1983, Ch. 136, Laws of 1987, Ch. 352, Laws of 1988, Ch. 376, Laws of 1990, Ch. 337, Laws of 1992, Ch. 61, Laws of 1993, Ch. 262, Laws of 1994 and
Ch. 349, Laws of 1996.)

                                     PART II

Item 20.          Indemnification of Directors and Officers.
--------          ------------------------------------------

         (a)      DELAWARE GENERAL CORPORATION LAW

         Section 145 of the Delaware General Corporation Law, which governs indemnification by a corporation of officers, directors and agents, provides as follows:

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no directors, or if such directors so direct, by independent legal counsel in a written opinion or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance or on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

         (h) For purposes of this section, references to "corporation" shall include, in addition to the resulting corporation, all constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any services as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee health plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided with authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions or advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 1981, Ch. 112, Laws of 1983, Ch. 289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 261, Laws of 1994.)

         (b)      BY-LAWS OF CAMCO

         The By-laws of Camco contain the following provisions with respect to the indemnification of directors and officers:

         SECTION 7.01. MANDATORY INDEMNIFICATION. The corporation shall indemnify any officer or director of the corporation, and any officer (other than an assistant officer) or a director (i) of a subsidiary of the corporation or (ii) of a subsidiary of any such subsidiary, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without the limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or a subsidiary of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 7.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

         SECTION 7.02. COURT-APPROVED INDEMNIFICATION. Anything contained in the by-laws or elsewhere to the contrary notwithstanding:

         (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas of Franklin County, Ohio or such other court shall deem proper; and

         (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 7.02.

         SECTION 7.03. INDEMNIFICATION FOR EXPENSES. Anything contained in the by-laws or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01, or in any defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

         SECTION 7.04. DETERMINATION REQUIRED. Any indemnification required under Section 7.01 and not precluded under Section 7.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (C) by the stockholders, or (D) by the Court of Common Pleas of Franklin County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 7.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division
(A) or by independent legal counsel under division (B) or by the stockholders under division (C) of this Section 7.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by stockholders under division
(C) of this Section 7.04 shall be evidence in rebuttal of the presumption recited in Section 7.01.

         SECTION 7.05. ADVANCES FOR EXPENSES. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in
Section 7.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

         (A) if it shall ultimately be determined as provided in Section 7.04 that he is not entitled to be indemnified by the corporation as provided under
Section 7.01; or

         (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

         SECTION 7.06. ARTICLE SEVEN NOT EXCLUSIVE. The indemnification provided by this Article Seven shall not be exclusive of any other rights to which any person seeking indemnification may be entitled under the certificate of incorporation or any by-law agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         SECTION 7.07. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Seven.

         SECTION 7.08. CERTAIN DEFINITIONS. For purposes of this Article Seven, and as examples and not by way of limitation:

         (A) a person claiming indemnification under this Article Seven shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

         (B) references to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and references to a "subsidiary of the corporation" shall include another corporation if securities representing at least a majority of the voting power of such other corporation are owned by the corporation; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" within the meaning of that term as used in this Article Seven.

         Section 7.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article Seven may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Franklin County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Franklin County, Ohio in any such action, suit or proceeding.

Item 21.          Exhibits and Financial Statements Schedules
--------          -------------------------------------------

       (a)        Exhibits
                  --------

Exhibit No.       Description
-----------       -----------

     2 Agreement of Merger and Plan of Reorganization dated July 28, 1997, by and among Camco, GFBC, First Federal and Germantown.

     3(i) Third Restated Certificate of Incorporation of Camco, as amended.

     3(ii)        1987 Amended and Restated By-laws of Camco.

     4 Articles Fourth, Sixth, Eighth, Ninth, Tenth, Eleventh, Thirteenth, Fourteenth and Fifteenth of the Certificate of Incorporation of Camco and all Sections of Article Two,
                  Section 3.03 of Article Three, and Section 8.01 of Article Eight of the By-laws of Camco, defining the rights of Camco stockholders.

     5 Opinion of Vorys, Sater, Seymour and Pease regarding the legality of the shares of Camco being registered.

     8 Opinion of Vorys, Sater, Seymour and Pease regarding the tax consequences of the Merger.

     10(i)        Employment Agreement between Camco and Larry A. Caldwell.

     10(ii)       Employment Agreement between Camco and Anthony J. Popp.

     10(iii)      Employment Agreement between Marietta Savings and Anthony J.
                  Popp.

     13(i)        Annual Report to Stockholders for the year ended December 31,
                  1996.

     13(ii) Quarterly Report on Form 10-Q for the six-month period ended June 30, 1997.

     20           Notice of Special Meeting for GFBC.

     21           Subsidiaries of Camco.

     23(i)        Consent of Grant Thornton LLP.

     23(ii)       Consent of Crowe, Chizek and Company LLP

     23(iii)      Consent of Arthur Andersen LLP

     23(iv)       Consent of McDonald & Company Securities, Inc.

     23(v)        Consent of Vorys, Sater, Seymour and Pease

     27(a) Financial Data Schedule for GFBC at, and for the period ended, March 31, 1997.

     27(b) Financial Data Schedule for GFBC at, and for the period ended June 30, 1997.

     99(i)        Form of Proxy for GFBC.

     99(ii)       Reissued report of Arthur Andersen LLP

     99(iii)      Camco Proxy Statement for 1997 Annual Meeting

         (b)      Financial Statement Schedules
                  -----------------------------

                  All schedules for which provision is made in the applicable accounting regulations of the Commission are not required under related instructions or are inapplicable and, therefore, have been omitted.


         (c)      Opinion of  McDonald & Company Securities, Inc.
                  -----------------------------------------------

                  The Opinion of McDonald & Company Securities, Inc. has been provided as part of the Prospectus and Proxy Statement as Appendix B.


Item 22.  Undertakings
--------  ------------

         1. Insofar as indemnification for liabilities arising under the Securities Act of 1993, as amended (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         2. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         3. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Ohio, on September 22, 1997.

                                          CAMCO FINANCIAL CORPORATION


                                          By:  Larry A. Caldwell
                                              ----------------------------------
                                              Larry A. Caldwell
                                              its President, Chief Executive
                                              Officer, Chairman of the Board and
                                              Director


         Pursuant to the requirements of the Securities Act of 1933, this report has been duly signed below by the following persons in the capacities and on the dates indicated.


         Signature                         Title
         ---------                         -----


By: Anthony J. Popp                         By: James R. Hanawalt
    ----------------------------------           -------------------------------
    Anthony J. Popp                              James R. Hanawalt
    Principal Financial Officer,                 Director
    Principal Accounting Officer
    and Director

Date:  September 22, 1997                   Date:  September 22, 1997



By: Samuel W. Speck                         By:  Robert C. Dix, Jr.
    ----------------------------------           -------------------------------
    Samuel W. Speck                              Robert C. Dix, Jr.
    Director                                     Director

Date:  September 22, 1997                   Date:  September 22, 1997



By: Jeffrey T. Tucker                       By:  Kenneth R. Elshoff
    ----------------------------------           -------------------------------
    Jeffrey T. Tucker,                           Kenneth R. Elshoff
    Director                                     Director

Date:  September 22, 1997                   Date:  September 22, 1997



By: Paul D. Leake                           By:  Eric G. Spann
    ----------------------------------           -------------------------------
    Paul D. Leake                                Eric G. Spann
    Director                                     Director

Date:  September 22, 1997                   Date:  September 22, 1997

                           CAMCO FINANCIAL CORPORATION
                       Registration Statement on Form S-4

                                INDEX TO EXHIBITS
                                -----------------


    Exhibit No.                         Description
    -----------                         -----------

         2           Agreement of Merger and Plan of Reorganization      Included as Appendix A to the Prospectus
                     dated July 28, 1997, by and among Camco, GFBC,      and Joint Proxy Statement
                     First Federal and Germantown

       3(i)          Third Restated Certificate of Incorporation of      Incorporated by reference to the Annual
                     Camco, as amended.                                  Report on 10-KSB for the fiscal year ended
                                                                         December 31, 1996, filed with the Securities
                                                                         and Exchange Commission (the "SEC") on
                                                                         March 31, 1997 (the "1996 Form 10-KSB")

       3(ii)         1987 Amended and Restated By-laws of Camco          Incorporated by reference to the Annual
                                                                         Report on Form 10-KSB for the fiscal year
                                                                         ended December 31, 1990, filed with the
                                                                         SEC on April 29, 1991

         4           Articles Fourth, Sixth, Eighth, Ninth, Tenth,       Incorporated by reference to the
                     Eleventh, Thirteenth, Fourteenth and Fifteenth of   Registration Statement on Form S-4 filed
                     the Certificate of Incorporation of Camco and all   by Camco with the SEC on June 20, 1996,
                     Sections of Article Two, Section 3.03 of Article    Exhibit 4
                     Three, all Sections of Article Four, all Sections
                     of Article Six and Section 8.01 of Article Eight
                     of the By-laws of Camco, defining the rights of
                     Camco stockholders

         5 Opinion of Vorys, Sater, Seymour and Pease regarding the legality of the shares of Camco

         8 Opinion of Vorys, Sater, Seymour and Pease regarding the tax consequences of the Merger

       10(i)         Employment Agreement between Camco and Larry A.     Incorporated by reference to the Annual
                     Caldwell                                            Report on Form 10-KSB for the fiscal year
                                                                         ended December 31, 1995, filed with the
                                                                         Securities and Exchange Commission (the
                                                                         "SEC") on April 1, 1996 (the "1995 Form
                                                                         10-KSB"), Exhibit 10(ii)

      10(ii)         Employment Agreement between Camco and Anthony J.   Incorporated by reference to the Annual
                     Popp                                                Report on Form 10-KSB for the fiscal year
                                                                         ended December 31, 1993, filed with the SEC
                                                                         on March 31, 1994 (the "1993 form 10-KSB"),
                                                                         Exhibit 10(ii)

    Exhibit No.                         Description
    -----------                         -----------

      10(iii)        Employment Agreement between Marietta Savings and   Incorporated by reference to the 1993 Form
                     Anthony J. Popp                                     10-KSB, Exhibit 10(ii)

      13(i) Portions of the Annual Report to Stockholders for the year ended December 31, 1997

      13(ii) Quarterly Report on Form 10-Q for the six months ended June 30, 1997

      20             Notice of Special Meeting of GFBC

      21             Subsidiaries of Camco                               Incorporated by reference to the 1996 Form
                                                                         10-KSB, Exhibit 21


      23(i)          Consent of Grant Thornton LLP

      23(ii)         Consent of Crowe, Chizek and Company LLP

      23(iii)        Consent of Arthur Andersen LLP

      23(iv)         Consent of McDonald & Company Securities, Inc.

      23(v)          Consent of Vorys, Sater, Seymour and Pease

      27(i) Financial Data Schedule for GFBC at, and for the period ended, March 31, 1997

      27(ii) Financial Data Schedule for GFBC at, and for the period ended, June 30, 1997

      99(i)          Form of Proxy for GFBC

      99(ii)         Reissued Report for Arthur Andersen LLP

      99(iii)        Camco Proxy Statement for 1997 Annual Meeting       Incorporated by reference to the Definitive
                                                                         Proxy Statement for the 1997 Annual Meeting
                                                                         filed by Camco with the SEC on April 23, 1997